EXECUTION COPY

    Dated 22 February 2022
Super Senior Term and Revolving Facilities Agreement

between
Seadrill 2021 Limited
as Parent
Seadrill Rig Holding Company Limited
as RigCo
Seadrill Finance Limited
as Original Borrower
Global Loan Agency Services Limited
as Agent
GLAS Trust Corporation Limited
as Common Security Agent
and others

AMERICAS 108943557

Table of Contents
Page

AMERICAS 108943557	(i)

Page

47. Governing Law	107
48. Enforcement	107
Schedule 1 The Original Parties	108
Part 1 The Original Obligors	108
Part 2 The Original Lenders	114
Schedule 2 Conditions Precedent	116
Part 1 Conditions precedent to utilisation	116
Part 2 Conditions precedent required to be delivered by an Additional Obligor and any entity required to provide any Security under the terms of this Agreement	121
Schedule 3 Requests and Notices	123
Part 1 Utilisation Request Loans	123
Part 2 Selection Notice	124
Schedule 4 Form of Transfer Certificate	125
Schedule 5 Form of Assignment Agreement	127
Schedule 6 Form of Accession Deed	130
Schedule 7 Form of Resignation Letter	133
Schedule 8 Form of Compliance Certificate	134
Schedule 9 LMA Form of Confidentiality Undertaking	139
Schedule 10 Timetables	140
Schedule 11 Form of Increase Confirmation	141
Schedule 12 Form of Incremental Facility Notice	143
Schedule 13 Form of Incremental Facility Lender Certificate	148
Schedule 14 Common Terms	149
Schedule 15 Drilling Units	233
Schedule 16 The Recycling Units	239
Schedule 17 Form of Borrower Replacement Letter	240
Schedule 18 Corporate Structure	244
Schedule 19 Reference Rate Terms	249
Schedule 20 Daily Non-Cumulative Compounded RFR Rate	252
Schedule 21 Cumulative Compounded RFR Rate	254

AMERICAS 108943557	(ii)

This Agreement is made on 22 February 2022
Between:
(1)Seadrill 2021 Limited (whose name is to be changed to Seadrill Limited), of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, registration number 202100496, as ultimate parent and guarantor (the “Parent”);
(2)Seadrill Rig Holding Company Limited, of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, registration number 53436, as parent of the RigCo Group and guarantor (“RigCo”);
(3)Seadrill Finance Limited, of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, registration number 202100498, as borrower (the “Original Borrower”);
(4)Seadrill Treasury UK Limited, a company incorporated and existing under the laws of England and Wales, having its registered office at 2nd Floor, Building 11, Chiswick Business Park, 566 Chiswick High Road, London W4 5YS, with company no. 11267283, as guarantor (“Cash Pool Co”);
(5)The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”);
(6)The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as security providers (the “Original Security Providers”);
(7)The Financial Institutions listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);
(8)Global Loan Agency Services Limited, a company incorporated and existing under the laws of England and Wales, having its registered office at 55 Ludgate Hill, Level 1, West, London EC4M 7JW, United Kingdom, with company no. 08318601, as agent of the other Finance Parties (the “Agent”); and
(9)GLAS Trust Corporation Limited, a company incorporated and existing under the laws of England and Wales, having its registered office at 55 Ludgate Hill, Level 1, West, London EC4M 7JW, United Kingdom, with company no. 07927175, as common security agent and trustee for the Secured Parties (the “Common Security Agent”);
It is agreed as follows:
1.Definitions and Interpretation
1.1Definitions
In this Agreement:
“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).
“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.
“Additional Guarantor” means each company which becomes an Additional Guarantor in accordance with Clause 31 (Changes to the Obligors).
“Additional Obligor” means a Replacement Borrower or an Additional Guarantor.
“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
“Agent’s Spot Rate of Exchange” means:
(a)the Agent’s spot rate of exchange; or

AMERICAS 108943557

(b)(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.
“Aggregate Total Incremental Facility Commitments” means, at any time, the aggregate of the Total Incremental Facility Commitments relating to each Incremental Facility.
“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement under and as defined in the Senior Facility Agreement.
“Amortising Incremental Facility” means an Incremental Facility under which Clause 8.1 (Repayment of Term Loans) requires the aggregate Incremental Facility Loans to be repaid in instalments.
“Amortising Incremental Facility Loan” means a loan made or to be made under an Amortising Incremental Facility or the principal amount outstanding for the time being of that loan.
“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.
“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 6 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.
“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.
“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 6 (Ancillary Facilities).
“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 6 (Ancillary Facilities).
“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:
(c)the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);
(d)the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and
(e)the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.
“Asset Coverage Threshold” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

AMERICAS 108943557	1

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Availability Period” means:
(f)in relation to the Term Loan Facility, the period from and including the date of this Agreement to and including the Closing Date;
(g)in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date which is 3 months prior to the Termination Date for the Revolving Facility; and
(h)in relation to any Incremental Facility, the period specified as such in the Incremental Facility Notice relating to that Incremental Facility.
“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):
(i)the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of the Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and
(j)in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of the Revolving Facility only, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.
For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the following amounts shall not be deducted from that Lender’s Revolving Facility Commitment:
(i)that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and
(ii)that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.
“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.
“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.
“AWV” means the German foreign trade ordinance called Außenwirtschaftsverordnung.
“Backstop Commitment Letter” shall have the meaning given to that term in the PSA.
“Backstop Party” shall have the meaning given to that term in the Backstop Commitment Letter.
“Base Case Model” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Base Currency” means USD.
“Base Currency Amount” means:
(a)in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot

AMERICAS 108943557	2

Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and
(b)in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Obligors’ Agent pursuant to Clause 6.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.
“Baseline CAS” means any rate which is specified as such in the applicable Reference Rate Terms.
“Borrower” means the Original Borrower or a Replacement Borrower unless it has ceased to be a Borrower in accordance with Clause 31 (Changes to the Obligors).
“Break Costs” means any amount specified as such in the applicable Reference Rate Terms.
“Bullet Incremental Facility” means an Incremental Facility under which Clause 8.1 (Repayment of Term Loans) requires the aggregate Incremental Facility Loans to be repaid in full in a single instalment on the Termination Date.
“Bullet Incremental Facility Loan” means a loan made or to be made under a Bullet Incremental Facility or the principal amount outstanding for the time being of that loan.
“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in Oslo, London and New York (or any other relevant place of payment under Clause 35 (Payment Mechanics)) and, in relation to:
(c)any date for payment or purchase of an amount relating to a Loan; or
(d)the determination of the first day or the last day of an Interest Period for a Loan, or otherwise in relation to the determination of the length of such an Interest Period, any day which is an Additional Business Day relating to that Loan or Unpaid Sum.
“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.
“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.
“Change of Control” has the meaning given to that term in clause 2.5 (Change of control) of Schedule 14 (Common Terms).
“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
“Charter Contracts” means each of the charter contracts for the employment of the Drilling Units listed in Schedule 15 (The Drilling Units) (as updated in accordance with clause 5.11(a) of Schedule 14 (Common Terms)).
“Closing Date” means the time when the conditions pursuant to paragraphs (a), (b) and (c) of Clause 4.1 (Initial conditions precedent) have been satisfied.
“Code” means the US Internal Revenue Code of 1986.
“Commitment” means a Term Loan Facility Commitment, Incremental Facility Commitment or Revolving Facility Commitment.
“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

AMERICAS 108943557	3

“Compounded Rate Interest Payment” means the aggregate amount of interest that:
(e)is, or is scheduled to become, payable under any Finance Document; and
(f)relates to a Loan.
“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Loan, the percentage rate per annum which is the aggregate of:
(g)the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and
(h)the applicable Credit Adjustment Spread (if any).
“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:
(i)is agreed in writing by the Obligors’ Agent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);
(j)specifies a calculation methodology for that rate; and
(k)has been made available to the Obligors’ Agent and each Finance Party.
“Confidential Information” means all information relating to the Parent, any Obligor, the Group, any Non-Recourse Subsidiary, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:
(l)any member of the Group or any of its advisers; or
(m)another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(i)information that:
(A)is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidential Information); or
(B)is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(ii)any Funding Rate.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Obligors’ Agent and the Agent.
“Credit Adjustment Spread” means the applicable Baseline CAS.
“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set

AMERICAS 108943557	4

out in Schedule 21 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.
“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 20 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.
“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.
“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:
(a)purchases by way of assignment or transfer;
(b)enters into any sub-participation in respect of; or
(c)enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
“Default” means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
“Defaulting Lender” means any Lender:
(d)which has failed to make its participation in a Loan available (or has notified the Agent or the Obligors’ Agent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);
(e)which has otherwise rescinded or repudiated a Finance Document; or
(f)with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(A)administrative or technical error; or
(B)a Disruption Event, and
payment is made within five Business Days of its due date; or
(ii)the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Common Security Agent.
“Designated Gross Amount” means the amount notified by the Obligors’ Agent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.
“Designated Net Amount” means the amount notified by the Obligors’ Agent to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.
“Disruption Event” means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to

AMERICAS 108943557	5

be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)from performing its payment obligations under the Finance Documents; or
(ii)from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Drilling Units” means each of the drilling units listed in Schedule 15 (The Drilling Units), each of which is owned by the Drilling Unit Owner as set out therein and as updated in accordance with clause 5.11(a) of Schedule 14 (Common Terms) (and subject to any disposal or acquisition in accordance with the terms of the Finance Documents).
“Drilling Unit Owners” means each of the owners of the respective Drilling Units as set out in Schedule 15 (The Drilling Units) (as updated in accordance with clause 5.11(a) of Schedule 14 (Common Terms)) and any Additional Guarantor becoming the owner of a Drilling Unit in accordance with the terms of the Finance Documents.
“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Obligors’ Agent and which, in each case, is not a member of the Group.
“Environmental Claim” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Establishment Date” means, in relation to an Incremental Facility, the later of:
(a)the proposed Establishment Date specified in the relevant Incremental Facility Notice; and
(b)the date on which the Agent executes the relevant Incremental Facility Notice.
“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default).
“Exit Fee” means any exit fee payable pursuant to Clause 15.3 (Exit fee).
“Facility” means a Term Facility or the Revolving Facility.
“Facility Office” means the office or offices notified by a Lender or Finance Party to the Agent in writing on or before the date it becomes a Lender or Finance Party (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
“FATCA” means:
(a)sections 1471 to 1474 of the Code or any associated regulations;
(b)any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

AMERICAS 108943557	6

“FATCA Application Date” means:
(d)in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(e)in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means:
(f)any letter or letters dated on or about the date of this Agreement between the Agent and the Original Borrower or the Common Security Agent and the Original Borrower setting out any of the fees referred to in Clause 15 (Fees);
(g)any agreement setting out fees payable to a Finance Party referred to in paragraph (g) of Clause 2.3 (Increase) or Clause 15.7 (Interest, commission and fees on Ancillary Facilities) or under any other Finance Document; and
(h)any agreement setting out fees payable in respect of an Incremental Facility referred to in Clause 7.9 (Incremental Facility fees).
“Finance Document” means this Agreement, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Incremental Facility Notice, the Intercreditor Agreement, any Resignation Letter, any Reference Rate Supplement, any Compounding Methodology Supplement, any Selection Notice, any Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Obligors’ Agent.
“Finance Party” means the Agent, the Common Security Agent, a Lender or any Ancillary Lender.
“Financial Indebtedness” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“First Utilisation Date” has the meaning given to that term in paragraph (c) of Clause 4.2 (Further conditions precedent).
“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.3 (Cost of funds).
“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.
“Group” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors).
“Hemen Investor” has the meaning given to that term in the Intercreditor Agreement.
“Holding Company” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Impaired Agent” means the Agent at any time when:

AMERICAS 108943557	1

(i)it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(j)the Agent otherwise rescinds or repudiates a Finance Document;
(k)(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or
(l)an Insolvency Event has occurred and is continuing with respect to the Agent;
unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(A)administrative or technical error; or
(B)a Disruption Event; and
payment is made within five Business Days of its due date; or
(ii)the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation).
“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).
“Incremental Facility” means any term loan facility that may be established and made available under this Agreement as described in Clause 7 (Establishment of Incremental Facilities).
“Incremental Facility Cap” means, at any time, an aggregate principal amount equal to (a) USD 50,000,000 (or its equivalent in any other currency) less (b) the outstanding principal amounts and commitments under any Incremental Facility (including, for the avoidance of doubt, any undrawn and un-cancelled commitments) at such time.
“Incremental Facility Commitment” means:
(a)in relation to a Lender which is an Incremental Facility Lender, the amount in the Base Currency set opposite its name under the heading “Incremental Facility Commitment” in the relevant Incremental Facility Notice and the amount of any other Incremental Facility Commitment relating to the relevant Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and
(b)in relation to an Incremental Facility and any other Lender, the amount in the Base Currency of any Incremental Facility Commitment relating to that Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Incremental Facility Conditions Precedent” means, in relation to an Incremental Facility:
(c)any document and other evidence specified as such in the relevant Incremental Facility Notice; and
(d)any applicable Incremental Facility Supplemental Security.
“Incremental Facility Lender” means, in relation to an Incremental Facility, any entity which is listed as such in the relevant Incremental Facility Notice.
“Incremental Facility Lender Certificate” means a document substantially in the form set out in Schedule 13 (Form of Incremental Facility Lender Certificate).

AMERICAS 108943557	2

“Incremental Facility Loan” means, in relation to an Incremental Facility, a loan made or to be made under that Incremental Facility or the principal amount outstanding for the time being of that loan.
“Incremental Facility Majority Lenders” means, in relation to an Incremental Facility, a Lender or Lenders whose Incremental Facility Commitments relating to that Incremental Facility aggregate more than 66⅔ per cent. of the Total Incremental Facility Commitments relating to that Incremental Facility (or, if those Total Incremental Facility Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of those Total Incremental Facility Commitments immediately prior to that reduction).
“Incremental Facility Notice” means a notice substantially in the form set out in Schedule 12 (Form of Incremental Facility Notice).
“Incremental Facility Repayment Date” means, in relation to an Amortising Incremental Facility, any date specified as an Incremental Facility Repayment Date in the Incremental Facility Notice relating to that Incremental Facility.
“Incremental Facility Supplemental Security” means, in relation to an Incremental Facility, such documents (if any) as are reasonably necessary to provide the Incremental Facility Lenders under that Incremental Facility with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Lenders under each other Term Facility pursuant to the Finance Documents (other than any lack of equivalence directly consequent to being provided later in time).
“Incremental Facility Terms” means, in relation to an Incremental Facility:
(e)the currency;
(f)the Total Incremental Facility Commitments;
(g)the Margin;
(h)the level of commitment fee payable pursuant to Clause 15.1 (Commitment fee) in respect of that Incremental Facility;
(i)that the Original Borrower or Replacement Borrower is the Borrower to which that Incremental Facility is to be made available;
(j)the purpose(s) for which all amounts borrowed under that Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose);
(k)the Availability Period;
(l)any Incremental Facility Conditions Precedent;
(m)the repayment terms for that Incremental Facility for the purposes of Clause 8.1 (Repayment of Term Loans) and the effect of cancellation and prepayment of the Incremental Facility for the purposes of Clause 8.3 (Effect of cancellation and prepayment on scheduled repayments and reductions);
(n)in the case of a Bullet Incremental Facility, whether the Lenders under that Incremental Facility are permitted to elect to waive prepayments of that Incremental Facility pursuant to Clause 11.8 (Prepayment elections); and
(o)the Termination Date,
each as specified in the Incremental Facility Notice relating to that Incremental Facility.
“Information Nominee” has the meaning given to that term in clause 5.14 (Public Lenders) of Schedule 14 (Common Terms).
“Insolvency Event” in relation to an entity means that the entity:
(p)is dissolved (other than pursuant to a consolidation, amalgamation or merger);

AMERICAS 108943557	3

(q)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(r)makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(s)institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(t)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);
(h)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
(i)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or
(j)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
“Intercreditor Agreement” means the intercreditor agreement dated the same date as this Agreement and made between, among others, the Parent, RigCo, the Debtors (as defined in the Intercreditor Agreement), the Common Security Agent, the agent under the Senior Facility Agreement, the Agent, the Hemen Investor and the Intra-Group Lenders (as defined in the Intercreditor Agreement).
“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).
“Intra-Group Charterer” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Intra-Group Charterparties” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).

AMERICAS 108943557	4

“Lender” means:
(a)any Original Lender; and
(b)any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.3 (Increase), Clause 7 (Establishment of Incremental Facilities) or Clause 29 (Changes to the Lenders),
which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.
“LMA” means the Loan Market Association.
“Loan” means a Term Loan or a Revolving Facility Loan.
“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.
“Majority Lenders” means:
(c)(for the purposes of paragraph (a) of Clause 41.2 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Revolving Facility of the condition in Clause 4.2 (Further conditions precedent)), a Lender or Lenders whose Revolving Facility Commitments aggregate more than 66⅔ per cent. of the Total Revolving Facility Commitments;
(d)(for the purposes of paragraph (a) of Clause 44.2 (Required consents) in the context of a waiver in relation to a proposed Utilisation of the Term Loan of the condition in Clause 4.2 (Further conditions precedent)), a Lender or Lenders whose Term Loan Facility Commitments aggregate more than 66⅔ per cent. of the Total Term Loan Facility Commitments;
(e)(for the purposes of paragraph (a) of Clause 41.2 (Required consents) in the context of a waiver in relation to a proposed Utilisation of an Incremental Facility of the condition in Clause 4.2 (Further conditions precedent)), the Incremental Facility Majority Lenders under that Incremental Facility; and
(f)(in any other case), a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to that reduction).
“Majority Senior Lenders” means the Required Majority under and as defined in the Senior Facility Agreement.
“Mandatory Prepayment Fee” means any prepayment fee payable pursuant to Clause 15.4(a) (Prepayment fees) or Clause 15.4(c) (Prepayment fees).
“Margin” means:
(g)in relation to any Term Loan Facility Loan, 7.0 per cent. per annum;
(h)in relation to any Incremental Facility Loan, the percentage rate per annum specified as such in the Incremental Facility Notice relating to the Incremental Facility under which that Incremental Facility Loan is made or is to be made;
(i)in relation to any Revolving Facility Loan, 7.0 per cent. per annum;
(j)in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and
(k)in relation to any other Unpaid Sum, the highest rate specified above.
“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

AMERICAS 108943557

“Market Value” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.
“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.
“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.
“New Lender” has the meaning given to that term in Clause 29 (Changes to the Lenders).
“Non-Consenting Lender” has the meaning given to that term in Clause 41.8 (Replacement of Lender).
“Non-Recourse Subsidiary” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Obligor” means a Borrower or a Guarantor.
“Obligors’ Agent” means RigCo, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).
“Original Obligor” means the Original Borrower or an Original Guarantor.
“Party” means a party to this Agreement.
“Plan” shall have the meaning given to that term in the PSA.
“Private Lender” has the meaning given to that term in clause 5.14 (Public Lenders) of Schedule 14 (Common Terms).
“Private Lender Information” has the meaning given to that term in clause 5.14 (Public Lenders) of Schedule 14 (Common Terms).
“PSA” means the plan support and lock-up agreement relating to the recapitalisation plan for the Group dated 23 July 2021.
“Public Lender” has the meaning given to that term in clause 5.14 (Public Lenders) of Schedule 14 (Common Terms).
“Published Rate” means an RFR.
“Published Rate Replacement Event” means, in relation to a Published Rate:
(a)the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Obligors’ Agent, materially changed;
(b)
(i)
(A)the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent,

AMERICAS 108943557	2

provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;
(ii)the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;
(iii)the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used.
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.
“Reference Rate Supplement” means a document which:
(a)is agreed in writing by the Obligors’ Agent and the Agent (acting on the instructions of the Majority Lenders);
(b)specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and
(c)has been made available to the Obligors’ Agent and each Finance Party.
“Reference Rate Terms” means in relation to:
(d)a Loan or an Unpaid Sum;
(e)an Interest Period for such a Loan or Unpaid Sum (or other period for the accrual of commission or fees);
(f)any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum, the terms set out (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees) for the category of that Loan, Unpaid Sum or accrual, in Schedule 19 (Reference Rate Terms) or in any Reference Rate Supplement.
“Related Fund” means, in relation to a fund (the “first fund”), a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Relevant Market” means the Relevant Market specified as such in the applicable Reference Rate Terms.
“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
“Repayment Instalment” means, in relation to an Amortising Incremental Facility, any instalment for repayment specified as a Repayment Instalment in the Incremental Facility Notice relating to that Incremental Facility.
“Repeating Representations” means each of the representations specified as repeating pursuant to clause 4.25 (Repetition) of Schedule 14 (Common Terms).
“Replacement Borrower” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Replacement Reference Rate” means a reference rate which is:

AMERICAS 108943557	3

(g)formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;
(b)in the opinion of the Majority Lenders and the Obligors’ Agent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Published Rate; or
(c)in the opinion of the Majority Lenders and the Obligors’ Agent, an appropriate successor to a Published Rate.
“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.
“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).
“Restructuring Effective Date” shall have the meaning given to that term in the PSA.
“Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).
“Revolving Facility Commitment” means:
(d)in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and
(e)in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.
“Revolving Facility Utilisation” means a Revolving Facility Loan.
“RFR” means the rate specified as such in the applicable Reference Rate Terms.
“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.
“RigCo Group” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“RigCo Ongoing Liquidity” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).

AMERICAS 108943557	4

“Rollover Loan” means one or more Revolving Facility Loans:
(f)made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;
(g)the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan; and
(h)made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.
“Sanctions” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Seadrill” means Seadrill Limited, of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, registration number 53439.
“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate, and each agent, arranger and lender from time to time party to the Senior Facility Agreement.
“Security” means a mortgage, charge (whether fixed or floating), pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Security Documents” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Security Principles” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Security Providers” means each of the Original Security Providers and any other entity (other than an Obligor) which at any time provides Security pursuant to any Security Document.
“Selection Notice” means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests and Notices) given in accordance with Clause 13 (Interest Periods) in relation to a Term Facility.
“Senior Facility” means the loan facility made available under the Senior Facility Agreement.
“Senior Facility Agreement” means the USD 682,992,430 senior facility agreement dated the same date as this Agreement and made between, among others, the Parent, RigCo, Cash Pool Co, Global Loan Agency Services Limited as facility agent and the Common Security Agent.
“Senior Finance Documents” means the Finance Documents under and as defined in the Senior Facility Agreement.
“Senior Finance Party” means a Finance Party under and as defined in the Senior Facility Agreement.
“Senior Lender” means a Lender under and as defined in the Senior Facility Agreement.
“Senior Secured Finance Documents” means the Finance Documents and the Senior Finance Documents.
“Senior Secured Finance Parties” means the Finance Parties and the Senior Finance Parties.
“Separate Loan” has the meaning given to that term in Clause 8.2 (Repayment of Revolving Facility Loans).
“Simple Majority Lenders” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).

AMERICAS 108943557	5

“Simple Majority RFA/NMFA Lenders” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Specified Time” means a day or time determined in accordance with Schedule 10 (Timetables).
“Subsidiary” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Supra Majority Lenders” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Taxes” and “Taxation” shall be construed accordingly.
“Term Facility” means the Term Loan Facility or any Incremental Facility.
“Term Loan” means a Term Loan Facility Loan or an Incremental Facility Loan.
“Term Loan Facility” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).
“Term Loan Facility Commitment” means:
(i)in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Term Loan Facility Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Term Loan Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and
(j)in relation to any other Lender, the amount in the Base Currency of any Term Loan Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
“Term Loan Facility Loan” means a loan made or to be made under the Term Loan Facility or the principal amount outstanding for the time being of that loan.
“Termination Date” means:
(k)in relation to each of the Term Loan Facility and the Revolving Facility, 15 December 2026; and
(l)in relation to an Incremental Facility, the date specified as such in the Incremental Facility Notice relating to that Incremental Facility.
“Total Commitments” means the aggregate of the Total Term Loan Facility Commitments, the Aggregate Total Incremental Facility Commitments and the Total Revolving Facility Commitments, being USD 300,000,000 at the date of this Agreement.
“Total Term Loan Facility Commitments” means the aggregate of the Term Loan Facility Commitments, being USD 175,000,000 at the date of this Agreement.
“Total Incremental Facility Commitments” means, in relation to an Incremental Facility, the aggregate of the Incremental Facility Commitments relating to that Incremental Facility.
“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being USD 125,000,000 at the date of this Agreement.
“Transaction Security” has the meaning given to that term in clause 1.1 (Definitions) of Schedule 14 (Common Terms).
“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Obligors’ Agent.

AMERICAS 108943557	6

“Transfer Date” means, in relation to an assignment or a transfer, the later of:
(m)the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(n)the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.
“US” means the United States of America.
“US Bankruptcy Code” means Title 11 of The United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor thereto.
“Utilisation” means a Loan.
“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.
“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices).
“VAT” means:
(o)any value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto;
(p)any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(q)any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.
“Waivable Bullet Incremental Facility” means a Bullet Incremental Facility in respect of which the relevant Incremental Facility Notice specifies that Lenders are permitted to elect to waive prepayments of that Bullet Incremental Facility pursuant to Clause 11.8 (Prepayment elections).
1.2Construction
(a)Unless a contrary indication appears, a reference in this Agreement to:
(i)the “Agent”, the “Common Security Agent”, any “Drilling Unit Owner”, any “Finance Party”, the “Hemen Investor”, any “Intra-Group Charterer”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, any “Security Provider”, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Agent and the Common Security Agent, any person for the time being appointed as Agent or Common Security Agent in accordance with the Finance Documents;
(ii)a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Obligors’ Agent and the Agent or, if not so agreed, is in the form specified by the Agent;
(iii)“assets” includes present and future properties, revenues and rights of every description;
(iv)a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that

AMERICAS 108943557	7

participation in that Loan for a period equal in length to the Interest Period of that Loan;
(v)a “Finance Document”, “drilling contract”, “Charter Contract”, “Intra-Group Charterparty” or a “Senior Secured Finance Document” or any other agreement or instrument is a reference to that Finance Document or Senior Secured Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(vi)a “group of Lenders” includes all the Lenders;
(vii)“guarantee” means (other than in Clause 21 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;
(viii)“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(ix)a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);
(x)a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type which is customarily complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;
(xi)a provision of law is a reference to that provision as amended or re-enacted from time to time; and
(xii)a time of day is a reference to London time.
(b)The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
(c)Section, Clause and Schedule headings are for ease of reference only.
(d)Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(e)A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.
(f)The representations and undertakings given in clauses 4.22 (Sanctions), 7.2 (Compliance with laws and sanctions) and 7.24 (Sanctions) of Schedule 14 (Common Terms) respectively shall not apply for the benefit of a Finance Party who notifies the Agent to this effect if and to the extent that it is or would be unenforceable by or in respect of that Finance Party by reason of any violation of, conflict with or liability of section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverodnung) (in conjunction with section 4, paragraph 1a, no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 (in conjunction with Commission Delegated Regulation EU 2018/1100) or any similar anti-boycott laws or regulation by that Finance Party.
(g)A Borrower “repaying” or “prepaying” Ancillary Outstandings means:

AMERICAS 108943557	1

(i)that Borrower providing cash cover in respect of the Ancillary Outstandings;
(ii)the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or
(iii)the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility, and the amount by which Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.
(h)An amount borrowed includes any amount utilised under an Ancillary Facility.
(i)A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(i)any replacement page of that information service which displays that rate; and
(ii)the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Obligors’ Agent.
(j)A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(k)Any Reference Rate Supplement overrides anything in:
(i)Schedule 19 (Reference Rate Terms); or
(ii)any earlier Reference Rate Supplement.
(l)A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)Schedule 20 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 21 (Cumulative Compounded RFR Rate), as the case may be; or
(ii)any earlier Compounding Methodology Supplement.
1.3Currency symbols and definitions
“$”, “USD” and “dollars” denote the lawful currency of the United States of America.
1.4Third party rights
(a)Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.
(b)Subject to paragraph (a) of Clause 41.5 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
1.5Non-applicable provisions between the Obligors and German Lenders
(a)To the extent a Finance Party resident in Germany (“Inländer”) within the meaning of Section 2 Paragraph 15 of the AWV and therefore subject to Section 7 of the AWV would not be permitted to make a representation or grant an undertaking (to be) made or (to be) granted by an Obligor with respect to Sanctions under any of the Finance Documents, such Finance Party shall not, in the event of a breach by an Obligor of any such representation or undertaking be entitled to invoke or declare an Event of

AMERICAS 108943557

Default or vote for a cancellation of the Total Commitments and immediate repayment of the Loan in accordance with Clause 28.2 (Acceleration).
(b)The representations and undertakings in clauses 4.22 (Sanctions), 7.2 (Compliance with laws and sanctions) and 7.24 (Sanctions) of Schedule 14 (Common Terms), and the mandatory prepayment set out in clause 2.4 (Sanctions) of Schedule 14 (Common Terms) in favour of or to any Inländer are granted only to the extent that such Finance Party would be permitted to make such representations or undertakings or carry out such prepayment pursuant to Section 7 of the AWV. As a consequence, a Finance Party resident in Germany may not vote in favour of the Agent exercising any rights as set out in these Clauses if an Event of Default occurs solely as a result of misrepresentation of such representations or breach of such covenants which are not made or given for the benefit of the Finance Party resident in Germany and, for the purposes of ascertaining the Majority Lenders or whether any percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained in respect of such vote, such Lenders’ Commitments and/or part of the Loan will be deemed to be zero for the purposes of such vote.
1.6Intercreditor Agreement
In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.
2.The Facilities
1.1The Facilities
(a)Subject to the terms of this Agreement, the Lenders make available:
(i)a Base Currency term loan facility in an aggregate amount equal to the Total Term Loan Facility Commitments; and
(ii)a Base Currency revolving credit facility in an aggregate amount equal to the Total Revolving Facility Commitments.
(b)The Term Loan Facility and the Revolving Facility will be available to the Original Borrower or any Replacement Borrower.
(c)Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Revolving Facility Commitment available to the Original Borrower or any Replacement Borrower as an Ancillary Facility.
1.2Incremental Facilities
One or more Incremental Facilities may be established and made available pursuant to Clause 7 (Establishment of Incremental Facilities).
1.3Increase
(a)The Obligors’ Agent may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:
(i)the Available Commitments of a Defaulting Lender in accordance with Clause 9.6 (Right of cancellation in relation to a Defaulting Lender); or
(ii)the Commitments of a Lender in accordance with:
(A)Clause 9.1 (Illegality); or
(B)paragraph (a) of Clause 9.5 (Right of cancellation and repayment in relation to a single Lender), request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available

AMERICAS 108943557	1

Commitments or Commitments relating to that Facility so cancelled as follows:
(iii)the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;
(iv)each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;
(v)each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;
(vi)the Commitments of the other Lenders shall continue in full force and effect; and
(vii)any increase in the Commitments relating to a Facility shall take effect on the date specified by the Obligors’ Agent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.
(b)The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.
(c)The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.
(d)Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.
(e)RigCo or the Borrower shall promptly on demand pay the Agent and the Common Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Common Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.
(f)The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 29.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 29.5 (Procedure for transfer) and if the Increase Lender was a New Lender.
(g)RigCo or the Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Obligors’ Agent and the Increase Lender in a Fee Letter.
(h)Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an

AMERICAS 108943557	1

Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.
(i)Clause 29.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:
(i)an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;
(ii)the “New Lender” were references to that “Increase Lender”; and
(iii)a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.
1.4Finance Parties’ rights and obligations
(a)The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.
(c)A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
1.5Obligors’ Agent
(a)Each Obligor (other than RigCo) by its execution of this Agreement or an Accession Deed irrevocably appoints RigCo (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)RigCo on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to agree any Incremental Facility Terms and to deliver any Incremental Facility Notice, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and
(ii)each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Obligors’ Agent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became

AMERICAS 108943557	1

an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.
3.Purpose
1.1Purpose
(a)Each Borrower shall apply all amounts borrowed by it under the Term Loan Facility towards:
(i)the prepayment of amounts outstanding under the USD 360,000,000 senior secured credit facility agreement originally dated 9 April 2013 between, amongst others, Asia Offshore Rig 1 Limited, Asia Offshore Rig 2 Limited and Asia Offshore Rig 3 Limited as borrowers and Global Loan Agency Services Limited as agent (including, without limitation, principal plus accrued prepetition and post-petition interest, and all fees, penalties, premiums, and any other amounts due);
(ii)drilling unit stacking, maintenance and drilling unit reactivation costs; and
(iii)general corporate and working capital purposes (including, without limitation, the payment of the arrangement fee set out below and other fees, costs and expenses incurred in connection with the Term Loan Facility and the Revolving Facility, but excluding acquisitions of companies, businesses and undertakings and excluding investments in joint ventures (other than existing joint ventures in respect of Drilling Units owned by the Group)).
(b)Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards the general corporate and working capital purposes of the Group (but not towards acquisitions of companies, businesses or undertakings, investment in any joint ventures (other than joint ventures in respect of Drilling Units owned by the Group) or prepayment of any Term Loan or, in the case of any utilisation of any Ancillary Facility, towards prepayment of any Revolving Facility Utilisation).
(c)Each Borrower shall apply all amounts borrowed by it under an Incremental Facility for one or more of the purposes specified in paragraph (c) of Clause 7.5 (Restrictions on Incremental Facility Terms and fees).
1.2Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4.Conditions of Utilisation
1.1Initial conditions precedent
(a)The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation:
(i)all conditions to the Restructuring Effective Date (other than Utilisation of the Term Loan Facility or any conditions to be satisfied using the proceeds of such Utilisation) have been satisfied; and
(ii)each of the Agent and/or the Common Security Agent (as applicable) has received or, in respect of any condition which by its nature cannot be satisfied prior to the Restructuring Effective Date, will upon the occurrence of the Restructuring Effective Date receive (such conditions to be in agreed form before the Agent gives its confirmation under paragraph (b) below) all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions precedent) in form and substance satisfactory to (i) other than in the case of the Base Case Model, the CoCom and the Ad Hoc Group in accordance with,

AMERICAS 108943557	1

and each as defined in, the Plan (certified, notarised and/or apostilled as required), or (ii) in the case of the Base Case Model, those members of the CoCom and the Ad Hoc Group (each as defined in the Plan) who have notified the Agent (with a copy to the Obligors’ Agent) in writing that they are or intend to be Private Lenders and accordingly wish to receive and access Private Lender Information.
(b)Upon satisfaction of all conditions to the Closing Date (other than any condition which by its nature cannot be satisfied prior to the Restructuring Effective Date) the CoCom and the Ad Hoc Group (each as defined in the Plan) shall promptly so confirm to the Agent and, subsequently, the Agent shall promptly so confirm to the Obligors’ Agent.
(c)The Agent shall promptly notify the respective Finance Parties and the Obligors’ Agent of the occurrence of the Closing Date.
(d)The Agent is irrevocably authorised by the CoCom and the Ad Hoc Group (each as defined in the Plan) to temporarily waive (in whole or in part and with or without conditions), for a period of two (2) Business Days, the fulfilment of any condition and/or the delivery of any document and/or other evidence specified in paragraph (a) above. The Finance Parties shall be notified by the Agent of a waiver granted pursuant to this paragraph.
(e)Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the confirmations and notifications described in paragraphs (b) and (c) above, the Lenders authorise (but do not require) the Agent to give those confirmations and notifications. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such confirmations or notifications.
(f)The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Incremental Facility Loan if, on or before the Utilisation Date for that Loan, the Agent has received all of the Incremental Facility Conditions Precedent relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent (acting on the instructions of the Incremental Facility Lenders). The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.
(g)Other than to the extent that the Incremental Facility Majority Lenders under the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (f) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
1.2Further conditions precedent
Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)in the case of a Rollover Loan, notwithstanding that an Event of Default may be continuing or that any of the Repeating Representations may not be correct, no notice has been delivered pursuant to Clause 28.2 (Acceleration);
(b)in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and
(c)in relation to any Utilisation on the date on which the Term Loan Facility is first utilised (the “First Utilisation Date”), all the representations and warranties set out in clause 4 (Representations and Warranties) of Schedule 14 (Common Terms) or, in relation to any other Utilisation, other than in the case of a Rollover Loan, the Repeating Representations to be made by each Obligor are true in all material respects by reference to the facts and circumstances then subsisting.

AMERICAS 108943557	1

1.3Conditions Subsequent
The Obligors’ Agent shall procure that any document, authorisation or other condition (if any) reasonably requested by the Agent and/or the Common Security Agent (acting on the instructions of the CoCom and the Ad Hoc Group (each as defined in the Plan)) after the later of (i) the date on which this Agreement is substantially agreed among the Parties, and (ii) the date falling two (2) weeks prior to the Closing Date, but in each case prior to or on the Closing Date, shall be provided no later than five (5) Business Days after the Restructuring Effective Date or such other period agreed between the Obligors’ Agent and the Agent and/or Common Security Agent (acting on the instructions of the CoCom and the Ad Hoc Group (each as defined in the Plan)) (as applicable), both acting reasonably by reference to the condition subsequent requested.
1.4Maximum number of Utilisations
(a)A Borrower (or the Obligors’ Agent) may not deliver a Utilisation Request if as a result of the proposed Utilisation:
(i)two or more Term Loans (other than Incremental Facility Loans) would be outstanding;
(ii)10 or more Revolving Facility Utilisations would be outstanding; or
(iii)5 or more Incremental Facility Loans would be outstanding.
(b)A Borrower (or the Obligors’ Agent) may not request that a Term Loan Facility Loan or an Incremental Facility Loan be divided if, as a result of the proposed division, 4 or more Term Loan Facility Loans or 5 or more Incremental Facility Loans would be outstanding.
(c)Any Separate Loan shall not be taken into account in this Clause 4.4.
5.Utilisation – Loans
1.1Delivery of a Utilisation Request
(a)The Original Borrower (or the Obligors’ Agent on its behalf) may utilise the Term Loan Facility on the Closing Date by delivery to the Agent of a duly completed Utilisation Request not later than the Closing Date.
(b)Other than with respect to the Utilisation of the Term Loan Facility on the Closing Date, a Borrower (or the Obligors’ Agent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.
1.2Completion of a Utilisation Request for Loans
(a)Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:
(i)it identifies the Facility to be utilised;
(ii)the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;
(iii)the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and
(iv)the proposed Interest Period complies with Clause 13 (Interest Periods).
(b)Only one Utilisation may be requested in each Utilisation Request.
1.3Currency and amount
(a)The currency specified in a Utilisation Request must be:

AMERICAS 108943557

(i)in relation to a Term Facility, the Base Currency; and
(ii)in relation to the Revolving Facility, the Base Currency.
(b)The amount of the proposed Utilisation must be:
(i)an amount equal to USD 175,000,000 for the Term Loan Facility or, if less, the Available Facility; or
(ii)for the Revolving Facility, a minimum of USD 5,000,000 or, if less, the Available Facility; or
(iii)at least such minimum amount as is specified (if any) in the relevant Incremental Facility Notice delivered in respect of the relevant Incremental Facility.
1.4Lenders’ participation
(a)If the conditions set out in this Agreement have been met, and subject to Clause 8.2 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.
(b)Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
(c)If a Revolving Facility Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments.
1.5Limitations on Utilisations
(a)The Revolving Facility shall not be utilised unless the Term Loan Facility has been utilised.
(b)The Term Loan Facility may only be utilised on the First Utilisation Date.
(c)The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed USD 50,000,000.
(d)No Incremental Facility shall be utilised unless the Term Loan Facility has been utilised.
1.6Cancellation of Commitment
(a)The Term Loan Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Term Loan Facility.
(b)The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.
(c)The Incremental Facility Commitments relating to an Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Facility.
6.Ancillary Facilities
1.1Type of Facility
An Ancillary Facility may be by way of:

AMERICAS 108943557

(a)an overdraft facility;
(b)a guarantee, bonding, documentary or stand-by letter of credit facility;
(c)a short term loan facility;
(d)a derivatives facility;
(e)a foreign exchange facility; or
(f)any other facility or accommodation required in connection with the business of the Group and which is agreed by the Obligors’ Agent with an Ancillary Lender.
1.2Availability
(a)If the Obligors’ Agent and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Revolving Facility Commitment as an Ancillary Facility.
(b)An Ancillary Facility shall not be made available unless, not later than five Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Obligors’ Agent:
(i)a notice in writing of the establishment of an Ancillary Facility and specifying:
(A)the proposed Borrower(s) which may use the Ancillary Facility;
(B)the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;
(C)the proposed type of Ancillary Facility to be provided;
(D)the proposed Ancillary Lender;
(E)the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and
(F)the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and
(ii)any other information which the Agent may reasonably request in connection with the Ancillary Facility.
(c)The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.
(d)Subject to compliance with paragraph (b) above:
(i)the Lender concerned will become an Ancillary Lender; and
(ii)the Ancillary Facility will be available,
with effect from the date agreed by the Obligors’ Agent and the Ancillary Lender.
1.3Terms of Ancillary Facilities
(a)Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Obligors’ Agent.
(b)Those terms:
(i)must be based upon normal commercial terms at that time (except as varied by this Agreement);
(ii)may allow only Borrowers to use the Ancillary Facility;

AMERICAS 108943557

(iii)may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;
(iv)may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and
(v)must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the Revolving Facility (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).
(c)If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:
(i)Clause 38.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;
(ii)an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and
(iii)where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.
(d)Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.7 (Interest, commission and fees on Ancillary Facilities).
1.4Repayment of Ancillary Facility
(a)An Ancillary Facility shall cease to be available on the Termination Date applicable to the Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.
(b)If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Revolving Facility Commitment shall be increased accordingly).
(c)No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:
(i)required to reduce the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings;
(ii)the Total Revolving Facility Commitments have been cancelled in full or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of this Agreement;
(iii)it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or
(iv)both:
(A)the Available Commitments relating to the Revolving Facility; and
(B)the notice of the demand given by the Ancillary Lender,
would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Utilisation.

AMERICAS 108943557

(d)If a Revolving Facility Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.
1.5Limitation on Ancillary Outstandings
Each Borrower shall procure that:
(a)the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and
(b)in relation to a Multi-account Overdraft:
(i)the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and
(ii)the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.
1.6Information
Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.
1.7Affiliates of Lenders as Ancillary Lenders
(a)Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.
(b)The Obligors’ Agent shall specify any relevant Affiliate of a Lender in any notice delivered by the Obligors’ Agent to the Agent pursuant to paragraph (b)(i) of Clause 6.2 (Availability).
(c)If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.
(d)Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.
1.8Revolving Facility Commitment amounts
Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment is not less than:
(a)its Ancillary Commitment; or
(b)the Ancillary Commitment of its Affiliate.
1.9Amendments and Waivers – Ancillary Facilities
No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 6). In such a case, Clause 41 (Amendments and Waivers) will apply.

AMERICAS 108943557

7.Establishment of Incremental Facilities
1.1Selection of Incremental Facility Lenders
(a)Definitions: In this Agreement:
“Further Incremental Facility Shortfall” means, in relation to a Proposed Facility Size, any amount by which that Proposed Facility Size exceeds the aggregate of the proposed Incremental Facility Commitments offered by the Participating Lenders following the operation of paragraph (f) below.
“Incremental Facility Proportion” means, in relation to a Proposed Facility Size, the proportion borne from time to time by a Participating Lender’s proposed Incremental Facility Commitment to that Proposed Facility Size.
“Incremental Facility Proposal” means a notice from the Obligors’ Agent addressed to each Lender which:
(a)invites each Lender to participate in a proposed Incremental Facility; and
(b)sets out the proposed Incremental Facility Terms applicable to that Incremental Facility and any fee or commission proposed to be payable to lenders under that proposed Incremental Facility.
“Incremental Facility Shortfall” means, in relation to a Proposed Facility Size, any amount by which that Proposed Facility Size exceeds the aggregate of the proposed Incremental Facility Commitments offered by the Participating Lenders pursuant to paragraph (c) below (as adjusted, if applicable, pursuant to paragraph (e) below).
“Incremental Facility Solicitation Period” means, in relation to an Incremental Facility Proposal, the period of time starting on the date of that Incremental Facility Proposal and ending on the date which falls 15 Business Days after the date of that Incremental Facility Proposal.
“Participating Lender” means, in relation to an Incremental Facility Proposal, any Lender which makes an offer in respect of the Incremental Facility proposed in that Incremental Facility Proposal pursuant to paragraph (c) below.
“Proposed Facility Size” means, in relation to an Incremental Facility Proposal, the proposed Total Incremental Facility Commitments set out in that Incremental Facility Proposal.
(b)Invitation to all Lenders: The Obligors’ Agent shall solicit potential Incremental Facility Lenders for any proposed Incremental Facility by delivery of an Incremental Facility Proposal to the Agent and each Lender not later than 15 Business Days prior to the date on which the Obligors’ Agent delivers an Incremental Facility Notice to the Agent pursuant to Clause 7.2 (Delivery of Incremental Facility Notice).
(c)Lender’s offer: Any Lender which wishes to become an Incremental Facility Lender in respect of an Incremental Facility proposed in an Incremental Facility Proposal shall notify the Obligors’ Agent and the Agent of the proposed Incremental Facility Commitment that it unconditionally offers to make available in respect of that proposed Incremental Facility no later than 5:00 p.m. on the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Proposal.
(d)Expiry of Lender’s offer: Each Participating Lender’s offer under paragraph (c) above (as adjusted, if applicable, pursuant to paragraphs (e) or (f) below) in respect of an Incremental Facility proposed in an Incremental Facility Proposal shall, unless otherwise agreed by all the Participating Lenders under that Incremental Facility Proposal, expire on the earlier of:
(i)the day falling 15 Business Days after the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Proposal; and
(ii)the date of any Incremental Facility Notice delivered in respect of that proposed Incremental Facility.

AMERICAS 108943557

(e)Scaleback of Lenders’ offers: If the aggregate amount of the proposed Incremental Facility Commitments offered by the Participating Lenders pursuant to paragraph (c) above in respect of an Incremental Facility proposed in an Incremental Facility Proposal exceeds the Proposed Facility Size set out in that Incremental Facility Proposal, those proposed Incremental Facility Commitments shall be reduced to the extent necessary such that each such Participating Lender’s Incremental Facility Proportion relating to that Proposed Facility Size is no greater than the proportion borne by the aggregate of its Commitments to the aggregate of the Commitments of all of the Lenders which are Participating Lenders in respect of that Incremental Facility Proposal.
(f)Invitation to Participating Lenders if shortfall: If there is an Incremental Facility Shortfall relating to a Proposed Facility Size set out in an Incremental Facility Proposal (whether resulting from the operation of paragraph (e) above or otherwise), the Obligors’ Agent shall invite each Participating Lender under that Incremental Facility Proposal to increase the proposed Incremental Facility Commitment offered by it in respect of the Incremental Facility proposed in that Incremental Facility Proposal by an amount no greater than its Incremental Facility Proportion of that Incremental Facility Shortfall.
(g)Deadline for Participating Lenders to offer increase: Each Participating Lender under an Incremental Facility Proposal shall notify the Obligors’ Agent and the Agent of its offer of an increased proposed Incremental Facility Commitment (if any) pursuant to paragraph (f) above no later than 5:00 p.m. on the day falling 10 Business Days after the last day of the Incremental Facility Solicitation Period relating to that Incremental Facility Proposal.
(h)Wider invitation if further shortfall: If there is a Further Incremental Facility Shortfall relating to a Proposed Facility Size set out in an Incremental Facility Proposal, the Obligors’ Agent may, in any manner, invite any Eligible Institutions to offer proposed Incremental Facility Commitments in respect of the Incremental Facility proposed in that Incremental Facility Proposal in a maximum aggregate amount no greater than that Further Incremental Facility Shortfall and, for the avoidance of doubt, on the same terms as those in the Incremental Facility Proposal delivered to existing Lenders pursuant to paragraph (b) above.
(i)Participating Lender’s Incremental Facility Commitment: Each Participating Lender’s Incremental Facility Commitment specified in any Incremental Facility Notice delivered in respect of an Incremental Facility proposed in an Incremental Facility Proposal shall, unless that Participating Lender agrees to be allocated an Incremental Facility Commitment in a lower amount, be in an amount equal to the amount of the proposed Incremental Facility Commitment offered by that Participating Lender in response to that Incremental Facility Proposal (as adjusted, if applicable, pursuant to paragraphs (e) or (f) above).
(j)Incremental Facility Terms: The Incremental Facility Terms specified in any Incremental Facility Notice delivered in respect of an Incremental Facility and any fee or commission payable to Incremental Facility Lenders under that Incremental Facility shall be the same as those set out in the Incremental Facility Proposal relating to that Incremental Facility.
(k)Amendment and withdrawal: The Obligors’ Agent shall not amend any Incremental Facility Proposal but may withdraw an Incremental Facility Proposal at any time.
(l)Effect of withdrawal: Withdrawal of an Incremental Facility Proposal shall terminate the process set out in this Clause 7.1 in respect of the Incremental Facility proposed in that Incremental Facility Proposal and that Incremental Facility shall not be established.
1.2Delivery of Incremental Facility Notice
(a)On completion of the solicitation process set out in Clause 7.1 (Selection of Incremental Facility Lenders), the Obligors’ Agent and each relevant Incremental Facility Lender may request the establishment of an Incremental Facility by the Obligors’ Agent delivering to the Agent a duly completed Incremental Facility Notice

AMERICAS 108943557

not later than 10 Business Days prior to the proposed Establishment Date specified in that Incremental Facility Notice.
(b)No Incremental Facility Notice may be delivered on or before the Closing Date.
1.3Completion of an Incremental Facility Notice
(a)Each Incremental Facility Notice is irrevocable and will not be regarded as having been duly completed unless:
(i)it sets out the Incremental Facility Terms applicable to the Incremental Facility to which it relates;
(ii)the Incremental Facility complies with Clause 7.5 (Restrictions on Incremental Facility Terms and fees); and
(iii)the Incremental Facility Lenders and the Incremental Facility Commitments set out in that Incremental Facility Notice have been selected and allocated in accordance with Clause 7.1 (Selection of Incremental Facility Lenders).
(b)Only one Incremental Facility may be requested in an Incremental Facility Notice.
1.4Maximum number of Incremental Facilities
The Obligors’ Agent may not deliver an Incremental Facility Notice if as a result of the establishment of the proposed Incremental Facility eleven or more Incremental Facilities would have been established under this Agreement.
1.5Restrictions on Incremental Facility Terms and fees
(a)The incurrence of an Incremental Facility must have been approved by the Simple Majority RFA/NMFA Lenders.
(b)The incurrence and utilisation in full of an Incremental Facility must not cause the Incremental Facility Cap to be exceeded.
(c)Each Incremental Facility shall be incurred for the purpose of funding:
(i)capital expenditure and operating expenses on designated Drilling Unit(s) to equip such Drilling Unit(s) for charter contracts with agreed day rates greater than the day rates projected in the Base Case Model for the relevant year(s) and type(s) of Drilling Unit(s); and/or
(ii)ESG related expenditure on designated Drilling Unit(s) to equip such Drilling Unit(s) for extension of existing charter contract(s) on more favourable economic terms than under the relevant existing charter contract(s); and/or
(iii)any payments (including funding of cash collateral) under or in respect of any non-speculative hedging arrangement entered into for the purpose of commodity hedging and/or hedging foreign exchange exposures and/or hedging interest rates, in each case in respect of any designated Drilling Unit the subject of sub-paragraphs (i) or (ii) above.
(d)Unless otherwise consented to by the Simple Majority RFA/NMFA Lenders, the total debt service of any Incremental Facility (including all interest, principal repayments and voluntary prepayments made) shall not exceed 90% of the additional net cash flow generated from the relevant Drilling Unit(s) as a result of the investment made with the funds from such Incremental Facility in such designated Drilling Unit(s).
(e)Each Incremental Facility shall rank pari passu (as to payment and the proceeds of enforcement of Transaction Security) with the Term Loan Facility and the Revolving Facility.
(f)No Incremental Facility shall benefit from any additional guarantees or security other than those provided in favour of the Senior Secured Finance Parties pursuant to the Senior Secured Finance Documents.

AMERICAS 108943557	1

(g)The creditor representative under each Incremental Facility (if not already party in such capacity) shall accede to the Intercreditor Agreement in its capacity as a “Creditor Representative”.
(h)To the extent any of the terms (including, but not limited to, pricing, maturity, amortisation, weighted average life and prepayment rights (including associated fees)) of the proposed Incremental Facility will be more favourable for the lenders under such Incremental Facility than those applicable to the Term Loan Facility and the Revolving Facility:
(i)the Borrower shall promptly inform the Agent of such favourable terms in reasonable detail;
(ii)such favourable terms shall, unless the Majority Lenders consent otherwise, be deemed incorporated mutatis mutandis into this Agreement, effective as of the date when such favourable terms become effective between the Obligors and the Lenders under such Incremental Facility, provided however that to the extent any such favourable terms would change or have the effect of changing any term governed by Schedule 14 (Common Terms), any such relevant term shall, unless the Majority Senior Lenders consent otherwise, also be deemed incorporated mutatis mutandis into the Senior Facility Agreement; and
(iii)the Obligors shall enter into any additional agreement, amendment or addendum to this Agreement (and, if required by paragraph (ii) above, the Senior Facility Agreement) as reasonably requested by the Agent (and, if required by paragraph (ii) above, the agent under the Senior Facility Agreement) in order to evidence the incorporation of such more favourable terms together with any reporting requirements.
1.6Conditions to establishment
(a)The establishment of an Incremental Facility will only be effected in accordance with Clause 7.7 (Establishment of Incremental Facility) if:
(i)on the date of the Incremental Facility Notice and on the Establishment Date:
(A)no Default is continuing or would result from the establishment of the proposed Incremental Facility; and
(B)the Repeating Representations to be made by each Obligor are true in all material respects by reference to the facts and circumstances then subsisting;
(ii)each Incremental Facility Lender delivers an Incremental Facility Lender Certificate to the Agent and the Obligors’ Agent; and
(iii)the Agent has received in form and substance satisfactory to it:
(A)such documents (if any) as are reasonably necessary as a result of the establishment of that Incremental Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents; and
(B)any applicable Incremental Facility Supplemental Security.
(b)Paragraph (a)(iii)(A) above shall be subject to the Security Principles to the same extent that the relevant Obligor’s obligation to grant the relevant Security, guarantee, indemnity or other assurance against loss was subject to the Security Principles.
(c)The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied under paragraph (a)(iii) above.
(d)Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the

AMERICAS 108943557

Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
1.7Establishment of Incremental Facility
(a)If the conditions set out in this Agreement have been met the establishment of an Incremental Facility is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Incremental Facility Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Facility Notice.
(b)The Agent shall only be obliged to execute an Incremental Facility Notice delivered to it by the Obligors’ Agent once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Facility.
(c)On the Establishment Date:
(i)subject to the terms of this Agreement the Incremental Facility Lenders make available a Base Currency term loan facility in an aggregate amount equal to the Total Incremental Facility Commitments specified in the Incremental Facility Notice which will be available to the Borrowers specified in the Incremental Facility Notice;
(ii)each Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Incremental Facility Commitment (the “Assumed Incremental Facility Commitment”) specified opposite its name in the Incremental Facility Notice as if it had been an Original Lender in respect of that Incremental Facility Commitment;
(iii)each of the Obligors and each Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Facility Lender would have assumed and/or acquired had that Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment;
(iv)each Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment; and
(v)each Incremental Facility Lender shall become a Party as a “Lender”.
1.8Notification of establishment
The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Facility notify the Obligors’ Agent and the Lenders of that establishment and the Establishment Date of that Incremental Facility.
1.9Incremental Facility fees
Subject to Clause 7.5 (Restrictions on Incremental Facility Terms and fees) the relevant Borrower may:
(a)pay to any Incremental Facility Lender under an Incremental Facility a fee in the amount and at the times agreed between that Borrower or the Obligors’ Agent and that Incremental Facility Lender in a Fee Letter; and
(b)pay to any arranger of any Incremental Facility a fee in the amount and at the times agreed between that Borrower or the Obligors’ Agent and that arranger in a Fee Letter.

AMERICAS 108943557	1

1.10Incremental Facility costs and expenses
The Borrower shall promptly on demand pay the Agent and the Common Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Common Security Agent, by any Receiver or Delegate in connection with the establishment of an Incremental Facility under this Clause 7.
1.11Prior amendments binding
Each Incremental Facility Lender, by executing an Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Incremental Facility requested in that Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.
1.12Limitation of responsibility
Clause 29.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 7 in relation to any Incremental Facility Lender as if references in that Clause to:
(a)an “Existing Lender” were references to all the Lenders immediately prior to the Establishment Date;
(b)the “New Lender” were references to an “Incremental Facility Lender”; and
(c)a “re-transfer” and “re-assignment” were references respectively to a “transfer” and “assignment”.
8.Repayment
1.1Repayment of Term Loans
(a)The Borrowers under the Term Loan Facility shall repay the aggregate Term Loan Facility Loans in full on the Termination Date.
(b)The Borrowers under an Incremental Facility shall repay the Incremental Facility Loans under that Incremental Facility in accordance with the repayment terms set out in the Incremental Facility Notice relating to that Incremental Facility.
(c)The Borrowers may not reborrow any part of a Term Facility which is repaid.
1.2Repayment of Revolving Facility Loans
(a)Subject to paragraph (c) below, each Borrower shall repay each Revolving Facility Loan it has drawn on the last day of its Interest Period.
(b)Without prejudice to each Borrower’s obligation under paragraph (a) above, if:
(i)one or more Revolving Facility Loans are to be made available to a Borrower:
(A)on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower; and
(B)in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and
(ii)the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans,

AMERICAS 108943557

the aggregate amount of the new Revolving Facility Loans shall, unless the relevant Borrower or the Obligors’ Agent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:
(A)if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:
(1)the relevant Borrower will only be required to make a payment under Clause 35.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and
(2)each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and
(B)if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:
(1)the relevant Borrower will not be required to make a payment under Clause 35.1 (Payments to the Agent); and
(2)each Lender will be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.
(c)At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date applicable to the Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.
(d)If the Borrower makes a prepayment of a Revolving Facility Utilisation pursuant to Clause 9.4 (Voluntary prepayment of Revolving Facility Utilisations), a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than 5 Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Revolving Facility Utilisation to the Revolving Facility Utilisations. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.
(e)Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.
(f)The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.
1.3Effect of cancellation and prepayment on scheduled repayments and reductions

AMERICAS 108943557	1

(a)If the Obligors’ Agent cancels the whole or any part of any Available Commitment in accordance with Clause 9.5 (Right of cancellation and repayment in relation to a single Lender) or Clause 9.6 (Right of cancellation in relation to a Defaulting Lender) or if the Available Commitment of any Lender is cancelled under Clause 9.1 (Illegality) then (other than, in any relevant case, to the extent that any part of the relevant Available Commitment(s) so cancelled is subsequently increased pursuant to Clause 2.3 (Increase)), in the case of the Incremental Facility Commitments relating to an Amortising Incremental Facility, the amount of the Repayment Instalment for each Incremental Facility Repayment Date falling after that cancellation will reduce in the manner specified in the Incremental Facility Notice relating to that Incremental Facility.
(b)If the Obligors’ Agent cancels the whole or any part of any Available Commitment in accordance with Clause 9.2 (Voluntary cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.6 (Cancellation of Commitment) then, in the case of the Incremental Facility Commitments relating to an Amortising Incremental Facility, the amount of the Repayment Instalment for each Incremental Facility Repayment Date falling after that cancellation will reduce in the manner specified in the Incremental Facility Notice relating to that Incremental Facility.
(c)If any Amortising Incremental Facility Loan is repaid or prepaid in accordance with Clause 9.5 (Right of cancellation and repayment in relation to a single Lender) or Clause 9.1 (Illegality) then, other than to the extent that any part of the relevant Commitment is subsequently increased pursuant to Clause 2.3 (Increase), the amount of the Repayment Instalments for the relevant Incremental Facility for each Incremental Facility Repayment Date falling after that repayment or prepayment will reduce in the manner specified in the Incremental Facility Notice relating to that Incremental Facility.
(d)If any Amortising Incremental Facility Loan is prepaid in accordance with Clause 9.3 (Voluntary prepayment of Term Loans) or Clause 10 (Mandatory Prepayment and Cancellation) then the amount of the Repayment Instalment for each Incremental Facility Repayment Date falling after that prepayment will reduce in the manner specified in the Incremental Facility Notice relating to that Incremental Facility.
9.Illegality, Voluntary Prepayment and Cancellation
1.1Illegality
Each Obligor shall comply with the terms of clause 2.3 (Illegality) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
1.2Voluntary cancellation
(a)The Obligors’ Agent may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD 1,000,000) of an Available Facility. Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably under that Facility.
(b)Revolving Facility Commitments shall only be cancelled if the Term Loans (taken as a whole) are prepaid in amounts which reduce the Term Loans by the same proportion.
(c)Any notice of cancellation of the Available Commitments with respect to the Revolving Facility delivered at any time while Loans under any other Facility remain outstanding and/or other Commitments remain uncancelled must be accompanied by evidence, in form and substance satisfactory to the Majority Lenders, that the Group will have sufficient working capital facilities available to it following such cancellation.
1.3Voluntary prepayment of Term Loans

AMERICAS 108943557

(a)Subject to paragraph (c) below (and, in the case of an Incremental Facility Loan, subject to paragraph (d) of Clause 7.5 (Restrictions on Incremental Facility Terms and fees)), the Borrower may, if it or the Obligors’ Agent gives the Agent not less than five (5) RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of a Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of USD 1,000,000).
(b)A Term Loan may only be prepaid after the last day of the Availability Period for the applicable Facility (or, if earlier, the day on which the applicable Available Facility is zero).
(c)Term Loans shall only be prepaid if the Revolving Facility Loans (taken as a whole) are prepaid in amounts which permanently reduce the Revolving Facility by the same proportion.
1.4Voluntary prepayment of Revolving Facility Utilisations
The Borrower to which a Revolving Facility Utilisation has been made may, if it or the Obligors’ Agent gives the Agent not less than five (5) RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Utilisation by a minimum amount of USD 1,000,000).
1.5Right of cancellation and repayment in relation to a single Lender
(a)If:
(i)any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or
(ii)any Lender claims indemnification from the Obligors’ Agent or an Obligor under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased Costs), the Obligors’ Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.
(b)On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitment(s) of that Lender shall be immediately reduced to zero.
(c)On the last day of each Interest Period which ends after the Obligors’ Agent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Obligors’ Agent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.
1.6Right of Cancellation in Relation to a Defaulting Lender
(a)If any Lender becomes a Defaulting Lender, the Obligors’ Agent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 15 Business Days’ notice of cancellation of each Available Commitment of that Lender.
(b)On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.
(c)The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the lenders.

AMERICAS 108943557

10.Mandatory Prepayment and Cancellation
Each Obligor shall comply with the terms of clause 2 (Mandatory Prepayment and Cancellation) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
11.Restrictions
1.1Notices of cancellation or prepayment
Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, voluntary prepayment and cancellation), Clause 10 (Mandatory Prepayment and Cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
1.2Interest and other amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to Clause 15.3 (Exit fee), Clause 15.4 (Prepayment fees) and any Break Costs, without premium or penalty.
1.3No reborrowing of Term Facilities
No Borrower may reborrow any part of a Term Facility which is prepaid.
1.4Reborrowing of Revolving Facility
Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
1.5Prepayment in accordance with Agreement
No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
1.6No reinstatement of Commitments
Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
1.7Agent’s receipt of notices
If the Agent receives a notice under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or a notice or election under Clause 10 (Mandatory Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Obligors’ Agent or the affected Lender, as appropriate.
1.8Prepayment elections
(a)The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Term Loans under Clause 9.3 (Voluntary prepayment of Term Loans) or Clause 10 (Mandatory Prepayment and Cancellation). A Lender may, if it gives the Agent not less than 5 Business Days’ prior notice, elect to waive all or a specified part of its share of such a prepayment of the Term Loan Facility or a Waivable Bullet Incremental Facility if the entire amount is accepted by other Lenders participating in the Term Loan Facility or any Incremental Facility (as applicable) in prepayment of their Term Loan Facility Loans or Incremental Facility Loans (pro rata between such accepting Lenders participating in the relevant Term Facility).
(b)Notwithstanding anything to the contrary herein, no Lender may waive all or a specified part of its share of a prepayment of any Term Loan under paragraph (a)

AMERICAS 108943557

above if such prepayment is made in accordance with Clause 9.3 (Voluntary prepayment of Term Loans) and gives rise to a full repayment of all outstanding Loans under the relevant Term Loan Facility.
1.9Effect of repayment and prepayment on Commitments
If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.
1.10Application of prepayments
Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 9.1 (Illegality) or Clause 9.5 (Right of cancellation and repayment in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Utilisation.
12.Interest
1.1Calculation of interest
(a)The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(i)Margin; and
(ii)the Compounded Reference Rate for that day.
(b)If any day during an Interest Period for a Loan is not a RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.
1.2Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.
1.3Default interest
(a)If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.
(b)Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.
1.4Notification of rates of interest
(a)The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:
(i)the relevant Borrower (or the Obligors’ Agent) of that Compounded Rate Interest Payment;
(ii)each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Loan; and
(iii)the relevant Lenders and the relevant Borrower (or the Obligors’ Agent) of:

AMERICAS 108943557	1

(A)each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and
(B)to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan.
This paragraph (a) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 14.3 (Cost of funds).
(b)The Agent shall promptly notify the relevant Borrower (or the Obligors’ Agent) of each Funding Rate relating to a Loan.
(c)The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Loan to which Clause 14.3 (Cost of funds) applies.
(d)This Clause 12.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.
1.5SOFR Term Rates
(a)The Borrower notes the announcement made by the Alternative Reference Rates Committee on 29 July 2021 that it is formally recommending CME Group’s SOFR Term Rates and the announcement made by the Alternative Reference Rates Committee on 21 July 2021 of conventions and recommended best practices for the use of forward-looking Secured Overnight Financing Rates (“SOFR Term Rates”).
(b)The Borrower is monitoring market developments with respect to the use of SOFR Term Rates and reserves the right (but without any obligation of any sort to do so) to (at any time and at the cost of the Borrower) seek consent of the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders) to amend this Agreement:
(i)pursuant to Clause 41.6 (Changes to reference rates); or
(ii)otherwise in circumstances where the Borrower considers in good faith that the use of SOFR Term Rates has become established practice in the European loan market, to use SOFR Term Rates for the calculation of interest for Loans and Unpaid Sums, provided in each case that notwithstanding the consent of the Agent (in its own capacity and acting on the instructions of the Majority Lenders), no such amendment to this Agreement shall be made if, in relation to that amendment, a Lender has certified in writing to the Agent (with a copy to the Borrower) that at the time of the proposed amendment it is operationally unable to offer SOFR Term Rates to its borrowers generally under similar loans or facility agreements (it being acknowledged and agreed that a written and duly signed statement by a Lender to this effect will be sufficient provided that it has been delivered in respect of the amendment then proposed).
13.Interest Periods
1.1Selection of Interest Periods and Terms
(a)A Borrower (or the Obligors’ Agent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.
(b)Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Obligors’ Agent on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time.
(c)If a Borrower (or the Obligors’ Agent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be three Months.

AMERICAS 108943557

(d)Subject to this Clause 13, a Borrower (or the Obligors’ Agent) may select an Interest Period of three Months or of any other period agreed between the Obligors’ Agent, the Agent and all the Lenders in relation to the relevant Loan. In addition a Borrower (or the Obligors’ Agent on its behalf) may select an Interest Period of:
(i)any period necessary to align the first Interest Period for a Term Loan with an interest payment date in respect of the Senior Facility;
(ii)(in relation to a Revolving Facility Loan) a period of one Month; and/or
(iii)(in relation to an Amortising Incremental Facility) a period of less than three Months, if necessary to ensure that there are Loans under that Amortising Incremental Facility (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on an Incremental Facility Repayment Date relating to the relevant Facility for the Borrowers to make the Repayment Instalment due on that date.
(e)An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.
(f)Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.
(g)A Revolving Facility Loan has one Interest Period only.
(h)No Interest Period shall be longer than six Months.
1.2Changes to Interest Periods
(a)Prior to determining the interest rate for a Loan under an Amortising Incremental Facility, the Agent may shorten an Interest Period for any Loan under that Amortising Incremental Facility to ensure there are sufficient Loans under that Amortising Incremental Facility (with an aggregate Base Currency Amount equal to or greater than the relevant Repayment Instalment) which have an Interest Period ending on the relevant Incremental Facility Repayment Date for the Borrowers to make the relevant Repayment Instalment due on that date.
(b)If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Obligors’ Agent and the Lenders.
1.3Non-Business Days
(a)If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
(b)Notwithstanding paragraph (a) above, any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.
1.4Consolidation and division of Term Loans
(a)Subject to paragraph (b) below, if two or more Interest Periods:
(i)relate to:
(A)Term Loan Facility Loans made to the same Borrower; or
(B)Incremental Facility Loans made under the same Incremental Facility and to the same Borrower; and
(ii)end on the same date,
those Term Loan Facility Loans or, as the case may be, Incremental Facility Loans will, unless that Borrower (or the Obligors’ Agent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and

AMERICAS 108943557

treated as, a single Term Loan Facility Loan or, as the case may be, a single Incremental Facility Loan, on the last day of the Interest Period.
(b)Subject to Clause 4.4 (Maximum number of Utilisations), and Clause 5.3 (Currency and amount) if a Borrower (or the Obligors’ Agent on its behalf) requests in a Selection Notice that a Term Loan Facility Loan or an Incremental Facility Loan be divided into two or more Term Loan Facility Loans or Incremental Facility Loans, that Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.
14.Changes to the Calculation of Interest
1.1Interest calculation if no RFR or Central Bank Rate
If:
(a)there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and
(b)“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,
Clause 14.3 (Costs of Funds) shall apply to that Loan for that Interest Period.
1.2Market disruption
If a Market Disruption Rate is specified in the Reference Rate Terms for a Loan and before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan represent fifty per cent. (50%) or more of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 14.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.
1.3Cost of funds
(a)If this Clause 14.3 applies to a Loan for an Interest Period, Clause 12.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)the Margin; and
(ii)the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.
(b)If this Clause 14.3 applies and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.
(d)If this Clause 14.3 applies but any Lender does not supply a quotation by the time specified in paragraph (a) above for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

AMERICAS 108943557	1

1.4Notification to Obligors’ Agent
If Clause 14.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Obligors’ Agent.
1.5Break Costs
(a)If an amount is specified as Break Costs in the Reference Rate Terms, the Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.
(b)Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they become, or may become, payable.
15.Fees
1.1Commitment fee
(a)RigCo or a Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:
(i)in relation to an Incremental Facility, the percentage rate per annum specified in the Incremental Facility Notice relating to that Incremental Facility on that Lender’s Available Commitment under that Incremental Facility for the Availability Period applicable to that Incremental Facility; and
(ii)2.80 per cent. per annum on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility.
(b)The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.
(c)No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
1.2Arrangement fee
RigCo or a Borrower shall pay to the Agent (for the account of each Lender) an arrangement fee in the amount and at the times agreed in a Fee Letter.
1.3Exit fee
RigCo or a Borrower shall pay to the Agent (for the account of the Lenders and pro rata to their respective Commitments on the relevant payment, prepayment, cancellation and/or transfer date) an exit fee of 3.00 per cent. (3%) of the amount of the Commitments that are repaid or prepaid (other than in respect of any Revolving Facility Commitment which at such time remains available to be reborrowed in accordance with the terms of this Agreement) and/or cancelled on each date on which such repayment, prepayment and/or cancellation of Commitments occurs. For the avoidance of doubt, the total exit fee payable by RigCo or the relevant Borrower under this Clause 15.3 shall be an amount equal to 3.00 per cent. (3%) of the Total Commitments at the Closing Date.
1.4Prepayment fees
(a)Subject to paragraph (b) below, if any prepayment (other than a prepayment in respect of any Revolving Facility Commitment which at such time remains available to be reborrowed in accordance with the terms of this Agreement) or cancellation (in whole or in part) of any principal amount is made:

AMERICAS 108943557

(i)under Clause 9.2 (Voluntary cancellation), Clause 9.3 (Voluntary prepayment of Term Loans) or Clause 9.4 (Voluntary prepayment of Revolving Facility Utilisations); or
(ii)under Clause 10 (Mandatory Prepayment and Cancellation) in connection with a Material Disposal, at any time from and including the Closing Date up to (but excluding) the date falling 36 Months after the Closing Date, then on the date of such prepayment or cancellation, in addition to all other sums required to be paid under this Agreement in connection with such prepayment or cancellation, including without limitation all accrued and unpaid interest, Break Costs and any amount payable under Clause 15.3 (Exit fee), the relevant Borrower shall pay to the Agent, for the account of the Lenders pro rata to their participation in the relevant Facilities at the time of prepayment, a prepayment fee equal to the amount provided for in Column B below for the applicable time period identified in Column A below, and such prepayment fee shall apply to such principal amount so prepaid or cancelled.

Column A	Column B
From and including the Closing Date up to (but excluding) the date falling 24 Months after the Closing Date (the “First Call Date”)	The Make Whole Amount (as defined in paragraph (e) below)
From and including the First Call Date up to (but excluding) the date falling 36 Months after the Closing Date (the “Second Call Date”)	One per cent. (1.00%) of (i) in relation to a Term Loan Facility, the principal amount being repaid and/or cancelled, or (ii) in relation to the Revolving Facility, an amount equal to the average drawn position of the Revolving Facility over the period of 12 Months ending on the date of prepayment or cancellation

(b)For the avoidance of doubt, no Borrower shall be obliged to pay a prepayment fee to any Lender pursuant to paragraph (a) above to the extent that that Lender is being prepaid:
(i)on or following the Second Call Date; or
(ii)pursuant to Clause 9.1 (Illegality), Clause 9.5 (Right of cancellation and repayment in relation to a single Lender), Clause 9.6 (Right of cancellation in relation to a Defaulting Lender), Clause 10 (Mandatory Prepayment and Cancellation) (other than in connection with a Material Disposal), Clause 41.8 (Replacement of Lender) or Clause 41.10 (Replacement of a Defaulting Lender).
(c)If any prepayment and/or cancellation (in whole or in part) of any principal amount of a Loan is made in connection with a Change of Control pursuant to Clause 10 (Mandatory Prepayment and Cancellation) prior to the Second Call Date, then on the date of such prepayment and/or cancellation, in addition to all other sums required to be paid under this Agreement in connection with such prepayment, including without limitation all accrued and unpaid interest, the relevant Borrower shall pay to the Agent, for the account of the relevant Lender(s), a prepayment fee equal to one per cent (1.00%) of the principal amount being repaid or cancelled.

AMERICAS 108943557

(d)The Make Whole Amount shall be calculated by the Agent or on behalf of the Agent by such person as the Agent shall designate with the Agent and its delegate (if any) acting reasonably and in good faith.
(e)For the purposes of this Clause 15.4:
“Make Whole Amount” means an amount equal to the excess (to the extent positive) of:
(i)    the present value on the date of such prepayment or cancellation (the “Prepayment Date”) of (x) 102 per cent. of the principal amount so prepaid or cancelled (or, in the case of the Revolving Facility, an amount equal to the average drawn position of the Revolving Facility over the period of 12 Months ending on the Prepayment Date) (the “Prepayment Amount”) plus (y) all required and scheduled interest payments that would otherwise have accrued or been due on the Prepayment Amount from (and including) the Prepayment Date to (and excluding) the First Call Date computed upon the Prepayment Date using a discount rate equal to the Treasury Rate at such Prepayment Date plus fifty (50) basis points, with the Compounded Reference Rate and Credit Adjustment Spread to be calculated assuming Interest Periods of three (3) Months (or such shorter period which corresponds to the period from (and including) the Prepayment Date to (and excluding) the First Call Date) and to be no less than zero (0.00) per cent.; over
(ii)    the principal amount of the Prepayment Amount.
“Material Disposal” means a sale or disposal (whether voluntary or involuntary) in a single transaction or a series of related transactions of Drilling Unit(s) or Drilling Unit Owner(s) with a Market Value representing 25 per cent. or more of the aggregate Market Value (as determined in accordance with the definition of Market Value set out above) of all Drilling Units.
“Treasury Rate” means a rate equal to the then current yield to maturity on actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the Prepayment Date (as defined above) to the First Call Date as determined by the Agent or its delegate.
(f)All parties to this Agreement (other than the Agent and the Common Security Agent) agree and acknowledge that a payment, prepayment, repayment or cancellation of or recovery in respect of a Loan and/or Facility in the circumstances referred to in paragraph (a) above shall cause commercial harm to the interests of the Lenders under such Loan and/or Facility, and the prepayment premia payable pursuant to this Clause: (x) constitute reasonable and proportionate compensation for such harm, (y) are the product of an arm’s length transaction between sophisticated parties having received independent legal advice and (z) are payable notwithstanding the then prevailing market conditions at the time payment of the prepayment premia is made. Each Obligor expressly waives (to the fullest extent permitted by law) the provisions of any present or future law which prohibits or may prohibit the collection of the prepayment premia in any of the circumstances set out in the aforementioned Clause 15.4.
(g)Notwithstanding any other provision of Clause 10 (Mandatory Prepayment and Cancellation) or this paragraph (g), in determining the amount of any mandatory prepayment to be made pursuant to Clause 10 (Mandatory Prepayment and Cancellation), the amount of any exit fee payable under Clause 15.3 (Exit fee) and the amount of any prepayment fee payable under Clause 15.4 (Prepayment fees) in relation to that mandatory prepayment is to be taken into account when calculating the amount prepayable so that the amount required to be prepaid plus the applicable exit fee and the applicable prepayment fee does not exceed the proceeds available to the Group arising from the matter that has triggered the mandatory prepayment. For the avoidance of doubt, notwithstanding this paragraph (g), the exit fee and the prepayment fee payable in respect of any prepaid and/or cancelled commitments will

AMERICAS 108943557

remain to be calculated in accordance with Clause 15.3 (Exit fee) and/or Clause 15.4 (Prepayment fees) as applicable.
1.5Agency fee
RigCo or a Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.
1.6Common Security Agent fee
RigCo or a Borrower shall pay to the Common Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.
1.7Interest, commission and fees on Ancillary Facilities
The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.
16.Tax Gross-Up And Indemnities
1.1Definitions
In this Agreement:
“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).
Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.
1.2Tax gross-up
(a)Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.
(b)The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Obligors’ Agent and that Obligor.
(c)If a Tax Deduction is required by law to be made by an Obligor (including, for the avoidance of doubt and without prejudice to the generality of the foregoing, as a result of a change of tax residence, jurisdiction, organisation, centre of main interest and/or establishment of an Obligor and/or the accession of a Replacement Borrower and/or the replacement of the Original Borrower with a Replacement Borrower):
(i)the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; and
(ii)that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

AMERICAS 108943557	1

(d)Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
1.3Tax indemnity
(a)RigCo or a Borrower shall (within three Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by such Finance Party in respect of a Finance Document.
(b)Paragraph (a) above shall not apply:
(i)with respect to any Tax assessed on a Finance Party:
(A)under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)to the extent a loss, liability or cost:
(A)is compensated for by an increased payment under Clause 16.2 (Tax gross-up); or
(B)relates to a FATCA Deduction required to be made by a Party.
1.4Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
1.5Stamp taxes
RigCo or a Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (other than in relation to any assignment or transfer of rights and/or obligations under the Finance Documents, save where such assignment or transfer is made (i) at the request of an Obligor or the Obligors’ Agent, (ii) pursuant to Clause 19.1 (Mitigation) or (iii) following an Event of Default which is continuing).
1.6VAT
(a)All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is

AMERICAS 108943557

chargeable on that supply, and accordingly if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(c)Any reference in this Clause 16.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or other similar member of such group at such time for VAT purposes).
(d)In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.
1.7FATCA information
(a)Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)confirm to that other Party whether it is:
(A)a FATCA Exempt Party; or
(B)not a FATCA Exempt Party;
(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and
(iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.
(b)If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)any law or regulation;
(ii)any fiduciary duty; or
(iii)any duty of confidentiality.
(d)If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where

AMERICAS 108943557	1

paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
1.8FATCA Deduction
(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors’ Agent and the Agent and the Agent shall notify the other Finance Parties.
17.Increased Costs
1.1Increased Costs
(a)Subject to Clause 17.3 (Exceptions), RigCo or a Borrower shall, upon demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation or treaty or any directive of any monetary authority (whether or not having the force of law) (including, but not limited to any laws and regulations implementing new or modified capital adequacy requirements), (ii) compliance with any law or regulation made after the Closing Date, or (iii) any change in (or in the interpretation, administration or application of) the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III and CRD IV, provided that, in the case of (iii), the relevant Finance Party confirms to the Borrower and the Agent that it is seeking to recover such costs to a similar extent from its borrowers generally (where the facilities extended to such borrowers include a right for the relevant Finance Party to recover such costs) (it being acknowledged and agreed that a written and duly signed statement by a Finance Party to this effect will be sufficient, and that a Finance Party will not be required to provide any further evidence or otherwise substantiate its position concerning Basel III or CRD IV costs).
(b)In this Agreement:
(i)“Basel III” means:
(A)the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(B)the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(C)any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
(ii)“CRD IV” means:

AMERICAS 108943557	1

(A)Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and
(B)Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
(iii) “Increased Costs” means:
(A)a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;
(B)an additional or increased cost; or
(C)a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.
1.2Increased Cost claims
(a)A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.
(b)Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
1.3Exceptions
(a)Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:
(i)attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)attributable to a FATCA Deduction required to be made by a Party;
(iii)compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied); or
(iv)attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
(b)In this Clause 17.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).
18.Other Indemnities
1.1Currency indemnity
(a)If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)making or filing a claim or proof against that Obligor; or

AMERICAS 108943557

(ii)obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
1.2Other indemnities
RigCo shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:
(a)the occurrence of any Event of Default;
(b)any Environmental Claim arising out of any property or facility or any operations of the Group;
(c)a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);
(d)funding, or making arrangements to fund, its participation in a Utilisation requested by the Obligors’ Agent or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
(e)a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Obligors’ Agent.
1.3Indemnity to the Agent
RigCo shall promptly indemnify the Agent against:
(a)any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(i)investigating any event which it reasonably believes is a Default;
(ii)acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and
(b)any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.
19.Mitigation by the Lenders
1.1Mitigation
(a)Each Finance Party shall, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or

AMERICAS 108943557

pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
1.2Limitation of liability
(a)RigCo or a Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).
(b)A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
20.Costs And Expenses
1.1Transaction expenses
RigCo or a Borrower shall, promptly on demand, pay the Agent and the Common Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Common Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:
(a)this Agreement and any other documents referred to in this Agreement and the Transaction Security; and
(b)any other Finance Documents executed after the date of this Agreement.
1.2Amendment costs
If:
(a)an Obligor requests an amendment, waiver or consent; or
(b)an amendment is required pursuant to Clause 35.10 (Change of currency),
RigCo or a Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Common Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Common Security Agent (and, in the case of the Common Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.
1.3Enforcement and preservation costs
RigCo or a Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Common Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.
21.Guarantee and Indemnity
1.1Guarantee and indemnity
Each Guarantor irrevocably and unconditionally jointly and severally:
(a)guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

AMERICAS 108943557	1

(b)undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and
(c)agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.
1.2Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
1.3Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
1.4Waiver of defences
The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:
(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)any insolvency or similar proceedings.
1.5Guarantor intent
Without prejudice to the generality of Clause 21.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any

AMERICAS 108943557

(however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
1.6Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
1.7Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 21.
1.8Deferral of Guarantors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:
(a)to be indemnified by an Obligor;
(b)to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(d)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);
(e)to exercise any right of set-off against any Obligor; and/or
(f)to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 35 (Payment mechanics).

AMERICAS 108943557	1

1.9Release of Guarantors’ right of contribution
If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:
(a)that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and
(b)each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.
1.10Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
1.11Norwegian law limitations
(a)Notwithstanding anything to the contrary in this Agreement or any Finance Documents, including this Clause 21, none of the obligations of a Guarantor incorporated in Norway assumed or to be assumed, performed or to be performed by it under this Agreement shall apply to any indebtedness, obligations or liability which, if they did so extend, would cause an infringement of Sections 8-10 and 8-7, cf. sections 1-3, 1-4 and 1-5, or any of the other provisions in Chapter 8 III of the Norwegian Limited Companies Act regarding the ability of a Norwegian limited liability company to grant loans, guarantees or security in favour of or on behalf of shareholders or other group companies. The obligations of a Guarantor incorporated in Norway shall however be interpreted as to include as much as possible without contravening the limitations of the Norwegian Limited Companies Act.
(b)Each Guarantor incorporated in Norway confirms that the obligations assumed or to be assumed, performed or to be performed by it under this Agreement are not made in breach of the limitations set out in paragraph (a) above, and that such obligations remain in full force and effect.
22.Security
Each Obligor shall comply with the terms of clause 3 (Security) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
23.Representations
Each Obligor makes the representations and warranties set out in clause 4 (Representations and Warranties) of Schedule 14 (Common Terms) to each Finance Party at the times set forth therein.
24.Information Undertakings
Each Obligor shall comply with the information undertakings set out in clause 5 (Information Undertakings) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

AMERICAS 108943557

25.Financial Covenants
Each Obligor shall comply with the financial covenants set out in clause 6 (Financial Covenants) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
26.Undertakings
(a)Each Obligor shall comply with the covenants set out in clause 7 (Undertakings) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
(b)Until the Facilities have been repaid and discharged in full, the Obligors’ Agent shall not, and shall procure that no member of the Group will, make any voluntary prepayment of any principal amount outstanding under the Senior Facility other than to the extent:
(i)RigCo Ongoing Liquidity is equal to or greater than USD 500,000,000; and
(ii)the Asset Coverage Threshold is met,
in each case calculated on a pro forma basis for the relevant prepayment.
27.Drilling Unit Covenants
Each Obligor shall comply with the undertakings set out in clause 8 (Drilling Unit Covenants) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
28.Events of Default
1.1Events of Default
Each of the events or circumstances set out in clause 9 (Events of Default) of Schedule 14 (Common Terms) is an Event of Default.
1.2Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:
(a)by notice to the Obligors’ Agent:
(i)cancel each Available Commitment of each Lender and/or each Ancillary Commitment of each Ancillary Lender at which time each such Available Commitment and Ancillary Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;
(ii)declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;
(iii)declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;
(iv)declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or

AMERICAS 108943557

(v)declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or
(b)exercise or direct the Common Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
1.3Automatic Acceleration
Notwithstanding Clause 28.2 (Acceleration), if any Obligor or Security Provider commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced under the US Bankruptcy Code against any Obligor or Security Provider and the petition is not controverted within ten (10) days, or is not dismissed within forty five (45) days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor or Security Provider, or any order of relief or other order approving any such case or proceeding is entered, the Facility shall cease to be available to such Obligor or Security Provider and all obligations of such Obligor under Clause 21 (Guarantee and Indemnity) or any other provision of this Agreement or any other Finance Document to which such Obligor or Security Provider is a party shall become immediately due and payable, in each case automatically and without any further action by any Party.
29.Changes to the Lenders
1.1Assignments and transfers by the Lenders
Subject to this Clause 29 and to Clause 30 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:
(a)assign any of its rights; or
(b)transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund, insurer, reinsurer or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).
1.2Conditions of assignment or transfer
(a)An assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Revolving Facility may only be made to a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, unless the assignment or transfer is:
(i)to another Lender or an Affiliate of any Lender;
(ii)to a fund which is a Related Fund of that Existing Lender; or
(iii)made at a time when an Event of Default is continuing.
(b)An assignment or transfer of a Lender’s participation in respect of any of the Commitments or Utilisations made under the Facilities must be (when aggregated with all related assignments and transfers by its Affiliates and Related Funds to the same transferee or that transferee’s Affiliates and Related Funds) in a minimum amount of USD 1,000,000 or, if less, an amount equal to the aggregate Commitments or Utilisations of that Lender and its Affiliates and Related Funds, provided that an Existing Lender may assign or transfer its Commitments or Utilisations to any of its Affiliates and Related Funds or any other Existing Lender in any amount (but those

AMERICAS 108943557

Affiliates and Related Funds will, for the avoidance of doubt, be subject to this paragraph (b) upon becoming a Lender).
(c)An assignment will only be effective on:
(i)receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and
(ii)performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.
(d)A transfer will only be effective if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.
(e)If:
(i)a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 17 (Increased Costs) or Clause 16 (Tax Gross-Up and Indemnities),
then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.
(f)Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
1.3Assignment or transfer fee
(a)Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 3,500.
(b)No fee is payable pursuant to paragraph (a) above if:
(i)the Agent agrees that no fee is payable; or
(ii)the assignment or transfer is made by an Existing Lender:
(A)to an Affiliate of that Existing Lender; or
(B)to a fund which is a Related Fund of that Existing Lender.
1.4Limitation of responsibility of Existing Lenders
(a)Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)the legality, validity, effectiveness, adequacy or enforceability of the Senior Secured Finance Documents, the Transaction Security or any other documents;

AMERICAS 108943557	1

(ii)the financial condition of any Obligor;
(iii)the performance and observance by any Obligor or any other member of the Group of its obligations under the Senior Secured Finance Documents or any other documents; or
(iv)the accuracy of any statements (whether written or oral) made in or in connection with any Senior Secured Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:
(i)has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Senior Secured Finance Document or the Transaction Security; and
(ii)will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)Nothing in any Finance Document obliges an Existing Lender to:
(i)accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or
(ii)support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Senior Secured Finance Documents or otherwise.
1.5Procedure for transfer
(a)Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
(b)The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:
(i)to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);
(ii)each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other

AMERICAS 108943557

member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;
(iii)the Agent, the Common Security Agent, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Common Security Agent and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and
(iv)the New Lender shall become a Party as a “Lender”.
1.6Procedure for assignment
(a)Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
(c)Subject to Clause 29.9 (Pro rata interest settlement), on the Transfer Date:
(i)the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and
(iii)the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)Lenders may utilise procedures other than those set out in this Clause 29.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 29.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 29.2 (Conditions of assignment or transfer).
1.7Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Obligors’ Agent
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Obligors’ Agent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.
1.8Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of

AMERICAS 108943557	1

its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
1.9Pro rata interest settlement
(a)If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.5 (Procedure for transfer) or any assignment pursuant to Clause 29.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(i)any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and
(ii)the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:
(A)when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and
(B)the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.9, have been payable to it on that date, but after deduction of the Accrued Amounts.
(b)In this Clause 29.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.
(c)An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 29.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.
30.Restriction on Debt Purchase Transactions
1.1Prohibition on Debt Purchase Transactions by the Group
The Obligors’ Agent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

AMERICAS 108943557	1

1.2Disenfranchisement of Shareholders
If:
(a)any Lender;
(b)any Affiliate of a Lender; or
(c)any other person acting in concert with such Lender or Affiliate, is or becomes the legal or beneficial owner (directly or indirectly) of voting rights and/or share capital constituting more than twenty per cent (20%) of the voting rights and/or share capital in any member of the Group or a Holding Company of the Group (excluding any voting rights and/or share capital legally or beneficially owned on the Closing Date by a Backstop Party who was a Lender or an Affiliate of a Lender on the Closing Date):
(i)    such Lender shall promptly notify the Agent and the Obligors’ Agent in writing; and
(ii)    such Lender’s Commitments and/or participation shall not be included for the purposes of calculating the Total Commitments or participations under the Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments and/or participations has been obtained to approve any request.
31.Changes to the Obligors
Each Obligor and Security Provider shall comply with the terms of, and shall have the rights set out in, clause 10 (Changes to the Obligors) of Schedule 14 (Common Terms) from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.
32.Role of The Agent and Others
1.1Appointment of the Agent
(a)Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)Each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
(c)Without prejudice to the generality of paragraphs (a) and (b) above, each of the Lenders:
(i)agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement; and
(ii)authorises and instructs:
(A)the Agent to enter into the Intercreditor Agreement as a “Creditor Representative”; and
(B)the Common Security Agent to enter into the Intercreditor Agreement, in each case on behalf of such Lenders.
1.2Instructions
(a)The Agent shall:

AMERICAS 108943557

(i)unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:
(A)all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;
(B)the Incremental Facility Majority Lenders if the relevant Finance Document stipulates the matter is an Incremental Facility Majority Lender decision;
(C)the Supra Majority Lenders if the relevant Finance Document stipulates the matter is a Supra Majority Lender decision;
(D)the Simple Majority Lenders if the relevant Finance Document stipulates the matter is a Simple Majority Lender decision;
(E)the Simple Majority RFA/NMFA Lenders if the relevant Finance Document stipulates the matter is a Simple Majority RFA/NMFA Lender decision; and
(F)in all other cases, the Majority Lenders; and
(ii)not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Common Security Agent.
(d)The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.
(e)In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.
1.3Duties of the Agent
(a)The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)Without prejudice to Clause 29.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Obligors’ Agent), paragraph (b) above shall

AMERICAS 108943557

not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.
(d)Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(f)If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Common Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.
(g)The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
1.4No fiduciary duties
(a)Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person.
(b)None of the Agent or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
1.5Business with the Group
The Agent and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
1.6Rights and discretions
(a)The Agent may:
(i)rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)assume that:
(A)any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)rely on a certificate from any person:
(A)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)no Default has occurred (unless it has actual knowledge of a Default arising under sub-clause 9.1 (Non-payment) of Schedule 14 (Common Terms));
(ii)any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

AMERICAS 108943557	1

(iii)any notice or request made by the Obligors’ Agent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.
(e)The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:
(i)be liable for any error of judgment made by any such person; or
(ii)be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.
(g)Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(h)Without prejudice to the generality of paragraph (g) above, the Agent:
(i)may disclose; and
(ii)on the written request of the Obligors’ Agent or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Obligors’ Agent and to the other Finance Parties.
(i)Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(j)Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
1.7Responsibility for documentation
None of the Agent or any Ancillary Lender is responsible or liable for:
(a)the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

AMERICAS 108943557

(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or
(c)any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
1.8No duty to monitor
The Agent shall not be bound to enquire:
(a)whether or not any Default has occurred;
(b)as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)whether any other event specified in any Finance Document has occurred.
1.9Exclusion of liability
(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or any Ancillary Lender), neither the Agent nor any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:
(i)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;
(ii)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or
(iii)without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)any act, event or circumstance not reasonably within its control; or
(B)the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)No Party (other than the Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender, in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Senior Secured Finance Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

AMERICAS 108943557

(c)The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.
(d)Nothing in this Agreement shall oblige the Agent to carry out:
(i)any “know your customer” or other checks in relation to any person; or
(ii)any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.
(e)Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.
1.10Lenders’ indemnity to the Agent
(a)Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 35.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).
(b)Subject to paragraph (c) below, RigCo or a Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.
(c)Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.
1.11Resignation of the Agent
(a)The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Obligors’ Agent.
(b)Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Obligors’ Agent) may appoint a successor Agent.
(c)If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring

AMERICAS 108943557

Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent (acting through an office in the United Kingdom).
(d)If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 32 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.
(e)The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. RigCo or a Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(f)The Agent’s resignation notice shall only take effect upon the appointment of a successor.
(g)Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(h)The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:
(i)the Agent fails to respond to a request under Clause 16.7 (FATCA information) and the Obligors’ Agent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)the information supplied by the Agent pursuant to Clause 16.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)the Agent notifies the Obligors’ Agent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Obligors’ Agent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Obligors’ Agent or that Lender, by notice to the Agent, requires it to resign.
1.12Replacement of the Agent
(a)After consultation with the Obligors’ Agent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

AMERICAS 108943557	1

(b)The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
(c)The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).
(d)Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
1.13Confidentiality
(a)In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
1.14Relationship with the Lenders
(a)Subject to Clause 29.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)entitled to or liable for any payment due under any Finance Document on that day; and
(ii)entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, e-mail address and (where communication by electronic mail or other electronic means is permitted under Clause 37.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, e-mail address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 37.2 (Addresses) and paragraph (a)(ii) of Clause 37.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
1.15Credit appraisal by the Lenders and Ancillary Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent and each Ancillary Lender that it has been, and will continue to be, solely

AMERICAS 108943557

responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)the financial condition, status and nature of each member of the Group;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(c)whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;
(d)the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(e)the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.
1.16Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
1.17Reliance and engagement letters
Each Finance Party and Secured Party confirms that the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants, auditors, advisers or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
1.18Agent’s management time
(a)Subject to paragraph (b) below, any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and Expenses) and Clause 32.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Obligors’ Agent, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees). Unless a Default is continuing, the Agent shall consult with the Obligors’ Agent prior to incurring any additional costs pursuant to this Clause 32.18.
(b)Paragraph (a) above shall only apply in the event of:
(i)a Default which is continuing;
(ii)the Agent being requested by the Obligors’ Agent or Lenders representing the Majority Lenders to undertake duties which the Agent and the Obligors’ Agent agree (each acting reasonably) to be of an exceptional nature or otherwise outside the scope of the normal duties of the Agent under the Finance Documents; or

AMERICAS 108943557	1

(iii)the Agent and the Obligors’ Agent (each acting reasonably) agreeing that it is otherwise appropriate in the circumstances for paragraph (a) above to apply.
1.19Amounts paid in error
(a)If the Agent (in its capacity as such) pays an amount to another Party and the Agent notifies that Party in writing within five (5) Business Days of becoming aware of such payment that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall as soon as reasonably practicable and in any event within three (3) Business Days of written demand from the Agent refund the same to the Agent.
(b)Neither:
(i)the obligations of any Party to the Agent; nor
(ii)the remedies of the Agent,
(whether arising under this Clause 32.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).
(c)All payments to be made by a Party to the Agent (whether made pursuant to this Clause 32.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
(d)Any amount refunded by a Party to the Agent pursuant to paragraph (a) above shall, for the purposes of the relevant payment obligation under the Finance Documents, be treated as if it had not been received by that Party.
(e)In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party, which at the time of receipt of such payment by such other Party, was received in error on the basis that it was not contractually due to it pursuant to the terms of this Agreement.
33.Conduct of Business by The Finance Parties
No provision of this Agreement will:
(a)interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
34.Sharing among The Finance Parties
1.1Payments to Finance Parties
(a)Subject to paragraph 34.1(b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 35 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:
(i)the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;
(ii)the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in

AMERICAS 108943557

accordance with Clause 35 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(iii)the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.6 (Partial payments).
(b)Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.
1.2Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 35.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
1.3Recovering Finance Party’s rights
On a distribution by the Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.
1.4Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and
(b)as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
1.5Exceptions
(a)This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
(b)A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)it notified the other Finance Party of the legal or arbitration proceedings; and
(ii)the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
1.6Ancillary Lenders
(a)This Clause 35 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 28.2 (Acceleration).

AMERICAS 108943557	1

(b)Following the exercise by the Agent of any of its rights under Clause 28.2 (Acceleration), this Clause 34 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings.
35.Payment Mechanics
1.1Payments to the Agent
(a)On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.
1.2Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.
1.3Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
1.4Clawback and pre-funding
(a)Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
(c)If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:
(i)the Agent shall notify the Obligors’ Agent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and
(ii)the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

AMERICAS 108943557

1.5Impaired Agent
(a)If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 35.1 (Payments to the Agent) may instead either:
(i)pay that amount direct to the required recipient(s); or
(ii)if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).
In each case such payments must be made on the due date for payment under the Finance Documents.
(b)All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)A Party which has made a payment in accordance with this Clause 35.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)Promptly upon the appointment of a successor Agent in accordance with Clause 32.12 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 35.2 (Distributions by the Agent).
(e)A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)that it has not given an instruction pursuant to paragraph (d) above; and
(ii)that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
1.6Partial payments
(a)If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(i)first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Common Security Agent under the Finance Documents;
(ii)secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

AMERICAS 108943557

(iii)thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and
(iv)fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.
(c)Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
1.7Set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
1.8Business Days
(a)Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
1.9Currency of account
(a)Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.
(c)Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
(d)Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.
1.10Change of currency
(a)Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Obligors’ Agent); and
(ii)any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
(b)If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Obligors’ Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

AMERICAS 108943557

1.11Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Obligors’ Agent that a Disruption Event has occurred:
(a)the Agent may, and shall if requested to do so by the Obligors’ Agent, consult with the Obligors’ Agent with a view to agreeing with the Obligors’ Agent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;
(b)the Agent shall not be obliged to consult with the Obligors’ Agent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)any such changes agreed upon by the Agent and the Obligors’ Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers);
(e)the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.11; and
(f)the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
36.Set-Off
(a)A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
(b)Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.
37.Notices
1.1Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by e-mail or letter.
1.2Addresses
The address and e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)in the case of the Parent or the Obligors’ Agent, that identified with its name below;

AMERICAS 108943557

(b)in the case of each Lender, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)in the case of the Agent or the Common Security Agent, that identified with its name below, or any substitute address, e-mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.
1.3Delivery
(a)Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)if by way of e-mail, when received in legible form; or
(ii)if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer.
(b)Any communication or document to be made or delivered to the Agent or the Common Security Agent will be effective only when actually received by the Agent or Common Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Common Security Agent’s signature below (or any substitute department or officer as the Agent or Common Security Agent shall specify for this purpose).
(c)All notices from or to an Obligor shall be sent through the Agent.
(d)Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause 37.3 will be deemed to have been made or delivered to each of the Obligors.
(e)Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
1.4Notification of address and e-mail address
Promptly upon changing its address or e-mail address, the Agent shall notify the other Parties.
1.5Communication when Agent is Impaired Agent
If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.
1.6Electronic communication
(a)Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(i)notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

AMERICAS 108943557

(ii)notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
(b)Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.
(c)Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Common Security Agent only if it is addressed in such a manner as the Agent or Common Security Agent shall specify for this purpose.
(d)Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
(e)Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 37.6.
1.7Direct electronic delivery by Obligors’ Agent
The Obligors’ Agent may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 37.6 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.
1.8English language
(a)Any notice given under or in connection with any Finance Document must be in English.
(b)All other documents provided under or in connection with any Finance Document must be:
(i)in English; or
(ii)if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
38.Calculations And Certificates
1.1Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
1.2Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
1.3Day count convention and interest calculation
(a)Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

AMERICAS 108943557

(i)on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and
(ii)subject to paragraph (b) below, without rounding.
(b)The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
39.Partial Invalidity
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
40.Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
41.Amendments and Waivers
1.1Intercreditor Agreement
This Clause 41 is subject to the terms of the Intercreditor Agreement.
1.2Required consents
(a)Subject to Clause 41.3 (All Lender matters), Clause 41.4 (Supra Majority Lenders matters) and Clause 41.5 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders (provided that Supra Majority Lenders Matters (as defined in Clause 41.4 (Supra Majority Lenders matters)) or any matter stipulated to be subject to a Simple Majority Lender decision or a Simple Majority RFA/NMFA Lender decision, shall only require the consent of the Supra Majority Lenders, the Simple Majority Lenders or the Simple Majority RFA/NMFA Lenders (as applicable) and not the Majority Lenders) and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.
(b)The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41.
(c)Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 32.6 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
(d)Each Obligor agrees to any such amendment or waiver permitted by this Clause 41 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.
(e)Paragraph (c) of Clause 29.9 (Pro rata interest settlement) shall apply to this Clause 41.

AMERICAS 108943557

1.3All Lender matters
Subject to Clauses 12.5 (SOFR Term Rates), 41.4 (Supra Majority Lenders matters) and 41.6 (Changes to reference rates), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:
(a)the definition of “Majority Lenders” or “Incremental Facility Majority Lenders” in Clause 1.1 (Definitions);
(b)the definition of “Supra Majority Lenders”;
(c)the definition of “Simple Majority Lenders”;
(d)the definition of “Simple Majority RFA/NMFA Lenders”;
(e)an extension to the date of payment of any amount under the Finance Documents;
(f)a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(g)a change in currency of payment of any amount under the Finance Documents;
(h)an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;
(i)a change to the Borrowers or Guarantors other than in accordance with Clause 31 (Changes to the Obligors);
(j)any provision which expressly requires the consent of all the Lenders;
(k)Clause 2.4 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), this Clause 41, Clause 47 (Governing law) or Clause 48.1 (Jurisdiction of English courts);
(l)(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:
(i)the guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity);
(ii)the Charged Property; or
(iii)the manner in which the proceeds of enforcement of the Transaction Security are distributed
(except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);
(m)the release of any guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document; or
(n)any amendment to the order of priority or subordination under the Intercreditor Agreement, shall not be made, or given, without the prior consent of all the Lenders (except, in the case of paragraph (e) above, if Clause 10 (Mandatory Prepayment and Cancellation) specifies a different consent threshold, in which case only that consent threshold shall apply to the matters specified in that provision).
1.4Supra Majority Lenders matters

AMERICAS 108943557

(a)An amendment, consent to or waiver that has the effect of changing or which relates to:
(i)any term of a Finance Document which expressly requires the consent of the Supra Majority Lenders; and
(ii)this Clause 41.4
(each a “Supra Majority Lenders Matter”) shall not be made without the prior written consent of the Supra Majority Lenders.
(b)The Agent shall communicate the result of any vote among the Lenders under this Agreement related to a Supra Majority Lenders Matter or any other matter requiring the consent of the Supra Majority Lenders to the Obligors’ Agent and the Common Security Agent, and the Common Security Agent shall in turn determine whether the requisite threshold for the relevant matter has been met.
(c)The Agent shall effect, on behalf of the Finance Parties, any amendment, consent or waiver made in accordance with this Clause 41.4 and take any action and complete any documentation (satisfactory to the Supra Majority Lenders) required or desirable in order to effect such amendment, consent or waiver.
(d)Each Finance Party authorises the Agent to act or refrain from acting on the instruction of the Supra Majority Lenders in relation to this Agreement in respect of the Supra Majority Lenders Matters or any other matter where the Supra Majority Lenders may instruct the Agent under and in accordance with the terms of the applicable Finance Documents.
1.5Other exceptions
(a)An amendment or waiver which relates to the rights or obligations of the Agent, the Common Security Agent or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Common Security Agent or that Ancillary Lender, as the case may be.
(b)Any amendment which relates to the rights of the Lenders to waive prepayment of the Term Loan Facility or a Waivable Bullet Incremental Facility under Clause 11.8 (Prepayment elections) shall not be effected without the consent of the Lenders under the Term Loan Facility or that Waivable Bullet Incremental Facility, as the case may be.
(c)Any amendment or waiver which:
(i)relates only to the rights or obligations applicable to a particular Utilisation, Facility or class of Lender; and
(ii)does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility or another class of Lender, may be made in accordance with this Clause 41 but as if references in this Clause 41 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (c), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility or forming part of that particular class.
(d)Unless otherwise stated in Schedule 14 (Common Terms), any term of Schedule 14 (Common Terms) may only be amended, consented to or waived with the written consent of each of the Majority Lenders and the Majority Senior Lenders and any such amendment will be binding on all Senior Secured Finance Parties.
(e)Each of the Senior Secured Finance Parties agrees that (i) no Senior Secured Finance Party shall, in respect of the Senior Secured Finance Documents, enjoy the benefit of any additional or more restrictive (A) mandatory prepayment events (other than in respect of the Cash Sweep (as defined in the Senior Facility Agreement) and the mandatory prepayment event pursuant to clause 8.7 (Recycling Units) of the Senior Facility Agreement), representations and warranties, information undertakings,

AMERICAS 108943557

financial covenants, general undertakings, drilling unit undertakings or events of default other than those set out in Schedule 14 (Common Terms) or, (B) guarantees or security other than those contemplated by the guarantee and security construct set out in Schedule 14 (Common Terms), and (ii) no Senior Secured Finance Document shall otherwise contain any additional regulation of the matters covered by Schedule 14 (Common Terms).
1.6Changes to reference rates
(a)Subject to Clause 41.5 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:
(i)providing for the use of a Replacement Reference Rate; and
(ii)    aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(C)implementing market conventions applicable to that Replacement Reference Rate;
(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors’ Agent.
(b)An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:
(i)relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and
(ii)is issued after the Closing Date,
may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors’ Agent.
(c)If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten (10) Business Days (or such longer time period in relation to any request which the Obligors’ Agent and the Agent may agree) of that request being made:
(i)its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
(ii)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

AMERICAS 108943557	1

1.7Excluded Commitments
If:
(a)any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days of that request being made;
(b)any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (a), (b), (c), (d) and (m) of Clause 41.3 (All Lender matters)) or such a vote within fifteen (15) Business Days of that request being made; or
(c)any Lender has not nominated an Information Nominee and is therefore not entitled to receive any details of such a request by virtue of the operation of Clause 41.11 (Requests: Public Lenders); or
(d)any Lender has only received prior notification of any such consent, waiver or amendment (but not the specific details of such consent, waiver or amendment) by virtue of its nomination of an Information Nominee who has not elected to have access to Private Lender Information pursuant to clause 5.14(e)(ii) (Public Lenders) of Schedule 14 (Common Terms),
then in each case (unless, in the case of (a) or (b) above, the Obligors’ Agent and the Agent agree to a longer time period in relation to any request):
(i)its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and
(ii)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
For the purposes of this Clause 41.7 and in relation to any request for an amendment, waiver or consent from an Obligor or the Obligors’ Agent pursuant to this Clause 41 which contains Private Lender Information, a Public Lender which has nominated an Information Nominee who has elected to have access to Private Lender Information pursuant to clause 5.14(e)(ii) (Public Lenders) of Schedule 14 (Common Terms) may exercise any of its rights (including voting) in relation to such request through that Information Nominee and references to “Lender” and “Public Lender” herein shall be construed accordingly (but, for the avoidance of doubt, an Information Nominee who has not elected to have access to Private Lender Information pursuant to clause 5.14(e)(ii) (Public Lenders) of Schedule 14 (Common Terms) may not exercise such rights).
1.8Replacement of Lender
(a)If:
(i)any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or
(ii)an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased Costs), Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax Indemnity) to any Lender, then the Obligors’ Agent may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash

AMERICAS 108943557

payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 29.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.
(b)The replacement of a Lender pursuant to this Clause 41.8 shall be subject to the following conditions:
(i)the Obligors’ Agent shall have no right to replace the Agent or Common Security Agent;
(ii)neither the Agent nor the Lender shall have any obligation to the Obligors’ Agent to find a Replacement Lender;
(iii)in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 14 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;
(iv)in no event shall the Lender replaced under this Clause 41.8 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
(v)the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.
(c)A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Obligors’ Agent when it is satisfied that it has complied with those checks.
(d)In the event that:
(i)the Obligors’ Agent or the Agent (at the request of the Obligors’ Agent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;
(ii)the consent, waiver or amendment in question requires the approval of all of the Lenders; and
(iii)Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.
1.9Disenfranchisement of Defaulting Lenders
(a)For so long as a Defaulting Lender has any Available Commitment, in ascertaining:
(i)the Majority Lenders or the Incremental Facility Majority Lenders; or
(ii)whether:
(A)any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or
(B)the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

AMERICAS 108943557	1

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.
(b)For the purposes of this Clause 41.9, the Agent may assume that the following Lenders are Defaulting Lenders:
(i)any Lender which has notified the Agent that it has become a Defaulting Lender;
(ii)any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
1.10Replacement of a Defaulting Lender
(a)The Obligors’ Agent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender:
(i)replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;
(ii)require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender; or
(iii)require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:
(i)in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 29.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or
(ii)in an amount agreed between that Defaulting Lender, the Replacement Lender and the Obligors’ Agent and which does not exceed the amount described in paragraph (i) above.
(b)Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 41.10 shall be subject to the following conditions:
(i)the Obligors’ Agent shall have no right to replace the Agent or Common Security Agent;
(ii)neither the Agent nor the Defaulting Lender shall have any obligation to the Obligors’ Agent to find a Replacement Lender;
(iii)the transfer must take place no later than 90 days after the notice referred to in paragraph (a) above;

AMERICAS 108943557	1

(iv)in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and
(v)the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.
(c)The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Obligors’ Agent when it is satisfied that it has complied with those checks.
1.11Requests: Public Lenders
(a)If an Obligor (or the Obligors’ Agent) wishes to request an amendment, waiver or consent from the Lenders (or any of them) pursuant to this Clause 41, that Obligor or the Obligors’ Agent shall first give at least three (3) Business Days’ notice via the Agent to each Lender (other than a Public Lender) and each Information Nominee of its intention to request an amendment, waiver or consent (without specifying what amendment, waiver or consent will be sought) and confirm whether the relevant amendment, waiver or consent will be sent to Public Lenders pursuant to clause 5.14 (Public Lenders) of Schedule 14 (Common Terms).
(b)The distribution of any amendment, waiver or consent requested by an Obligor or the Obligors’ Agent must comply with clause 5.14 (Public Lenders) of Schedule 14 (Common Terms). Each Public Lender acknowledges that:
(i)Lenders (other than the Public Lenders) and any Information Nominee who has elected to have access to Private Lender Information pursuant to clause 5.14(e)(ii) (Public Lenders) of Schedule 14 (Common Terms) may, in connection with any amendment, waiver or consent request, receive additional information with respect to or in connection with that request, the Group or any part of it or any term of this Agreement that in each case may be material; and
(ii)it (and, if it has appointed an Information Nominee who has not elected to have access to Private Lender Information pursuant to clause 5.14(e)(ii) (Public Lenders) of Schedule 14 (Common Terms), its Information Nominee) may not receive any amendment, waiver or consent request and/or all or part of any additional information referred to in paragraph (i) above and no failure to deliver an amendment, waiver or consent request or such additional information to any Public Lender (or such Information Nominee) by reason of clause 5.14 (Public Lenders) of Schedule 14 (Common Terms) will limit the application of Clause 41.7 (Excluded Commitments) to such Public Lender (or such Information Nominee).
42.Confidential Information
1.1Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information) and Clause 42.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
1.2Disclosure of Confidential Information
Any Finance Party may disclose:

AMERICAS 108943557

(a)to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)to any person:
(i)to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Common Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;
(ii)with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;
(iii)appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 32.14 (Relationship with the Lenders));
(iv)who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.8 (Security over Lenders’ rights);
(viii)who is a Party; or
(ix)with the consent of the Obligors’ Agent,
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements

AMERICAS 108943557

of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors’ Agent and the relevant Finance Party; and
(d)to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
1.3Disclosure to numbering service providers
(a)Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:
(i)names of Obligors;
(ii)country of domicile of Obligors;
(iii)place of incorporation of Obligors;
(iv)date of this Agreement;
(v)Clause 47 (Governing law);
(vi)the names of the Agent and the Common Security Agent;
(vii)date of each amendment and restatement of this Agreement;
(viii)amounts of, and names of, the Facilities (and any tranches);
(ix)amount of Total Commitments;
(x)currencies of the Facilities;
(xi)type of Facilities;
(xii)ranking of Facilities;
(xiii)Termination Date for the Facilities;
(xiv)changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

AMERICAS 108943557	1

(xv)such other information agreed between such Finance Party and the Obligors’ Agent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)The Obligors’ Agent represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)The Agent shall notify the Obligors’ Agent and the other Finance Parties of:
(i)the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and
(ii)the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.
1.4Entire agreement
This Clause 42 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
1.5Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
1.6Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors’ Agent:
(a)of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 42.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)upon becoming aware that Confidential Information has been disclosed in breach of this Clause 42.
1.7Continuing obligations
The obligations in this Clause 42 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:
(a)the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)the date on which such Finance Party otherwise ceases to be a Finance Party.
43.Confidentiality of Funding Rates
1.1Confidentiality and disclosure

AMERICAS 108943557

(a)The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)The Agent may disclose:
(i)any Funding Rate to the relevant Borrower pursuant to Clause 12.4 (Notification of rates of interest); and
(ii)any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.
(c)The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:
(i)any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;
(ii)any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(iii)any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(iv)any person with the consent of the relevant Lender.
1.2Related obligations
(a)The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.
(b)The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:
(i)of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 43.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

AMERICAS 108943557

(ii)upon becoming aware that any information has been disclosed in breach of this Clause 43.
1.3No Event of Default
No Event of Default will occur under clause 9.3 (Other obligations) of Schedule 14 (Common Terms) by reason only of an Obligor’s failure to comply with this Clause 43.
44.Disclosure of Lender Details by Agent
1.1Supply of Lender details to Obligors’ Agent
The Agent shall provide to the Obligors’ Agent, within five Business Days of a request by the Obligors’ Agent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and e-mail address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.
1.2Supply of Lender details at Obligors’ Agent’s direction
(a)The Agent shall, at the request of the Obligors’ Agent, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:
(i)other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and
(ii)member of the Group.
(b)Subject to paragraph (c) below, the Obligors’ Agent shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.
(c)The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.
1.3Supply of Lender details to other Lenders
(a)If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.
(b)The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.
1.4Lender enquiry
If any Lender believes that any entity is, or may be, a Lender and:
(a)that entity ceases to have an Investment Grade Rating; or
(b)an Insolvency Event occurs in relation to that entity,

AMERICAS 108943557

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.
1.5Lender details definitions
In this Clause 44:
“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.
“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).
45.Bail-In
1.1Contractual recognition of bail-in
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
1.2Bail-In definitions
In this Clause 45:
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:
(a)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

AMERICAS 108943557	1

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“Write-down and Conversion Powers” means:
(d)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(e)in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(f)in relation to any other applicable Bail-In Legislation:
(i)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)any similar or analogous powers under that Bail-In Legislation.
46.Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
47.Governing Law
(a)This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
(b)Without prejudice to paragraph (a) above, Schedule 14 (Common Terms) and any non-contractual obligations arising out of or in connection with it will be interpreted in accordance with Norwegian law.
48.Enforcement
1.1Jurisdiction of English courts

AMERICAS 108943557	1

(a)The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”) including in relation to Schedule 14 (Common Terms) and any non-contractual obligations arising out of or in connection with Schedule 14 (Common Terms).
(b)The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)Notwithstanding paragraphs (a) and (b) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.
1.2Service of process
(a)Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(i)irrevocably appoints Seadrill Management Ltd. of 2nd Floor, Building 11, Chiswick Business Park, 566 Chiswick High Road, London W4 5YS as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and Seadrill Management Ltd. by its execution of this Agreement, accepts that appointment); and
(ii)agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

AMERICAS 108943557

Schedule 1

The Original Parties
Part 1
The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any), address	Original Jurisdiction
Seadrill Finance Limited	202100498 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda

Name of Original Guarantor	Registration number (or equivalent, if any), address	Original Jurisdiction
Seadrill 2021 Limited	202100496 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Rig Holding Company Limited	53436 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Finance Limited	202100498 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Treasury UK Limited	11267283 2nd Floor, Building 11, Chiswick Business Park, 566 Chiswick High Road, London W4 5YS, United Kingdom	England

AMERICAS 108943557	1

Seadrill Gemini Ltd.	43061 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Asia Offshore Drilling Limited	44712 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Asia Offshore Rig 1 Limited	44713 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Asia Offshore Rig 2 Limited	44714 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Asia Offshore Rig 3 Limited	45551 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill GCC Operations Ltd.	38735 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Indonesia Ltd.	41956 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Cressida Ltd.	44171 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda

AMERICAS 108943557	2

Seadrill Callisto Ltd.	46953 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Eclipse Ltd.	47104 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Carina Ltd.	46915 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Serviços de Petróleo Ltda.	332 0808533-2 - JUCERJA Avenida Republica do Chile, n. 230, 21 Andar Sala 2101, Centro Rio De Janeiro, RJ 20. 031 919, Brazil	Brazil
Seadrill Tucana Ltd.	44690 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Castor Pte. Ltd.	201625048C 20 Collyer Quay #23-01, 20 Collyer Quay Singapore 049319	Singapore
Seadrill Tellus Ltd.	45260 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Saturn Ltd.	46302 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda

AMERICAS 108943557	3

Seadrill Jupiter Ltd.	46260 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Neptune Hungary Kft	13 09 170644 2724 Ujlengyel, Petofi Sandor, UTCA 40, Hungary	Hungary
Seadrill Gulf Operations Neptune LLC	5338018 Seadrill Headquarters, 11025 Equity Drive, Suite 150, Houston TX 77041, United States	Delaware
Seadrill North Atlantic Holdings Limited	53444 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
North Atlantic Phoenix Ltd.	45189 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Norway Operations Ltd. (previously North Atlantic Norway Ltd.) Seadrill Norway Operations Ltd., Norwegian branch (previously North Atlantic Norway Ltd, Norwegian Branch)	45148 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda 996 732 851 Drammensveien 288, 0283 Oslo, Norway	Bermuda
North Atlantic Elara Ltd.	43930 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda

AMERICAS 108943557	4

Sevan Louisiana Hungary Kft.	13-09-170267 2724 Ujlengyel, Petofi Sandor, UTCA 40, Hungary	Hungary
Sevan Drilling North America LLC	801740894 Seadrill Headquarters, 11025 Equity Drive, Suite 150, Houston, TX 77041, United States	Texas
Seadrill Ariel Ltd.	C-108277 The LISCR Trust Company, 80 Broad Street, Monrovia, Liberia	Liberia
Seadrill Prospero Ltd.	36536 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Management (S) Pte. Ltd.	200509311K 20 Collyer Quay #23-01, 20 Collyer Quay Singapore 049319	Singapore
Seadrill Telesto Ltd.	44176 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda

Name of Original Security Provider	Registration number (or equivalent, if any), address	Original Jurisdiction
Seadrill Investment Holding Company Limited	53437 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda

AMERICAS 108943557	5

Seadrill Jack Up Holding Ltd.	37220 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Americas, Inc.	800774800 Seadrill Headquarters, 11025 Equity Drive, Suite 150, Houston TX 77041, United States	Texas
Seadrill Sevan Holdings Limited	53441 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Sevan Drilling Rig II AS	992 643 382 Finnestadveien 28, 4029 Stavanger, Norway	Norway
Scorpion International Ltd.	38665 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Global Services Ltd.	47413 Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda	Bermuda
Seadrill Management Ltd.	08276358 2nd Floor, Building 11, Chiswick Business Park, 566 Chiswick High Road, London W4 5YS, United Kingdom	England & Wales
Seadrill Europe Management AS	996 411 370 Finnestadveien 28, 4029 Stavanger, Norway	Norway

AMERICAS 108943557	6

Eastern Drilling AS	978 620 876 Finnestadveien 28, 4029 Stavanger, Norway	Norway
Seadrill Offshore AS	929 350 685 Finnestadveien 28, 4029 Stavanger, Norway	Norway

AMERICAS 108943557	7

Part 2
The Original Lenders

Name of Original Lender	Term Loan Facility Commitment (USD)	Revolving Facility Commitment (USD)
Ironshield Special Situations L1 Master Fund LP	207,809.77	148,435.56
J.P. Morgan Securities plc	13,245,220.53	9,460,870.10
Kington Sarl	4,092,590.47	2,923,277.52
Nordea Bank Abp, London branch	13,107,397.42	9,362,426.02
Sherston Sarl	5,978,024.19	4,270,017.54
Skandinaviska Enskilda Banken AB (publ)	9,441,356.00	6,743,825.00
Danish Ship Finance (Danmarks Skibskredit A/S)	200,027.00	142,877.00
Deutsche Bank AG, London Branch	37,659,949.48	26,899,964.28
Didmarton 405 Sarl	5,214,860.74	3,724,900.57
Didmarton Sarl	18,776,377.58	13,411,700.10
DNB Bank ASA	29,009,416.22	20,721,011.87
Export Finance Norway (Eksfin)	29,074,258.60	20,767,328.44
Elliott Associates L.P.	428,309.00	305,935.00
Elliott International L.P.	999,389.00	-
Manningtree Investments Limited	-	713,849.00
HSBC Bank Plc	6,264,894.00	4,474,925.00
TCA Event Investments Sarl	41,765.00	29,832.00
TCA Opportunity Investments Sarl	337,929.00	241,378.00
Westal Holdings Ltd	8,603.00	6,145.00
Cetus Capital VI, L.P.	194,615.00	139,011.00
OFM II, L.P.	144,450.00	103,179.00

AMERICAS 108943557	8

San Bernardino County Employees’ Retirement Association	87,953.00	62,823.00
Ginkgo Tree LLC	63,701.00	45,500.00
GoldenTree Partners, LP	190,617.00	136,155.00
GoldenTree Select Partners, LP	114,056.00	81,469.00
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP	50,792.00	36,280.00
Louisiana State Employees' Retirement System	14,273.00	10,195.00
MA Multi-Sector Opportunistic Fund, LP	8,858.00	6,327.00
GT NM, LP	42,508.00	30,363.00
Total:	175,000,000	125,000,000

AMERICAS 108943557	9

Schedule 2

Conditions Precedent
Part 1
Conditions precedent to utilisation
Terms defined in this Agreement (including Schedule 14 (Common Terms)) have the same meaning in this Part 1 of Schedule 2 unless given a different meaning in this Part 1 of Schedule 2.
1.In respect of each of Seadrill, the Obligors, the Security Providers and the intra-group lenders under the Intercreditor Agreement:
(a)Company Certificate, Certificate of Registration and/or Certificate of Incorporation (or similar);
(b)Articles of Association, Bye-laws, Memorandum and Articles of Association, limited liability agreement (or similar);
(c)updated Good Standing Certificate (or similar, if relevant in the jurisdiction of the relevant entity);
(d)resolutions passed by the board of directors, board or managing directors, the general partner, the managing directors, relevant majority of directors, unanimous written consent or an action by written consent (or similar) evidencing:
(i)the approval of the terms of, and the transactions contemplated by, this Agreement (if applicable) and each other Finance Document to which it is or will become a party; and
(ii)the authorisation of one or more representatives of the relevant entity to execute this Agreement (if applicable), each other Finance Document to which the entity is a party and any other documents necessary to give effect to the transactions contemplated by this Agreement and each other Finance Document on its behalf;
(e)to the extent required by lawyers of the Agent in the relevant jurisdiction, shareholders resolution (or similar) for the purpose of approving the terms of and entering into of this Agreement and each other Finance Document;
(f)a copy of any relevant power of attorney granted in favour of any person for the purpose of signing, and who signs, this Agreement (if applicable) or any other Finance Document to which the relevant entity is a party;
(g)certified true copies of valid proof of identity in respect of the persons signing on behalf of the relevant party; and
(h)an officer’s certificate, including, but not limited to (i) certification of up-to-date documents listed in paragraphs (a) to (g) above; (ii) specimen signatures of each person who signs a Finance Document on behalf of the entity; (iii) a confirmation of solvency; and (iv) in the case of the Parent and RigCo, a statement that as at the Closing Date no Default will occur under this Agreement as a result of the occurrence of the Closing Date, in each case, as set out in further detail in the conditions precedent checklist.
2.Finance Documents
A copy (or original(s) if requested) of each of the following documents duly executed by each of the parties thereto:
(a)this Agreement;
(b)the Intercreditor Agreement;

AMERICAS 108943557	10

(c)the arrangement fee letter between the Borrower and the Agent;
(d)the facility agent fee letter between the Borrower and the Agent;
(e)the security agent fee letter between the Borrower and the Common Security Agent;
(f)the sub-agent fee letter between the Obligors’ Agent and DNB Bank ASA as sub-agent; and
(g)the sub-agent delegation agreement between the Obligors’ Agent and DNB Bank ASA as sub-agent.
3.Security Documents:
A copy (or original(s) if requested) of each of the following documents and any other Security Document in order to comply with the terms of the Finance Documents duly executed by each of the parties thereto, including evidence that the Security thereunder is or will on the Closing Date (or, if specified in the conditions precedent checklist, as soon as practically possible after the Closing Date) be legally perfected on first priority basis in accordance with the terms of the Finance Documents and applicable laws:
(a)the Mortgages (including any deeds of covenant);
(b)the Assignments of Earnings;
(c)the Assignments of Insurances;
(d)the Assignments of Seadrill Group Downstream Claims;
(e)the Assignments of Seadrill Group Downstream Loans;
(f)the Earnings Account Charges;
(g)the Cash Sweep Account Charges;
(h)the RigCo Account Charges;
(i)the Share Charges;
(j)the Cash Pool Co Share Charge;
(k)the RigCo Share Charge;
(l)the Seadrill Management Share Charge;
(m)the Seadrill Serviços Share Charge;
(n)the Floating Charges; and
(o)the Intercreditor Agreement,
in each case, as set out in further detail in the conditions precedent checklist.
4.Miscellaneous
(a)a copy of the executed Amendment and Restatement Agreement (with the Senior Facility Agreement attached);
(b)a copy of the executed Recycling Proceeds Agreement;
(c)a copy of the executed holdback undertakings entered into by North Atlantic Alpha Ltd., North Atlantic Navigator Ltd., North Atlantic Venture Ltd., Seadrill Eminence Ltd. and Seadrill Pegasus (S) Pte. Ltd., respectively, on or about the Closing Date;
(d)a copy of the executed Hemen Convertible Bond;
(e)a copy of the Transaction Steps Plan;

AMERICAS 108943557	11

(f)a certificate from a director of the Parent inter alia confirming that the reorganisation of the Group has been carried out in all material respects in accordance with the Transaction Steps Plan;
(g)evidence that all fees and expenses due under or in connection with the financial restructuring of the Group and the Finance Documents have been paid or will be paid;
(h)an insurance report with respect to the Drilling Units;
(i)KYC-documentation and other evidence or information required by the Finance Parties in respect of the relevant entity whom such information is sought;
(j)a copy of the audited consolidated financial statements of Seadrill for the financial period ending on 31 December 2020;
(k)a copy of the unaudited consolidated opening financial statements of the Parent;
(l)if available, copies of the most recent audited accounts of each of the Obligors and the Security Providers;
(m)a copy of the Base Case Model together with any updates thereto (if any);
(n)a copy of the updated Group structure chart;
(o)a copy of any other required corporate, regulatory (including competition clearances), shareholder and other approvals required to be obtained as a condition of completion of the transaction (but excluding any shareholder approvals of Seadrill) (provided that the requirements associated with such condition precedent are notified to the Parent or its advisers by the later of (i) the date on which this Agreement is substantially agreed among the Parties, and (ii) the date falling two (2) weeks prior to the Closing Date);
(p)funds flow for payments to be made on or about the Restructuring Effective Date;
(q)a copy of an overview of intra-group loans in the Group as of the date falling three (3) Business Days prior to the Closing Date;
(r)a copy of an overview of any and all disposals contractually committed to or agreed to as of the Closing Date;
(s)a copy of an overview of any and all Security existing or legally required to be created under arrangements existing as of the Closing Date;
(t)a copy of an overview of any and all Financial Indebtedness existing or arising pursuant to any legally binding commitment or arrangement existing as of the Closing Date;
(u)a copy of an overview of any and all Financial Support existing or that any member of the Group is contractually or legally obligated to provide as of the Closing Date;
(v)closing memo;
(w)any other authorisation or other document, opinion or assurance which the Lenders notify Seadrill is necessary in connection with the entry into and performance of the transactions contemplated by under this Agreement or any other Finance Document or for the validity and enforceability of any transaction contemplated under this Agreement or any other Finance Document (provided that the requirements associated with such condition precedent are notified to the Parent or its advisors by the later of (i) the date on which this Agreement is substantially agreed among the Parties, and (ii) the date falling two (2) weeks prior to the Closing Date);
(x)evidence that (i) any guarantee provided by any member of the Seadrill Group and/or the RigCo Group in favour of the Second Lien Common Security Agent (as defined in the Original Intercreditor Agreement (as defined in the Amendment and Restatement Agreement)), and (ii) any Security created pursuant to the Second Priority Common Collateral Documents in favour of the Second Lien Common

AMERICAS 108943557	12

Security Agent (each as defined in defined in the Original Intercreditor Agreement), (iii) any Security created pursuant to the Pari Passu Collateral in favour of the Pari Passu Security Agent (each as defined in the Original Intercreditor Agreement), and (iv) the share charge granted by Seadrill in respect of the shares over IHCo, has been released and discharged in full.
(y)on the Closing Date, or as soon as possible thereafter, satisfactory searches in maritime registries, including, but not limited to evidence (by way of transcript of registry) that the Drilling Unit is registered in the name of the relevant Drilling Unit Owner in the relevant ship registry, that the Mortgage has been, or will be on the Closing Date, executed and recorded with its intended first priority against the Drilling Unit and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the Drilling Unit;
(z)the Hungarian security confirmation agreement in respect of the quota pledges over Seadrill Neptune Hungary Kft. and Sevan Louisiana Hungary Kft; and
(aa)any other document or condition precedent as reasonably requested by the Agent before it gives its confirmation under Clause 4.1(b) (provided that the requirements associated with such condition precedent are notified to the Parent or its advisors by the later of (i) the date on which this Agreement is substantially agreed among the Parties, and (ii) the date falling two (2) weeks prior to the Closing Date).
5.Legal Opinions:
(a)legal opinion(s) from Advokatfirmaet BAHR AS in respect of Norwegian law matters;
(b)legal opinion(s) from White & Case LLP in respect of English law matters;
(c)legal opinion(s) from Kirkland & Ellis in respect of New York and Delaware law matters;
(d)legal opinion(s) from Appleby (Bermuda) Limited in respect of Bermuda law matters;
(e)legal opinion(s) from Basch & Rameh in respect of Brazil law matters;
(f)legal opinion(s) from Stephenson Harwood in respect of Hong Kong law matters;
(g)legal opinion(s) from Allen & Overy in respect of Hungarian law matters;
(h)legal opinion(s) from Rahmat Lim & Partners covering Malaysian and Labuan law matters;
(i)legal opinion(s) from Holland & Knight LLP covering Liberian law matters;
(j)legal opinion(s) from Mijares, Angoitia, Cortés y Fuentes, S.C. covering Mexican law matters;
(k)legal opinion(s) from De Brauw covering Dutch law matters;
(l)legal opinion(s) from Brodies LLP covering Scottish law matters;
(m)legal opinion(s) from Norton Rose Fulbright covering Singaporean law matters;
(n)legal opinion(s) from Chaffe McCall covering Texas law matters;
(o)legal opinion(s) from ARIAS, FABREGA & FABREGA covering Panama law matters;
(p)legal opinion(s) from Higgs Johnson Counsel & Attorneys-at-Law covering Bahamas law matters;
(q)legal opinion from Stewart McKelvey covering Canadian law matters.

AMERICAS 108943557	13

Part 2
Conditions precedent required to be delivered by an Additional Obligor and any entity required to provide any Security under the terms of this Agreement
1.A Borrower Replacement Letter or Accession Deed (as applicable) executed by the Replacement Borrower, Additional Guarantor or Security Provider (as applicable) and the Obligors’ Agent.
2.A copy of the constitutional documents of the Additional Obligor or Security Provider.
3.A copy of a resolution of the board (or, if applicable, a committee of the board) of directors of the Additional Obligor or Security Provider:
(a)approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;
(b)authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;
(c)authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to a Replacement Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and
(d)authorising the Obligors’ Agent to act as its agent in connection with the Finance Documents.
4.If applicable, a copy of a resolution of the board of directors of the Additional Obligor or Security Provider, establishing the committee referred to in paragraph 3 above.
5.A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.
6.A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.
7.A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above.
8.A certificate of the Additional Obligor or Security Provider (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.
9.A certificate of an authorised signatory of the Additional Obligor or Security Provider certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.
10.A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.
11.If available, the latest audited financial statements of the Additional Obligor or Security Provider.
12.The following legal opinions, each addressed to the Agent, the Common Security Agent and the Lenders:
(a)A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.
(b)If the Additional Obligor or Security Provider is incorporated in or has its “centre of main interest” or “establishment” in a jurisdiction other than England and Wales or is

AMERICAS 108943557	14

executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.
13.If the proposed Additional Obligor or Security Provider is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 48.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor or Security Provider.
14.At least two (2) originals of each Security Document which the Agent and/or the Common Security Agent (as applicable) reasonably requires to be entered into by or in respect of the Additional Obligor or Security Provider in order to maintain the security position contemplated by Clause 22 (Security), executed by the parties to that document, together with copies of all notices required to be sent under the relevant Security Documents executed by the relevant parties and all other documents and instruments required under that Security Document.
15.    If the Additional Obligor or Security Provider is incorporated in England and Wales, Scotland or Northern Ireland, evidence that the Additional Obligor or Security Provider has done all that is necessary (including, without limitation, by re-registering as a private company) to comply with sections 677 to 683 of the Companies Act 2006 in order to enable that Additional Obligor or Security Provider to enter into the Finance Documents and perform its obligations under the Finance Documents.
(b)If the Additional Obligor or Security Provider is not incorporated in England and Wales, Scotland or Northern Ireland, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor or Security Provider has complied with any law in its jurisdiction relating to financial assistance or analogous process.

AMERICAS 108943557	15

Schedule 3

Requests and Notices
Part 1
Utilisation Request Loans
From:    [Borrower]/[Obligors’ Agent]*
To:    [Agent]
Dated:
Dear Sirs
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2.We wish to borrow a Loan on the following terms:

(a)	Borrower:	[ ]
(a)	Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
(a)	Facility to be utilised:	[Term Loan Facility]/[Revolving Facility][/[Incremental Facility with an Establishment Date of [ ]]]**
(a)	Amount:	USD [ ] or, if less, the Available Facility
(a)	Interest Period:	[ ]
3.We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.
4.[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan].]/[The proceeds of this Loan should be credited to [account].]
5.This Utilisation Request is irrevocable.
Yours faithfully
authorised signatory for
[the Obligors’ Agent on behalf of [insert name of Borrower]]/ [insert name of Borrower]*

Notes:
*    Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Obligors’ Agent.
**    Select the Facility to be utilised and delete references to the other Facilities.

AMERICAS 108943557	16

Part 2

Selection Notice
Applicable to a Term Loan
From:    [Borrower]/[Obligors’ Agent]*
To:    [Agent]
Dated:
Dear Sirs
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2.We refer to the following [Term Loan Facility][/[Incremental Facility]] Loan[s] with an Interest Period ending on [       ]**.
3.[We request that the above [Term Loan Facility][/[Incremental Facility]] Loan[s] be divided into [         ] [Term Loan Facility][/[Incremental Facility]] Loans with the following Base Currency Amounts and Interest Periods:]***
or
[We request that the next Interest Period for the above [Term Loan Facility][/[Incremental Facility]] Loan[s] is [      ]].****
4.This Selection Notice is irrevocable.

Yours faithfully
authorised signatory for
[the Obligors’ Agent on behalf of] [insert name of relevant Borrower] *****

Notes:
*    Amend as appropriate. The Selection Notice can be given by the Borrower or the Obligors’ Agent.
**    Insert details of all Term Loans for the relevant Facility which have an Interest Period ending on the same date.
***    Use this option if division of Term Loan Facility Loans or Incremental Facility Loans is requested.
****    Use this option if sub-division is not required.
*****    Amend as appropriate. The Selection Notice can be given by the Borrower or the Obligors’ Agent.

AMERICAS 108943557	17

Schedule 4

Form of Transfer Certificate
To:    [             ] as Agent and [ ] as Common Security Agent
From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)
Dated:
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.
2.We refer to Clause 29.5 (Procedure for transfer) of the Facilities Agreement:
(a)The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 29.5 (Procedure for transfer) of the Facilities Agreement all of the Existing Lender’s rights and obligations under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule.
(b)The proposed Transfer Date is [          ].
(c)The Facility Office and address, e-mail address and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Facilities Agreement are set out in the Schedule.
3.The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.
4.    This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
5.    This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
6.     The New Lender confirms that it will bound by and will take no actions contrary to the provisions of the Intercreditor Agreement.
7.     This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:    The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

AMERICAS 108943557	18

The Schedule
Commitment/rights and obligations to be transferred
[Insert relevant details]
[Facility Office address, e-mail address and attention details for notices and account details for payments,]

[Existing Lender] By:	[New Lender] By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent, and the Transfer Date is confirmed as [           ].

[Agent]

By:

AMERICAS 108943557	19

Schedule 5

Form of Assignment Agreement
To:    [ ] as Agent and [ ], [ ] as Common Security Agent, [ ] as Obligors’ Agent, for and on behalf of each Obligor
From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)
Dated:
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.
2.We refer to Clause 29.6 (Procedure for assignment) of the Facilities Agreement:
(a)The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facilities Agreement as specified in the Schedule.
(b)The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Facilities Agreement specified in the Schedule.
(c)The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.The proposed Transfer Date is [ ].
4.On the Transfer Date the New Lender becomes party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender.
5.The Facility Office and address, e-mail address and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Facilities Agreement are set out in the Schedule.
6.The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.
7.The New Lender confirms that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement in its capacity as a [Super Senior Lender].
8. This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 29.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Obligors’ Agent), to the Obligors’ Agent (on behalf of each Obligor) of the assignment referred to in this Agreement.
9.This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
10.This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
11.    This Agreement has been entered into on the date stated at the beginning of this Agreement.

AMERICAS 108943557	20

Note:    The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

AMERICAS 108943557	21

The Schedule
Commitment/rights and obligations to be transferred by assignment, release and accession
[Insert relevant details]
[Facility Office address, e-mail address and attention details for notices and account details for payments]

[Existing Lender] By:	[New Lender] By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent, and the Transfer Date is confirmed as [ ].
Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.
[Agent]

By:

AMERICAS 108943557	22

Schedule 6

Form of Accession Deed
To:    [                   ] as Agent and [                  ] as Common Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below
From:    [Subsidiary] and [Obligors’ Agent]
Dated:
Dear Sirs
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.
2.[Subsidiary] agrees to become an [Additional Guarantor]/[Security Provider] and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an [Additional Guarantor]/[Security Provider] pursuant to Clause 31 (Changes to the Obligors) of the Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [                   ]. We confirm that no Default is continuing or is likely to occur as a result of [Subsidiary] becoming an [Additional Guarantor]/[Security Provider].
3.[Subsidiary’s] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:
Address:
E-mail Address.:
Attention:
4.[Subsidiary] (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:
[Insert details (date, parties and description) of relevant documents]
the “Relevant Documents”.
It is agreed as follows:
(a)Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.
(b)The Acceding Debtor and the Common Security Agent agree that the Common Security Agent shall hold:
(i)[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;
(ii)all proceeds of that Security; and]1
1    Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Common Security Agent as trustee for the Secured Parties.

AMERICAS 108943557	23

(iii)all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Common Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Common Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.
(c)The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.
(d)In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
5.This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Accession Deed has been signed on behalf of the Common Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Obligors’ Agent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

AMERICAS 108943557	24

[Subsidiary]

[Executed as a Deed By: [Subsidiary]	Director Director/Secretary]

or

[Executed as a Deed By: [Subsidiary]	Signature of Director Name of Director
in the presence of Witness Name: Witness Address: Witness Occupation: ]

The Obligors’ Agent

By:
The Common Security Agent
[Full Name of Current Common Security Agent]

By:
Date:

AMERICAS 108943557	25

Schedule 7

Form of Resignation Letter
To:    [             ] as Agent
From:    [resigning Guarantor] and [Obligors’ Agent]
Dated:
Dear Sirs
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [             ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2.Pursuant to Clause 31 (Changes to the Obligors) of the Facilities Agreement, we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Facilities Agreement and the Finance Documents (other than the Intercreditor Agreement) as [reason for resignation request] [and that the following Security and Security Document(s) be released at the cost of the Obligors’ Agent:
(a)[●]; and
(b)[●]].
3.We confirm that:
(a)no Default is continuing or would result from the acceptance of this request;
(b)no payment is due or will, as a result of this request, become due from the Guarantor;
(c)[the [disposal / Drilling Unit Refinancing] proceeds have been or will be applied in accordance with the Facilities Agreement;]
(d)[in the reasonable opinion of the Obligors’ Agent, the Guarantor is not and has no assets of material value;] [and]
(e)[the new [Drilling Unit Owner / Intra-Group Charterer] has acceded to the Facilities Agreement as an [Additional Guarantor]/[Security Provider] in accordance with the terms of Clause 31 (Changes to the Obligors) of the Facilities Agreement.]
4.This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Obligors’ Agent] By:	[resigning Guarantor] By:

AMERICAS 108943557	26

Schedule 8

Form of Compliance Certificate
To:    [             ] as Agent
From:    [Obligors’ Agent]
Date:    [●] [To be delivered no later than one hundred and eighty (180)/seventy (70) days after each reporting date]
Dear Sirs
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [             ] (the “Facilities Agreement”)
We refer to the Facilities Agreement. Terms defined in the Facilities Agreement shall have the same meaning when used in this Compliance Certificate.
We confirm that as at [insert relevant reporting date], unless otherwise stated:
4.1EBITDA
EBITDA of the RigCo Group was [●], while Adjusted EBITDA of the RigCo Group was [●].
4.2RigCo Group Minimum Liquidity
The RigCo Covenant Liquidity was USD [●] as at [the close of business in each relevant jurisdiction] on the final Business Day of the relevant Financial Quarter, while the RigCo Covenant Liquidity required was USD 175,000,000.
4.3Super Senior Gross Leverage Ratio
The Super Senior Gross Leverage Ratio was [●], while the Super Senior Gross Leverage Ratio was required to be equal to or less than [1.6x / 1.5x / 1.4x / 1.3x].
4.4Total Net Leverage Ratio
The Total Net Leverage Ratio was [●], while the Total Net Leverage Ratio was required to be equal to or less than [5.0x / 4.5x / 4.0x / 3.5x].
4.5RigCo Ongoing Liquidity – Cash sweep prepayment under Senior Facility Agreement2
RigCo Ongoing Liquidity as at [insert the relevant Cash Sweep Calculation Date (as defined in the Senior Facility Agreement)]3 was in the amount of USD [●].
The Cash Sweep Threshold (as defined in the Senior Facility Agreement) as at [insert the relevant Cash Sweep Calculation Date (as defined in the Senior Facility Agreement)] was in the amount of USD [●].
The Cash Sweep Amount (as defined in the Senior Facility Agreement) was as at [insert the relevant Cash Sweep Calculation Date (as defined in the Senior Facility Agreement)] in the amount of USD [●]. Such Cash Sweep Amount (as defined in the Senior Facility Agreement) was applied towards repayment of principal amounts outstanding under the Senior Facility.
4.6RigCo Ongoing Liquidity – Interest
RigCo Ongoing Liquidity as at [insert relevant PIYC Calculation Date (as defined in the Senior Facility Agreement)]4 was in the amount of USD [●].
2 Not applicable if the first Compliance Certificate is delivered prior to the first Cash Sweep Prepayment Date (as defined in the Senior Facility Agreement).
3 Calculated on the last Business Day of the month immediately preceding the relevant Cash Sweep Prepayment Date (as defined in the Senior Facility Agreement).
4 Calculated on the first Business Day in the month in which the relevant Interest Payment Date (as defined in the Senior Facility Agreement) falls.

AMERICAS 108943557	27

The PIYC Threshold (as defined in the Senior Facility Agreement) as at [insert relevant PIYC Calculation Date (as defined in the Senior Facility Agreement)] was in the amount of USD [●].
Interest paid in cash pursuant to paragraph (a) and (b) of clause 10.2 (Payment of interest) of the Senior Facility Agreement as at the most recent Interest Payment Date (as defined in the Senior Facility Agreement) was USD [●].
Interest capitalised and added to the principal outstanding amount under the Senior Facility pursuant to paragraph (b) of clause 10.2 (Payment of interest) of the Senior Facility Agreement as at the most recent Interest Payment Date (as defined in the Senior Facility Agreement) was USD [●].
4.7RigCo Group cash sweep
The aggregate amount of cash transferred by members of the RigCo Group into the Cash Sweep Accounts from the previous Quarter Date to the Quarter Date to which this Compliance Certificate relates was USD [●].
[The amount of cash not transferred by members of the RigCo in accordance with the terms of the Facilities Agreement was USD [●], as [insert reason for withholding the cash with the RigCo Group member(s)].]
The total aggregate amount standing to the credit of the Cash Sweep Accounts as at the reporting date was [●].
4.8Payments out of the RigCo Group
The following payments have been made to members outside the RigCo Group in the relevant Financial Quarter:
(a)[Junior Obligations Permitted Payment(s) in the amount of USD [●] following [specify relevant Junior Obligations Permitted Payment(s)];] [and]
(b)[Structural Permitted Payment(s) in the amount of USD [●].]
The payments have been made by way of RigCo Upstream Loans.
[We confirm that any Junior Obligations Permitted Payment(s) made in the relevant Financial Quarter was made in accordance with the requirements set out in the definition of “Junior Obligations Permitted Payments”.]
[The following amounts from SDRL Debt Issues and/or SDRL Equity Issues have been advanced or otherwise contributed to the RigCo Group:
(a)proceeds from SDRL Debt Issues in the amount of USD [●]; and
(b)proceeds from SDRL Equity Issues in the amount of USD [●].]
4.9Excess Sales Proceeds
[Alt. 1: No Excess Sales Proceeds were generated in the relevant Financial Quarter.]
[Alt. 2: Excess Sales Proceeds generated in the relevant Financial Quarter are in the amount of USD [●].]
4.10Non-Recourse Subsidiaries
We confirm that [the Non-Recourse Subsidiaries are [insert list of Non-Recourse Subsidiaries]] [there are no Non-Recourse Subsidiaries].
[In the relevant [Financial Quarter], Permitted Non-Recourse Subsidiary Investments in the amount of USD [●] have been made in respect of [insert details of the relevant Permitted Non-Recourse Subsidiary Investments].]

AMERICAS 108943557	28

4.11SDRL Equity Issue and SDRL Debt Issue
[Proceeds in the relevant Financial Quarter from:
(a)SDRL Equity Issue(s) was/were in amount of USD [●] following [insert details of the relevant equity issue(s)]; and
(b)SDRL Debt Issue(s) was/were in amount of USD [●] following [insert details of the relevant debt issues(s)]].
4.12[Investment and Acquisition Basket
RigCo UFCF was [●] and the Investment and Acquisition Basket was [●].]5
4.13Market Value
The Market Value of each of the Drilling Units, and the Drilling Units in aggregate is attached as Appendix 1 hereto for information purposes.
4.14Insurance
We confirm that each of the Drilling Units is insured against such risks and in such amounts as set out in Appendix 2 hereto.
4.15No Default
We confirm that, as of the date hereof (i) each of the representations and warranties set out in clause 4 (Representations and Warranties) of Schedule 14 (Common Terms) of the Facilities Agreement (except for the representations and warranties in clause 4.7(b), clause 4.8(b) and (c), clause 4.9(a)(ii) (only insofar as they relate to any omission), clause 4.10(c), clause 4.15 (No winding-up) and clause 4.22 (Sanctions)) is true and correct, and (ii) no event or circumstance has occurred and is continuing which constitutes or is reasonably likely to constitute an Event of Default.
Yours sincerely
for and on behalf of
[Obligors’ Agent]

By:
Name:
Title: [authorised officer]

5 Only applicable to Compliance Certificates which related to the financial year end of the Parent.

AMERICAS 108943557	29

Appendix 1 – Market Value

Drilling Unit	Valuation from [Approved Broker]	Valuation from [Approved Broker]	Average Market Value

Appendix 2 - Insurance

Drilling Unit	Hull & Machinery	Freight Interest	Hull Interest	P&I	War risk	Insured Amount	MAPP

AMERICAS 108943557	30

Schedule 9

LMA Form of Confidentiality Undertaking

AMERICAS 108943557	31

Schedule 10

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 13.1 (Selection of Interest Periods and Terms))	U-3 9.30am
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 Noon

“U”	=	date of utilisation or, if applicable, in the case of a Term Loan that has already been borrowed, the first day of the relevant Interest Period for that Term Loan.
“U – X”	=	X Business Days prior to date of utilisation

AMERICAS 108943557	32

Schedule 11

Form of Increase Confirmation
To:    [ ] as Agent, [     ] as Common Security Agent and [ ] as Obligors’ Agent, for and on behalf of each Obligor
From:    [the Increase Lender] (the “Increase Lender”)
Dated:
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.
2.We refer to Clause 2.3 (Increase) of the Facilities Agreement.
3.The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Facilities Agreement in respect of the Relevant Commitment(s).
4.The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [      ].
5.On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender. The Increase Lender confirms that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement in its capacity as a [Super Senior Lender].
6.The Facility Office and address, e-mail address and attention details for notices to the Increase Lender for the purposes of Clause 38.2 (Addresses) of the Facilities Agreement are set out in the Schedule.
7.The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (k) of Clause 2.3 (Increase) of the Facilities Agreement.
8.    This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
9.    This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
10.    This Agreement has been entered into on the date stated at the beginning of this Agreement.
Note:    The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

AMERICAS 108943557	33

The Schedule
Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender
[Insert relevant details]
[Facility Office address, e-mail address and attention details for notices and account details for payments]
[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as [     ].

Agent By:

Note:
*    Only if increase in the Total Revolving Facility Commitments.

AMERICAS 108943557	34

Schedule 12

Form of Incremental Facility Notice
To:    [   ] as Agent and [   ] as Common Security Agent
From:    [   ] as the Obligors’ Agent and the entities listed in the Schedule as Incremental Facility Lenders (the “Incremental Facility Lenders”)
Dated:
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Intercreditor Agreement (as defined in the Facilities Agreement). This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Notice unless given a different meaning in this Incremental Facility Notice.
2.We refer to Clause 10 (Establishment of Incremental Facilities) of the Facilities Agreement.
3.We request the establishment of an Incremental Facility with the following Incremental Facility Terms:
(a)Currency:
The Base Currency.
(b)Total Incremental Facility Commitments:
[    ]
(c)Margin:
[    ]
(d)Level of commitment fee payable pursuant to Clause 15.1 (Commitment fee) of the Facilities Agreement in respect of the Incremental Facility:
[    ]
(e)Borrower(s) to which the Incremental Facility is to be made available:
[    ]
(f)Purpose(s) for which all amounts borrowed under the Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Facilities Agreement:
[    ]
(g)Availability Period:
[    ]
(h)[Incremental Facility Conditions Precedent:
[    ]]
(i)The repayment terms for the Incremental Facility for the purposes of Clause 8.1 (Repayment of Term Loans) of the Facilities Agreement [and the effect of cancellation and prepayment of the Incremental Facility for the purposes of Clause 8.3 (Effect of cancellation and prepayment on scheduled repayments and reductions) of the Facilities Agreement]:

AMERICAS 108943557	35

[    ]
(j)[The Lenders under the Incremental Facility [are]/[are not]* permitted to elect to waive prepayments of the Incremental Facility under Clause 11.8 (Prepayment elections) of the Facilities Agreement].6
(k)Termination Date:
[    ]
4.The proposed Establishment Date is [ ].
5.The Obligors’ Agent confirms that:
(a)the Incremental Facility complies with Clause 7.5 (Restrictions on Incremental Facility Terms and fees) of the Facilities Agreement;
(b)[the Incremental Facility Lenders and the Incremental Facility Commitments set out in this Incremental Facility Notice have been selected and allocated in accordance with Clause 7.1 (Selection of Incremental Facility Lenders) of the Facilities Agreement; and
(c)each condition specified in paragraph (a)(i) of Clause 7.6 (Conditions to establishment) of the Facilities Agreement is satisfied on the date of this Incremental Facility Notice.
6.Each Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Facilities Agreement in respect of that Incremental Facility Commitment.
7.On the Establishment Date each Incremental Facility Lender becomes party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender.
8.The Incremental Facility Lender confirms that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement in its capacity as a [Super Senior Lender].
9.Each Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 7.12 (Limitation of responsibility) of the Facilities Agreement.
10.This Incremental Facility Notice is irrevocable.
11.This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.
12.This Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.
13.This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.
Note:    The execution of this Incremental Facility Notice may not be sufficient for each Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.
* Delete as appropriate.
6    Include only if the relevant Incremental Facility is a Bullet Incremental Facility.

AMERICAS 108943557	36

The Schedule
Name of Incremental Facility Lender    Incremental Facility Commitment

AMERICAS 108943557	37

The Obligors’ Agent

By:
The Incremental Facility Lenders

By:

This document is accepted as an Incremental Facility Notice for the purposes of the Facilities Agreement by the Agent and the Establishment Date is confirmed as [     ].
The Agent

By:

AMERICAS 108943557	38

Schedule 13

Form of Incremental Facility Lender Certificate
To:    [ ] as Agent and [ ] as Obligors’ Agent
From:    [The Incremental Facility Lender]
Dated:
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Incremental Facility Notice dated [      ]. This is an Incremental Facility Lender Certificate. Terms defined in the Facilities Agreement have the same meaning in this Incremental Facility Lender Certificate unless given a different meaning in this Incremental Facility Lender Certificate.
2.The Facility Office and address, e-mail address and attention details for notices of the Incremental Facility Lender for the purposes of Clause 37.2 (Addresses) of the Facilities Agreement are:
Incremental Facility Lender
[Incremental Facility Lender]

By:

AMERICAS 108943557	39

Schedule 14

Common Terms
1.Definitions and Interpretation
1.1Definitions
Unless otherwise indicated, references to “Clauses” and “Schedules” in this Schedule are to clauses of, and schedules to, the super senior term and revolving facilities agreement (this “Agreement”) to which this Schedule is attached. Unless defined differently in this Schedule, words and expressions defined in Clause 1 (Definitions and Interpretation) have the same meanings when used in this Schedule. In addition, in this Schedule:
“2020 Seadrill Financial Statements” means the audited consolidated financial statements of Seadrill Limited (registration number 53439) for the year ending 31 December 2020.
“Acceptable Ship Registry” means the ship registry of Bahamas, Bermuda, Cyprus, Denmark, Germany, United Kingdom, Hong Kong, Isle of Man, Cayman Islands, Liberia, Malta, the Marshall Islands, the Netherlands, Norway, Panama and Singapore and any other ship registry approved by the Agent.
“Accounting Principles” means, for the relevant member of the Group, generally accepted accounting principles in the United States of America (US GAAP), IFRS or other generally accepted accounting principles in the jurisdiction of incorporation of that member of the Group.
“Acquisition” means any acquisition of:
(a)any company or shares (or similar equity investments) or a business or undertaking (or, in each case, any interest in any of them); or
(b)any drilling unit, rig or vessel (excluding the Drilling Units), including, for the avoidance of doubt, any entry into of a contract for the acquisition of the same.
“Additional Indebtedness” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“Additional Security Provider” means any Security Provider which grants or provides a Security Interest only pursuant to a Floating Charge.
“Agreed Format” means, in relation to any document, that such document is substantially in the form agreed by the Obligors’ Agent and the Agent (acting on the instructions of the Majority Lenders) on or prior to the Closing Date or in such other form as may be agreed from time to time by the Obligors’ Agent and the Agent (acting on the instructions of the Majority Lenders) (each acting reasonably).
“Approved Borrower Jurisdiction” means Norway, Luxembourg, England and Wales, Bermuda and any other jurisdiction approved in advance by the Agent (acting on the instructions of all the Lenders).
“Approved Brokers” means each of Clarksons Platou, Fearnleys, Pareto and IHS Petrodata or such other reputable and independent consultancy or ship broker firm approved by the Agent, such consent not to be unreasonably withheld or delayed.
“Approved Guarantor Jurisdiction” means Norway, Luxembourg, England and Wales, Bermuda, Singapore, Hungary, Switzerland, the United Arab Emirates and any other jurisdiction approved in advance by the Agent (acting on the instructions of all the Lenders).
“Asset Coverage Threshold” means that the lower of:
(c)the pro forma Market Value of all Drilling Units and Cash and Cash Equivalents of the RigCo Group above USD 400,000,000; and

AMERICAS 108943557	40

(d)the enterprise value of the Parent (calculated by reference to (i) the Parent’s market capitalisation determined using the trading price on the New York Stock Exchange multiplied by the total number of shares in issue or, if the Parent is not listed on the New York Stock Exchange at the time, on the Oslo Stock Exchange and (ii) consolidated net debt (such netting to take into account only any cash and cash equivalents which would constitute “Cash”, “Cash Equivalents” or “Cash and Cash Equivalents Collateral” for the purposes of this Agreement but, for the purposes of this paragraph (b) only, on the basis that the definitions of “Cash and Cash Equivalents Collateral” apply to cash and cash equivalents held by the Group up to the Permitted Cash and Cash Equivalents Collateral Threshold)),
is more than 450% of the total outstanding principal amounts and commitments under the Facilities (including, for the avoidance of doubt, any undrawn and uncancelled commitments under the Facilities).
“Asset Sale Waterfall” shall have the meaning given to that term in clause 2.2.4 (Sale or disposal - definitions) of this Schedule.
“Assignment of Earnings” means each assignment agreement, collateral to the Secured Bank Facilities Agreements, for the first priority perfected assignment of the Earnings, made between the relevant Obligor and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Obligors’ obligations under the Senior Secured Finance Documents.
“Assignment of Insurances” means each assignment agreement, collateral to the Secured Bank Facilities Agreements, for the first priority perfected assignment of (i) the Insurances, made between the relevant Drilling Unit Owner and the Common Security Agent (on behalf of the Senior Secured Finance Parties) and (ii) any re-insurances taken out by any captive vehicle, made between the relevant captive vehicle and the Common Security Agent (on behalf of the Senior Secured Finance Parties), in both cases as security for the Obligors’ obligations under the Senior Secured Finance Documents.
“Assignment of Seadrill Group Downstream Claims” means each assignment agreement, collateral to the Secured Bank Facilities Agreements, for the first priority perfected assignment of any Seadrill Group Downstream Claim, made between the relevant member of the Group and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Senior Secured Finance Documents.
“Assignment of Seadrill Group Downstream Loans” means each assignment agreement, collateral to the Secured Bank Facilities Agreements, for the first priority perfected assignment of any Seadrill Group Downstream Loan, made between the relevant member of the Group and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Senior Secured Finance Documents.
“Auditors” means reputable and internationally recognised accountancy firms acceptable to the Majority Lenders such as PriceWaterhouseCoopers, Deloitte, EY, and KPMG or such other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).
“Base Case Model” means the outputs of the financial model prepared as at 2 September 2021 (updated prior to the Closing Date solely for contract wins since the original date of preparation) reflecting the forecasted consolidated financial condition of the Group for at least five (5) years from the date of its preparation.
“Borrower Replacement Letter” means a document substantially in the form set out in Schedule 17 (Form of Borrower Replacement Letter).
“Cash” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“Cash Consideration” shall have the meaning given to that term in clause 2.2 (Sale or disposal) of this Schedule.
“Cash Equivalents” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.

AMERICAS 108943557	41

“Cash Flow Projections” means:
(e)the Base Case Model delivered by the Parent or the Obligors’ Agent to the Agent on or prior to the Closing Date; and
(f)any cash flow projections based on the Base Case Model delivered by the Parent and/or the Obligors’ Agent to the Agent pursuant to and for such period as described in clause 5.1 (Financial statements) of this Schedule, such cash flow projections to be in a format substantially similar to the cash flow projections provided in the Base Case Model or such other format satisfactory to the Agent (acting reasonably).
“Cash Pool Co Share Charge” means the first priority perfected share charge, collateral to the Secured Bank Facilities Agreements, over all the shares, equity interests and/or membership interests (as applicable) of Cash Pool Co from time to time, made between RigCo and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Senior Secured Finance Documents.
“Cash Sweep” means the cash sweep set out in clause 8.8 (Cash sweep prepayment) of the Senior Facility Agreement.
“Cash Sweep Accounts” means the accounts with account numbers 81014978267USD (USD), 81014978267NO (NOK), 81014978267GBP (GBP) and 81014978267EUR (EUR) opened in the name of Cash Pool Co with Danske Bank A/S and/or any other account opened by Cash Pool Co from time to time into which cash sweeps are made pursuant to clause 7.25 (RigCo Group cash sweep) of this Schedule.
“Cash Sweep Account Charges” means each first priority perfected charge over the Cash Sweep Accounts made between Cash Pool Co and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Senior Secured Finance Documents.
“Common Terms” means the following provisions of this Schedule:
(g)clause 2 (Mandatory Prepayment and Cancellation);
(h)clause 3 (Security);
(i)clause 4 (Representation and Warranties);
(j)clause 5 (Information Undertakings);
(k)clause 6 (Financial Covenants);
(l)clause 7 (Undertakings);
(m)clause 8 (Drilling Unit Covenants);
(n)clause 9 (Events of Default);
(o)clauses 10.1 (No assignment by the Obligors or the Security Providers) 10.2 (Changes to the Borrower) 10.3 (Changes to the Guarantors) and 10.4 (Release of Guarantors and Security Documents);
(p)clause 11.1 (Common Terms); and
(q)each of the defined terms in this Schedule.
“Contract Memo” means a memo describing the time charter arrangement relating to any of the Drilling Units and summarising the terms thereof, to be provided by the law firm Advokatfirmaet BAHR AS or another reputable law firm appointed by the Agent and agreed by the Obligors’ Agent.
“Drilling Unit Permitted Encumbrances” means in respect of any Drilling Unit:
(r)liens for current crews’ wages and salvage;
(s)any ship repairer’s or outfitter’s possessory lien arising by operation of law and not exceeding USD 5,000,000; and

AMERICAS 108943557	42

(t)any other Security Interest incurred in the ordinary course of operating such Drilling Unit, or otherwise in connection with maintaining, furnishing supplies and bunkers to, repairing and/or improving or altering such Drilling Unit, in each case as permitted by this Agreement, provided that the amount secured by such Security Interest does not exceed USD 5,000,000.
“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Obligor and which arise out of the use of or operation of any of the Drilling Units, including (but not limited to):
(a)all freight, hire and passage moneys payable to an Obligor, including (without limitation) payments of any nature under any charter or agreement for the employment, use, possession, management and/or operation of any of the Drilling Units;
(b)any claim under any guarantees related to freight and hire payable to an Obligor as a consequence of the operation of any of the Drilling Units;
(c)compensation payable to an Obligor in the event of any requisition of any of the Drilling Units or for the use of any of the Drilling Units by any government authority or other competent authority;
(d)remuneration for salvage, towage and other services performed by any of the Drilling Units payable to an Obligor;
(e)demurrage, detention and retention money receivable by an Obligor in relation to any of the Drilling Units;
(f)all moneys which are at any time payable under the Insurances in respect of loss of earnings;
(g)all present and future moneys and claims payable to an Obligor in respect of any breach or variation of any charterparty or contract of affreightment in respect of the Drilling Unit;
(h)if and whenever any of the Drilling Units is employed on terms whereby any moneys falling within paragraphs (a) to (g) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Drilling Unit(s); and
(i)any other money whatsoever due or to become due to an Obligor from third parties in relation to any of the Drilling Units, provided however that income related to service contracts which only fulfil a local requirement in certain jurisdictions and which generate immaterial net profits in the context of the Secured Bank Facilities shall not be included.
“Earnings Account” means the bank account or accounts from time to time of RigCo and any relevant Drilling Unit Owner and any relevant Intra-Group Charterer into which any Earnings (including any proceeds of the Insurances) are paid.
“Earnings Account Charge” means each first priority perfected charge over each Earnings Account (other than any Earnings Account in relation to which the Common Security Agent (acting on the instructions of the Supra Majority Lenders) agrees does not need to be subject to an Earnings Account Charge) made between the relevant Obligor and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Obligors’ obligations under the Senior Secured Finance Documents.
“EBITDA” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“EEA Member Country” means any member state of the European Union, and any other member of the EEA Agreement from time to time, currently being Iceland, Liechtenstein and Norway.

AMERICAS 108943557	43

“Environmental Approval” means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Drilling Units and for the operation of the business of any member of the Group.
“Environmental Claim” means any claim, proceeding, formal notice or investigation by any party in respect of any Environmental Law or Environmental Approval.
“Environmental Law” means any applicable law or regulation which relates to:
(j)the pollution or protection of the environment;
(k)harm to or the protection of human health;
(l)the conditions of the workplace; or
(m)any emission or substance capable of causing harm to any living organism or the environment.
“Euronext Expand Listing Conditions” means:
(n)the spread of ownership requirement for shares in the Parent being satisfied at the applicable time in order to list on Euronext Expand in accordance with section 3.1.4.1 of the Oslo Rule Book II and/or an exemption being granted by Oslo Børs thereunder; and
(o)the free float requirement with respect to holders of shares in the Parent being satisfied at the applicable time in order to list on Euronext Expand in accordance with section 3.1.4.2 of the Oslo Rule Book II and/or an exemption being granted by Oslo Børs thereunder.
“Excess Sales Proceeds” means an amount equal to the Cash Consideration received by members of the RigCo Group in respect of a sale or other disposal of a Drilling Unit or Drilling Unit Owner less the amount used for (i) application pursuant to the mandatory prepayment requirements of the Secured Bank Facilities Agreements (in the case of a non-distressed disposal) or after application pursuant to the Secured Bank Facilities Agreements of recoveries following an enforcement sale (in the case of a distressed disposal) and (ii) payment of costs and expenses (including Taxation) in connection with the relevant sale or disposal.
“Exchange(s)” means the Euronext Expand, the OTCQX, the Oslo Stock Exchange, the New York Stock Exchange or any other internationally recognised stock exchange(s) approved by the Majority Lenders.
“Financial Indebtedness” means, without double counting, indebtedness for or in respect of any of the following (unless otherwise specified below, whether or not the same are required to be classified and accounted for as a liability on the face of the Group’s consolidated balance sheet in accordance with the Accounting Principles):
(a)moneys borrowed and debit balances at banks or other financial institutions;
(b)any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(c)any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)the amount of any liability in respect of any agreement treated as a finance or capital lease in accordance with the Accounting Principles (other than, for the avoidance of doubt, any liability treated as an operating lease in accordance with the Accounting Principles);
(e)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis under the Accounting Principles);

AMERICAS 108943557	44

(f)any derivative transaction (and, when calculating the value of that transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);
(g)any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of any entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;
(h)any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the final maturity date of any Secured Bank Facilities Agreement or are otherwise classified as borrowings under the Accounting Principles;
(i)any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;
(j)any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) otherwise classified as borrowings under the Accounting Principles; and
(k)the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.
“Financial Quarter” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“Financial Support” means loans, guarantees, hedging, credits, indemnities, equity injections or equity contributions, or other similar form of credit or financial support.
“Floating Charges” means the first priority floating charges or similar customary all asset security, collateral to the Secured Bank Facilities Agreements, made between any Obligor, Security Provider or other member of the Group holding spare parts and/or Material IP Rights on behalf of the Group and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Secured Bank Facilities Agreements.
“Group” means the Parent and its Subsidiaries from time to time, excluding any Non-Recourse Subsidiary and any member of the NSNCo Group.
“Group Restructuring” means any reorganisation, rationalisation and/or restructuring involving the business or assets of, or shares of members of, the Group with the aim of delivering tax, operational and/or administration efficiencies, including but not limited to the merging, consolidating, amalgamating or demerging of, or corporate reconstruction or reorganisation of, members of the Group, dissolving, winding-up or striking off of members of the Group, transferring Drilling Units and/or other assets between members of the Group, moving members of the Group within the Group, rationalising intercompany balances or share capital, rationalising or creating branches or offices, change of financial year of members of the Group and/or change of place of incorporation, tax residence and/or centre of main interest of members of the Group, provided that, for the avoidance of doubt, no Group Restructuring shall involve a case being commenced under the US Bankruptcy Code against any member of the Group.
“Guarantees” means the guarantee(s) and indemnity(-ies) provided by the Guarantors pursuant to Clause 21 (Guarantee and Indemnity).
“Guarantee Facility” means each of:
(l)the guarantee facility agreement dated 15 June 2018 (as amended from time to time) entered into between Danske Bank, Norwegian Branch as issuing bank and RigCo; and
(m)the guarantee facility agreement dated 11 March 2021 (as amended from time to time) entered into between DNB Bank ASA as issuing bank and RigCo,

AMERICAS 108943557	45

and/or any guarantee facility agreement replacing or supplementing the guarantee facility agreements referred to in (a) and (b) above, provided that the aggregate amount of the commitments thereunder does not exceed USD 60,000,000.
“Hemen Convertible Bond” means the USD 50,000,000 unsecured convertible bonds issued by the Parent at or about the Closing Date.
“Holding Company” means a company which is defined as the parent company following the principles of the Norwegian Public Companies Act of 1997 No. 45 § 1-3.
“Hong Kong Convention” means the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships (2009).
“IHCo” means Seadrill Investment Holding Company Limited of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda with registration number 53437, a direct wholly-owned Subsidiary of the Parent.
“Insurances” means all the insurance and re-insurance policies and contracts of insurance or re-insurance including (without limitation) those entered into in order to comply with the terms of clause 8.3 (Insurance) of this Schedule which are from time to time in place or taken out or entered into by or for the benefit of the Obligors (whether in the sole name of the Obligors or in the joint names of the Obligors and any other person) in respect of the Drilling Units or otherwise in connection with the Drilling Units and all benefits thereunder (including claims of whatsoever nature and return of premiums).
“Intellectual Property” means:
(n)any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, knowhow and other intellectual property rights and interests, whether registered or unregistered; and
(o)the benefit of all applications and rights to use such assets of each member of the Group.
“Interest Payment Date” means the last day of each Interest Period.
“Intra-Group Charterer” means each Subsidiary of RigCo named as an Intra-Group Charterer pursuant to Schedule 15 (The Drilling Units) (as updated in accordance with clause 5.11(a) of this Schedule) and any Additional Guarantor becoming an intra-group charterer in respect of a Drilling Unit in accordance with the terms of this Agreement.
“Intra-Group Charterparties” means each of the intra-group charterparties entered into or to be entered into between the relevant Drilling Unit Owners and the relevant Intra-Group Charterer from time to time.
“Inventory of Hazardous Materials” means the inventory of hazardous materials issued by the relevant classification society or a classification society approved by an independent third party describing the materials present in a ship’s structure and equipment that may be hazardous to human health or the environment along with their respective location and approximate quantities, as required by the Hong Kong Convention and detailed in the International Maritime Organization’s Guidelines for the development of the Inventory of Hazardous Materials (Resolution MEPC.269 (68)) and/or the Regulation (EU) No. 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No. 1013/2006 and Directive 2009/16/EC.
“Investment” means any investment in:
(p)any company or shares (or similar equity investments) or a business or undertaking (or, in each case, any interest in any of them); or
(q)any drilling unit, rig or vessel (excluding the Drilling Units), including, for the avoidance of doubt, any entry into of a contract for the acquisition of the same.

AMERICAS 108943557	46

“Investment and Acquisition Basket” means the aggregate amount recalculated in each Compliance Certificate supplied to the Agent with the audited annual consolidated accounts of the Parent which is equal to:
(r)the lesser of:
(i)USD 50,000,000 (or its equivalent in any other currency); and
(ii)the net proceeds of the Hemen Convertible Bond received by the Group; plus
(b)the higher of:
(i)USD 100,000,000 (or its equivalent in any other currency); and
(ii)an amount equal to seventy-five per cent. (75%) of RigCo UFCF for the period of twelve (12) months ending on the last day of the financial year of the Parent calculated by reference to its most recent audited annual consolidated accounts (as adjusted to reflect the Accounting Principles applicable to the 2020 Seadrill Financial Statements and as adjusted to determine the applicable RigCo Group financial position in accordance with the corresponding RigCo Group Reconciliation Statement delivered under this Agreement), provided that prior to the delivery of the first Compliance Certificate relating to the financial year end of the Parent the Investment and Acquisition Basket shall be calculated by the Parent without reference to the amount referred to in paragraph (b)(ii) above.
“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention.
“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002.
“Junior Obligations Permitted Payments” means payments from cash or cash deposits held by any member of the RigCo Group to fund:
(a)subject to the terms of the Intercreditor Agreement, payments of interest and other amounts (excluding principal) due in respect of the Hemen Convertible Bond or any refinancing of the Hemen Convertible Bond which is a Permitted Refinancing;
(b)payments of interest and other amounts (excluding principal) due in respect of any SDRL Debt Issue;
(c)payments required to be made by the Parent under any guarantee, indemnity or similar arrangement permitted under:
(i)paragraph (b) of the definition of “Permitted Non-Recourse Subsidiary Investment”; or
(ii)paragraph (c) of the definition of “Permitted Non-Recourse Subsidiary Investment”,
but in each case only if such guarantee, indemnity or similar arrangement is provided for the benefit of a Non-Recourse Subsidiary that is owned, directly or indirectly, by RigCo and provided that the Parent shall use its reasonable endeavours to procure that the principal obligor meets the primary obligations in respect of which such guarantee has been provided to the extent possible, with funds available to the principal obligor, provided that, for the avoidance of doubt, nothing in this paragraph (c) shall delay or prohibit the Parent from making any payment due under a guarantee which it is satisfied has become legally due and payable under the terms of the relevant documentation; and/or
(d)fees, costs and expenses incurred by the Parent in connection with any SDRL Equity Issue,

AMERICAS 108943557	47

provided that:
(i)in the case of paragraph (a) above, all amounts referred to therein paid using cash or cash deposits held by any member of the RigCo Group other than interest shall be reimbursed by the Parent to RigCo as soon as reasonably practicable or otherwise shall not exceed USD 1,000,000 in aggregate during the life of the Facilities; and
(ii)in the case of paragraphs (b) to (d) above , all amounts referred to therein paid using cash or cash deposits held by any member of the RigCo Group shall not at any time exceed the sum of:
(A)the proceeds of all SDRL Debt Issues and SDRL Equity Issues that have been advanced or otherwise contributed to the RigCo Group; less
(B)the aggregate amount (without double counting) of the following (made or provided, as applicable, by a member of the RigCo Group) (1) all Acquisitions/Investments in reliance on paragraph (k) of the definition of “Permitted Investment/Acquisition”, (2) all Financial Support in reliance on paragraph (h) of the definition of “Permitted Financial Support”, (3) all cash collateral in reliance on paragraph (k)(i) of the definition of “Permitted Encumbrances”, (4) all Permitted Non-Recourse Subsidiary Investments to the extent funded by the proceeds of a SDRL Debt Issue or SDRL Equity Issue and (5) all Permitted NSNCo Group Investments; plus
(C)the amount of any cash proceeds received by a member of the RigCo Group from or in respect of any Acquisition or Investment (including any Acquisition of, or Investment in, a Non-Recourse Subsidiary) made using the proceeds of any SDRL Debt Issue and/or SDRL Equity Issue, provided that the requirements in this paragraph (ii) may be waived with the consent of the Simple Majority Lenders in respect of any payment in reliance on paragraph (c)(i) above.
“Legal Reservations” means:
(a)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)the time barring of claims under the Norwegian Limitation Act of 18 May 1979 or any defences of set-off or counterclaim;
(c)similar principles, rights and defences under the laws of any Relevant Jurisdiction as those described under paragraphs (a) and (b) above; and
(d)any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Finance Parties under the Finance Documents.
“Market Value” means the fair market value of each of the Drilling Units, being the average of valuations of the Drilling Units obtained from two (2) of the Approved Brokers (selected by the Obligors’ Agent) within the last thirty (30) days, without physical inspection of the Drilling Units on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and a willing seller, on an “as is, where is” basis, free of any existing contract of employment and/or similar arrangement and to take into account tangible valuation metrics (including, but not limited to, recent rig sales).
“Material Adverse Effect” means a material adverse effect on:
(a)the financial condition, assets, business or operation of the Obligors taken as a whole, the Group taken as a whole or the RigCo Group taken as a whole;

AMERICAS 108943557	48

(b)the ability of any of the Obligors, the Group taken as a whole or the RigCo Group taken as a whole to perform any of their material obligations under the Finance Documents; or
(c)the validity or enforceability of, or the effectiveness or ranking of any security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.
“Material IP Rights” means any Intellectual Property that is material to the business of the Group (taken as a whole) or the conduct of the Group’s operations (taken as a whole) from time to time.
“Mortgages” means each of the first priority perfected mortgages and any deed of covenants collateral thereto, executed by each of the Drilling Unit Owners against each of the respective Drilling Units in a Ship Registry in favour of the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Obligors’ obligations under the Senior Secured Finance Documents, each to cover an amount of up to USD 1,240,000,000 (to the extent any limitation is required).
“Non-Cash Consideration” shall have the meaning given to that term in clause 2.2 (Sale or disposal) of this Schedule.
“Non-Recourse Subsidiary” means a Subsidiary of the Parent or RigCo which:
(d)is not an “Obligor” or “Security Provider”;
(e)is not the owner (directly or indirectly) at any time of:
(i)any Obligor, Security Provider, Seadrill Management or Seadrill Global Services, and provided further that any entity owned (directly or indirectly) by such Non-Recourse Subsidiary must also qualify as a “Non-Recourse Subsidiary”; or
(ii)any other assets contributed or otherwise transferred by a member of the Group, save for any assets qualifying as a Permitted Non-Recourse Subsidiary Investment;
(c)does not receive any funding from any member of the Group, save for any funding which constitutes a Permitted Non-Recourse Subsidiary Investment;
(d)has no claims against any member of the Group, other than (i) against another Non-Recourse Subsidiary, (ii) in respect of any Permitted Non-Recourse Subsidiary Investment made or provided by any member of the Group to such Non-Recourse Subsidiary or (iii) in respect of any transaction (excluding, for the avoidance of doubt, any intra-group loans or the provision of any other funding or Financial Support not constituting a Permitted Non-Recourse Subsidiary Investment from any member of the Group) entered into with any member of the Group in the ordinary course of operations on arm’s length terms (as determined by the board of directors of the relevant member of the Group or a member of senior management of the Parent, in each case acting reasonably) and otherwise in compliance with the terms of this Agreement;
(e)whose creditors do not have any recourse against or any credit support of any kind (including, without limitation, any recourse created by any guarantee, keep well or similar agreement) from any other member of the Group, other than in respect of any Financial Support constituting a Permitted Non-Recourse Subsidiary Investment provided by another member of the Group for the benefit of such Non-Recourse Subsidiary; and
(f)has been designated by the Parent or RigCo (as applicable) as a “Non-Recourse Subsidiary” and notified to the Agent, such notification to include a confirmation by the board of directors of the Parent or of RigCo (as applicable) that (i) the designation of the relevant Subsidiary complies with the terms set out in paragraphs (a) to (e) above, and (ii) no Default is continuing or is likely to occur as a result of the relevant Subsidiary becoming a Non-Recourse Subsidiary.

AMERICAS 108943557	49

“NSNCo” means Seadrill New Finance Limited of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda with registration number 53451.
“NSNCo Group” means NSNCo and its Subsidiaries from time to time.
“Original Financial Statements”means the unaudited consolidated opening financial statements of the Parent to be delivered for the Financial Quarter ending 31 March 2022.
“Perfection Requirements” means the making or procuring of the necessary registrations, filings, endorsements, notarisation, stamping and/or notification of the Security Documents and/or the Security Interests thereunder necessary for the validity, perfection, establishing priority and enforceability thereof, including those contemplated in the Security Documents and the payment of any fees associated therewith.
“Permitted Cash and Cash Equivalents Collateral Threshold” means USD 100,000,000 (or its equivalent in other currencies).
“Permitted Disposal” means any disposal:
(g)pursuant to any contractual commitment or agreement existing at the Closing Date and disclosed in writing to the Agent prior to the Closing Date including, without limitation, as part of the arrangements contractually agreed prior to the Closing Date for the Qatar Joint Venture or Sonadrill Joint Venture or the Ship Finance Arrangements and including (regardless of whether contractually committed to or agreed to as at the Closing Date) the bareboat charter of the Drilling Unit West Gemini and the novation of the associated drilling contract with Total Angola in each case to the Sonadrill Joint Venture;
(h)permitted pursuant to clause 2.2 (Sale or disposal) of this Schedule, clause 8.7 (Recycling Units) of the Senior Facility Agreement or clause 7.11 (Mergers and demergers) of this Schedule;
(i)permitted pursuant to clause 7.16(b) (Disposals) of this Schedule;
(j)in respect of the Seadrill Group only, to another member of the Seadrill Group;
(k)in respect of the RigCo Group, to another member of the RigCo Group;
(l)pursuant to a Permitted Group Restructuring;
(m)of trading stock made by any member of the Group in the ordinary course of business of the disposing entity;
(n)of assets in exchange for other assets (other than drilling units, rigs, vessels or shares) comparable or superior as to type, value and quality;
(o)of vehicles, plant and equipment that are redundant or obsolete or otherwise no longer required by the relevant member of the Group for its business or operations, provided that (unless the value of the relevant asset is considered by the relevant member of the Group (acting reasonably) to be de minimis) such disposal is for cash;
(p)of any capital equipment or spare parts relating to, or to be used in connection with, any drilling unit, rig or vessel (but not any drilling unit, rig or vessel itself) either (i) in exchange for other capital equipment or spare parts required by the member of the Group making the disposal or (ii) pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc.;
(q)which is the application of cash not otherwise prohibited by the terms of the Secured Bank Facilities Agreements;
(r)which is the granting of any licence of Intellectual Property or lease or licence in each case in the ordinary course of business or otherwise where the board of directors of the Parent (acting reasonably) considers this to be in the best interests of the Group;

AMERICAS 108943557	50

(s)of assets pursuant to the creation of any Security Interest not otherwise prohibited under the terms of the Secured Bank Facilities Agreements;
(t)which is the granting of any lease, drilling contract, charter, bareboat charter or operating lease, in each case entered into in the ordinary course of business and including any lease or charter (including bareboat charter) entered into with any joint venture or similar arrangement contemplated by and in compliance with clause 7.21(f) (Ownership) of this Schedule;
(u)to give effect to any ownership or joint venture structure contemplated by, and which is in compliance with, clause 7.21(f) (Ownership) of this Schedule;
(v)any disposal of any interest in any joint venture or similar arrangement which was entered into in compliance clause 7.21(f) (Ownership) of this Schedule or any interest in the Qatar Joint Venture or the Sonadrill Joint Venture where such disposal is made to facilitate or effect the unwinding or termination of such arrangement (other than, for the avoidance of doubt, the disposal of shares or other ownership interest in a Drilling Unit Owner or Intra-Group Charterer);
(w)of Cash Equivalents for cash or in exchange for other Cash Equivalents;
(x)of Material IP Rights to another member of the Group provided that the Finance Parties will continue to have the same or substantially equivalent security over such Material IP Right;
(y)any:
(i)interest in any Non-Recourse Subsidiary; or
(ii)minority interest in any entity (other than a member of the Group) that was acquired using the proceeds of a SDRL Equity Issue and/or SDRL Debt Issue in reliance on paragraph (k) of the definition of “Permitted Investment/Acquisition” or in consideration for a SDRL Equity Issue and/or SDRL Debt Issue;
(t)not permitted by the preceding paragraphs above or paragraph (u) below, and not being a Drilling Unit, Material IP Rights, the shares of any Obligor, Drilling Unit Owner or Security Provider or any asset subject to a Security Interest under the Security Documents provided that:
(i)the disposal is made on arm’s length terms for what the board of directors of the Parent or RigCo (acting reasonably) considers to be fair value; and
(ii)the net consideration receivable (when aggregated with the net consideration receivable for any other such disposal) does not exceed in any financial year of the Parent an amount equal to USD 10,000,000 (or its equivalent in any other currency); or
(u)consented to by the Supra Majority Lenders.
“Permitted Encumbrances” means:
(v)any Security Interest existing at the Closing Date or any Security Interest legally required to be created under arrangements existing at the Closing Date and disclosed in writing to the Agent prior to the Closing Date;
(w)in respect of the Seadrill Group, any Security Interest on any property or assets of a member of the Seadrill Group granted in favour of another member of the Seadrill Group;
(x)in respect of the RigCo Group, any Security Interest on any property or assets of a member of the RigCo Group granted in favour of another member of the RigCo Group;

AMERICAS 108943557	51

(y)any netting or set-off arrangement entered into by:
(i)any member of the Seadrill Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Seadrill Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements); or
(ii)any member of the RigCo Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the RigCo Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements);
(e)any rights of set-off arising in respect of any member of the Group in the ordinary course of its business and not securing Financial Indebtedness;
(f)any lien arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;
(g)any Security Interest arising in connection with any unpaid Tax where the Tax is not yet due and payable or where the liability to pay such Tax is being contested in good faith by appropriate proceedings;
(h)any Security Interest arising under any court order or injunction or for costs arising in connection with any litigation or court proceedings being contested by any member of the Group in good faith;
(i)any payment or close out netting or set-off arrangement pursuant to any derivative or hedging transaction entered into by any member of the Group constituting Permitted Financial Indebtedness;
(j)any cash collateral provided under, in respect of or in connection with any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar provided on behalf of any member of the Group in respect of obligations other than for the repayment of Financial Indebtedness;
(k)any cash collateral provided under, in respect of or in connection with any counter-indemnity obligation in respect of any letter of credit, bank guarantee or similar not falling within paragraph (j) above which is funded with:
(i)the proceeds of a SDRL Equity Issue and/or SDRL Debt Issue; or
(ii)in connection with any letter of credit, bank guarantee or similar provided on behalf of any member of the RigCo Group only, Excess Sales Proceeds permitted to be retained from a sale or disposal of a Drilling Unit or Drilling Unit Owner in accordance with clause 2.2 (Sale or disposal) of this Schedule;
(l)any cash collateral provided under, in respect of or in connection with any counter-indemnity obligation in respect of any Guarantee Facility;
(m)any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to any member of the Group in the ordinary course of business;
(n)any Security Interest instituted by or arising under any lease, charter or hire purchase arrangement entered into in the ordinary course of business;
(o)any Drilling Unit Permitted Encumbrance;
(p)deposits or grants of any other Security Interest to secure the performance of any bid, commercial contract, operational lease, Intellectual Property rights, insurance contract, surety bond, performance bond, import duty or Tax liability or like obligations or to secure any public, statutory or regulatory obligations, in each case incurred in the ordinary course of business;
(q)any Security Interest securing Financial Indebtedness permitted pursuant to paragraph (z) of the definition of “Permitted Financial Indebtedness” existing on

AMERICAS 108943557	52

property or assets of any Existing Debt Subsidiary (as defined in the definition of “Permitted Financial Indebtedness”), provided that such Existing Debt Subsidiary and each of its Subsidiaries meets the criteria for designation as a “Non-Recourse Subsidiary” and is promptly designated as such by the Parent or RigCo (as applicable);
(r)any Security Interest on the property of any member of the Group in favour of the landlord of such property securing licences, subleases or leases (including rental deposits);
(s)any attachment or judgment Security Interest or Security Interest otherwise arising as a result of legal proceedings and assessments by authorities not constituting an Event of Default;
(t)any Security Interest created pursuant to the Security Documents;
(u)any Security Interest over any Recycling Assets granted in accordance with the terms of the Senior Facility Agreement and the Recycling Proceeds Agreement;
(v)any Security Interest granted in favour of the lenders under a Refinancing Facility in accordance with the terms of the Secured Bank Facilities Agreements;
(w)any Security Interest over the shares or other ownership interest in any Non-Recourse Subsidiary to secure Financial Indebtedness of that Non-Recourse Subsidiary and/or any other Non-Recourse Subsidiary;
(x)any Security Interest incurred in the ordinary course of business arising from the dry-docking or maintenance of drilling unit(s), rig(s) or vessel(s), the furnishing of supplies and bunkers to drilling unit(s), rig(s) or vessel(s) and/or repairs, improvements or other alterations to drilling unit(s), rig(s) or vessel(s), crews’ wages, maritime liens and liens for salvage;
(y)any Security Interest securing Local Facilities (as defined under “Permitted Financial Indebtedness”) the outstanding principal amount of which does not exceed in aggregate USD 20,000,000 (or its equivalent in any other currency) at any time;
(z)any Security Interest on any property or assets of a member of the Group in addition to that permitted under paragraphs (a) to (y) above or paragraph (aa) below, securing Financial Indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other Financial Indebtedness which has the benefit of any Security Interest given by any member of the Group (other than any permitted under paragraphs (a) to (y) above or paragraph (aa) below)) does not exceed in aggregate USD 25,000,000 (or its equivalent in any other currency) at any time; or
(aa)any Security Interest consented to by the Supra Majority Lenders.
“Permitted Entity” means any limited liability company, business or undertaking which:
(a)is carried on as a going concern where at least fifty point zero one per cent (50.01%) of the voting capital of such company, business or undertaking is acquired pursuant to the relevant Permitted Investment/Acquisition;
(b)is incorporated or carries on business in a country which is not a Sanctioned Country, is not the subject of Sanctions and is not established and does not carry on business in any Sanctioned Country or with any person that is the subject of Sanctions;
(c)to the knowledge of the Borrower (after due and careful enquiry), has no material contingent liabilities other than those that are permitted under the Finance Documents or are indemnified by the relevant vendor or are insured against or reserved against in the accounts of the entity or business (or a combination of the foregoing), in each case to the satisfaction of the Borrower acting reasonably and in good faith; and
(d)is engaged in business which is similar to or complementary to the business of the RigCo Group.

AMERICAS 108943557	53

“Permitted Financial Indebtedness” means any Financial Indebtedness which:
(a)is existing at the Closing Date or arises pursuant to any legally binding commitment or arrangement existing or any facility available at the Closing Date, in each case as disclosed in writing to the Agent prior to the Closing Date (including, without limitation, under the Ship Finance Arrangements);
(b)in respect of the Seadrill Group only:
(i) is owed by one member of the Seadrill Group to another member of the Seadrill Group; or
(ii)any RigCo Upstream Loan, provided that such loans are subordinated to the Secured Obligations pursuant to the Intercreditor Agreement;
(c)in respect of the RigCo Group only, is owed by one member of the RigCo Group to another member of the RigCo Group, provided that such loans are subordinated to the Secured Obligations pursuant to the Intercreditor Agreement;
(d)in respect of RigCo only, any Seadrill Group Downstream Loan, provided that any such loans are subject to an Assignment of Seadrill Group Downstream Loans and subordinated to the Secured Obligations pursuant to the Intercreditor Agreement;
(e)in respect of the Seadrill Group only, is or arises under any obligation in respect of Financial Indebtedness of one or more members of the Seadrill Group which is assumed by or transferred or novated to another member of the Seadrill Group;
(f)in respect of the RigCo Group only, is or arises under any obligation in respect of Financial Indebtedness of one or more members of the RigCo Group which is assumed by or transferred or novated to another member of the RigCo Group;
(g)in respect of the Seadrill Group only, arises from any netting, setting off, multi-account overdraft, group cash pool or group cash management arrangements relating only to members of the Seadrill Group;
(h)in respect of the RigCo Group only, arises from any netting, setting off, multi-account overdraft, group cash pool or group cash management arrangements relating only to members of the RigCo Group;
(i)is or arises under a guarantee from the Parent for or in respect of any Permitted Financial Indebtedness;
(j)is outstanding under the Secured Bank Facilities Agreements (in an aggregate principal amount no greater than the amount as at the Closing Date plus any additional amounts expressly permitted under the terms of the Secured Bank Facilities Agreements as at the Closing Date (including any capitalised interest));
(k)in respect of the Parent only, is outstanding under the Hemen Convertible Bond (as at the Closing Date), provided that the outstanding principal amount thereunder shall not exceed USD 50,000,000;
(l)in respect of the Parent only, arises pursuant to any SDRL Debt Issue;
(m)arises pursuant to any Incremental Facility;
(n)arises pursuant to any Refinancing Facility;
(o)arises pursuant to any Guarantee Facility;
(p)arises pursuant to a Permitted Refinancing;
(q)is an amount of any liability (i) under any advance or deferred purchase agreement if the agreement is in respect of the supply of assets or services, or (ii) arising under any commercial agreement or arrangement by virtue of the extension, deferral, reduction or other variation of payment terms, in each case in the ordinary course of business;

AMERICAS 108943557	54

(r)arises from the endorsement of negotiable instruments in the ordinary course of trading;
(s)arises under any derivative or hedging transaction which is entered into for hedging purposes and is not of a speculative nature;
(t)is or arises under or pursuant to any Permitted Financial Support other than pursuant to paragraph (j) of the definition of “Permitted Financial Support”;
(u)arises pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc.;
(v)is owed by a member of the Group to Seadrill Management, Seadrill Global Services, Seadrill Americas, Inc. or Seadrill Insurance in relation to services provided by those companies in the ordinary course of business;
(w)is pursuant to a facility or facilities entered into in order to manage the business or operations of the Group in a particular jurisdiction (each a “Local Facility”) and incurred by a member of the Group other than RigCo incorporated, formed or operating in such jurisdiction where the outstanding amount of which does not exceed in aggregate USD 20,000,000 (or its equivalent in any other currency) at any time;
(x)arising pursuant to any guarantees from a Recycling Unit Owner in relation to the Recycling Assets it holds or any document granting or creating a Security Interest over any such Recycling Asset;
(y)arises under finance or capital leases of assets entered into by members of the Group, provided that:
(i)the board of directors of the Parent (acting reasonably) determines that the net present value of the contracted revenue associated with the asset(s) to be leased exceeds the net present value of all the payments due under the relevant lease (excluding any optional balloon payment at the end of such lease); and
(ii)in the case of all other assets leased from time to time by the Group in respect of which a determination is not made as described in paragraph (i) above, the aggregate capital value of all such assets under outstanding leases entered into by members of the Group does not exceed USD 25,000,000 (or its equivalent in any other currency) at any time;
(z)Financial Indebtedness of any person acquired by a member of the Group which is subsisting at the time such person is acquired by a member of the Group (an “Existing Debt Subsidiary”), provided that such person and each of its Subsidiaries meets the criteria for designation as a “Non-Recourse Subsidiary” and is promptly designated as such by the Parent or RigCo (as applicable);
(aa)is Financial Indebtedness of a member of the Group in addition to that permitted under paragraphs (a) to (z) above or paragraph (bb) below, the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other Financial Indebtedness of the Group (other than any permitted under paragraphs (a) to (z) above or paragraph (bb) below)) does not exceed in aggregate USD 25,000,000 (or its equivalent in any other currency) at any time; or
(ab)is consented to by the Supra Majority Lenders.
“Permitted Financial Support” means any Financial Support (excluding (i) other than in respect of paragraph (j) below, any Financial Support to a Non-Recourse Subsidiary, and/or (ii) other than in respect of paragraph (k) below, any Financial Support to the NSNCo Group):
(ac)existing at the Closing Date or that any member of the Group is contractually or otherwise legally obliged to provide as at the Closing Date and disclosed in writing to the Agent prior to the Closing Date (including, without limitation, as part of the arrangements agreed prior to the Closing Date for the Qatar Joint Venture or Sonadrill Joint Venture or the Ship Finance Arrangements) and any refinancing,

AMERICAS 108943557	55

reissuance or extension of the same or assignment or transfer of any rights therein from a member of the RigCo Group to another member of the RigCo Group provided that the principal amount thereof is not increased and, if the provider of such Financial Support is a member of the Seadrill Group, the provider of such Financial Support continues to be a member of the Seadrill Group;
(ad)which is a guarantee, indemnity or similar arrangement provided by the Parent in relation to any contractual or other arrangement of any member of the Group entered into in the ordinary course of business;
(ae)which is a guarantee, indemnity or similar arrangement provided by RigCo in relation to any contractual or other arrangement of any member of the RigCo Group entered into in the ordinary course of business;
(af)provided for the benefit of any Drilling Unit Owner or Intra-Group Charterer, or otherwise to facilitate or secure the employment of any Drilling Unit, which is a guarantee, indemnity or similar arrangement under or pursuant to any Intra-Group Charterparty or Charter Contract for or in respect of any Drilling Unit or otherwise provided under the terms of any charter or other agreement or arrangement relating to the employment, use, possession, management, maintenance, improvement or other alteration, storage and/or operation of any Drilling Unit entered into in the ordinary course of business or consistent with past practice;
(ag)which is provided, procured, created or permitted to subsist in the ordinary course of trading of any member of the Group;
(ah)arising pursuant to the provision of any administrative, accounting, management or operational services in the ordinary course of business of any member of the Group;
(ai)arising pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc.;
(aj)funded by the proceeds of a SDRL Equity Issue and/or SDRL Debt Issue;
(ak)provided for the benefit of a member of the RigCo Group and funded by any Excess Sales Proceeds permitted to be retained from a sale or disposal of a Drilling Unit or Drilling Unit Owner in accordance with clause 2.2 (Sale or disposal) of this Schedule;
(al)pursuant to a Permitted Non-Recourse Subsidiary Investment;
(am)pursuant to a Permitted NSNCo Group Investment;
(an)which constitutes a Permitted Investment/Acquisition;
(ao)which comprises Financial Indebtedness made available by a member of the Group to another member of the Group which is permitted pursuant to clause 7.14 (Restrictions on Financial Indebtedness) of this Schedule;
(ap)not permitted by the preceding paragraphs or paragraph (o) below where the cumulative amount does not exceed USD 25,000,000 (or its equivalent in any other currency) in aggregate for the Group at any time; or
(aq)consented to by the Supra Majority Lenders.
“Permitted Group Restructuring” means:
(ar)any steps or matters set out in Section 7. Reorganisation Steps – Debt Restructuring in the Transaction Steps Plan;
(as)any Group Restructuring where:
(i)if such Group Restructuring affects, directly, any Obligor or Security Provider, the Obligors’ Agent has provided the Agent and the Common Security Agent with reasonably detailed information of the proposed Group

AMERICAS 108943557	56

Restructuring no later than ten (10) Business Days prior to the proposed completion;
(ii)all of the business, assets (including, for the avoidance of doubt, the Drilling Units and related assets) and shares of (or other interests in) the RigCo Group will continue to be wholly owned (directly or indirectly) by RigCo (excluding, for the avoidance of doubt, by any Non-Recourse Subsidiary) following completion such Group Restructuring (except, for the avoidance of doubt, as permitted by clause 7.21(f) (Ownership) of this Schedule);
(iii)the Lenders will continue to have the same or substantially equivalent guarantees and security over the same or substantially equivalent assets and shares (including, for the avoidance of doubt, security which provides the Finance Parties with a single point of enforcement over the RigCo Group in an Approved Borrower Jurisdiction) following completion of such Group Restructuring;
(iv)no Default is continuing or would result from the proposed Group Restructuring;
(v)in relation to any change of place of incorporation, tax residence or centre of main interest of any member of the Group, the Parent has considered the tax implications of such change (including, where appropriate, with the benefit of external advice) and concluded (acting reasonably and in good faith) that the change will not (A) have a material adverse effect on the tax position of the Group or (B) be otherwise prejudicial in any material respect to the interests of the Lenders under the Finance Documents; and
(vi)if the relevant member of the Group is an Obligor, the procedures set out in clauses 10.2 (Changes to the Borrower), 10.3 (Changes to the Guarantors) and 10.4 (Release of Guarantors and Security Documents) of this Schedule are (to the extent applicable to the Permitted Group Restructuring) complied with (including delivery of an executed Accession Deed and/or Borrower Replacement Letter (as applicable) and satisfaction of the other conditions precedent required thereunder), provided that no Permitted Group Restructuring shall result in an Obligor which is incorporated in an Approved Guarantor Jurisdiction being (or being replaced by a surviving entity) incorporated or having its centre of main interests in a jurisdiction other than (i) in respect of a Guarantor, an Approved Guarantor Jurisdiction, and (ii) in respect of the Borrower or RigCo, an Approved Borrower Jurisdiction.
“Permitted Investment/Acquisition” means any Investment or Acquisition (excluding (i) other than in respect of paragraph (h) below, any Investment in or Acquisition of or in respect of any Non-Recourse Subsidiary (excluding any Existing Debt Subsidiary), (ii) other than in respect of paragraphs (h) or (n) below, any Investment in or Acquisition of or in respect of any Existing Debt Subsidiary, provided however that only an initial Acquisition of or in respect of any Existing Debt Subsidiary shall be permitted in reliance on paragraph (n), and/or (iii) other than in respect of paragraph (i) below, any Investment in or Acquisition in respect of the NSNCo Group):
(a)which arises pursuant to any legally binding obligation, commitment or arrangement of any member of the Group existing at the Closing Date which was disclosed in writing to the Agent prior to the Closing Date including, without limitation, as part of the arrangements agreed prior to the Closing Date for the Qatar Joint Venture or Sonadrill Joint Venture or the Ship Finance Arrangements;
(b)in respect of the Seadrill Group, any acquisition from, or of shares or similar equity investments issued by, another member of the Seadrill Group, any investment in another member of the Seadrill Group or any Seadrill Group Downstream Loan;
(c)in respect of the RigCo Group, any acquisition from, or of shares or similar equity investments issued by, another member of the RigCo Group, any investment in another member of the RigCo Group, provided that any Investment in a non-wholly

AMERICAS 108943557	57

owned (directly or indirectly) Subsidiary of the RigCo Group shall be subject to the requirements of paragraph (l) below;
(d)in respect of IHCo, any acquisition of shares or similar equity investments issued by RigCo;
(e)any incorporation of a company with limited liability which on incorporation becomes a member of the Group or the acquisition of a shelf company having no material assets or liabilities at the time of acquisition;
(f)of shares in the Parent from any director, officer or other employee of any member of the Group in connection with the termination of that person’s employment or repurchase of any options granted in the course of that person’s employment;
(g)pursuant to the operation of any management incentive scheme of the Group or any part thereof from time to time in operation;
(h)pursuant to a Permitted Non-Recourse Subsidiary Investment;
(i)pursuant to a Permitted NSNCo Group Investment;
(j)pursuant to a Permitted Group Restructuring;
(k)funded by the proceeds of a SDRL Equity Issue and/or SDRL Debt Issue;
(l)any Acquisition of any interest in, and any Investment in, any joint venture or similar arrangement in compliance with clause 7.21(f) (Ownership) of this Schedule (including any Acquisition or Investment to facilitate the unwinding or termination of such arrangement) and provided that any Investment in a joint venture or similar arrangement under this paragraph (l) is:
(i)made for the purposes of capitalising and/or financing the activities of that joint venture or similar arrangement; and
(ii)in an amount which is proportionate to the economic interest acquired by the Group in that joint venture or similar arrangement (including, for this purpose any direct or indirect rights to revenue streams generated by or arising from the activities of that joint venture or arrangement);
(m)by or in a member of the RigCo Group and funded by any Excess Sales Proceeds permitted to be retained from a sale or disposal of a Drilling Unit or Drilling Unit Owner in accordance with clause 2.2 (Sale or disposal) of this Schedule;
(n)to the extent not falling within paragraphs (a) to (m) above or paragraph (o) below, where the sum of the consideration paid and any liability (whether actual or contingent) assumed (including any deferred settlement) by any member of the Group in respect of such Investment or Acquisition (when aggregated with the amount of any other Investment or Acquisition entered into pursuant to this paragraph (n)) does not at the time of entering into a legally binding commitment to make such Investment or Acquisition exceed the then applicable Investment and Acquisition Basket and which meets the following conditions:
(i)no Default is continuing as at the date the Investment or Acquisition is committed to be made or is completed, or would result from the Investment or Acquisition;
(ii)the board of directors of the Parent (acting reasonably) expects the relevant Investment or Acquisition to generate a positive return on investment during the life of the Investment or Acquisition;
(iii)if the Investment or Acquisition is of a drilling unit or drilling unit owner, a firm charter contract is in place for such drilling unit or drilling unit owner; and

AMERICAS 108943557	58

(iv)if the Acquisition or Investment is of a limited liability company, business or undertaking, such limited liability company, business or undertaking (the “Target”) must be:
(A)a Permitted Entity; and
(B)profitable on an EBITDA basis (as determined by reference to the most recent financial information of the Target available to the Group as at the testing date, and with references to “RigCo Group” in the definition of “EBITDA” replaced by references to the Target (on a consolidated basis, if applicable)) for the twelve (12) months ending on the most recent financial quarter of the Target (after taking into account the amount of annual costs savings and synergies that the board of directors of the Parent (acting reasonably) believes would have been realised within eighteen (18) months from the integration of the Target into the business and operations of the RigCo Group); or
(o)consented to by the Supra Majority Lenders,
provided that in the case of an Investment or Acquisition in accordance with paragraphs (m) and (n) above: (i) any asset invested in or acquired shall (A) be owned (directly or indirectly) by RigCo, and (B) subject to the Security Principles, be pledged as security in favour of the Senior Secured Finance Parties in form and substance satisfactory to the Common Security Agent (acting reasonably); and (ii) subject to the Security Principles and other than any asset of any Existing Debt Subsidiary, to the extent any asset acquired is a drilling unit, rig or vessel, such drilling unit, rig or vessel shall be a “Drilling Unit” and the owner thereof shall be a “Drilling Unit Owner” and be subject to the guarantee and security arrangements contemplated under the Secured Bank Facilities Agreements.
“Permitted Non-Recourse Subsidiary Investment” means any Financial Support or investment by the Group to or in a Non-Recourse Subsidiary:
(a)funded by the proceeds of a SDRL Equity Issue and/or SDRL Debt Issue (including an acquisition of a Non-Recourse Subsidiary funded by such proceeds or made in consideration for a SDRL Equity Issue and/or SDRL Debt Issue);
(b)comprising the provision by the Parent of any guarantee, indemnity or similar arrangement for the benefit of a Non-Recourse Subsidiary which is customarily provided in relation to any contractual or other arrangement of that Non-Recourse Subsidiary entered into in the ordinary course of operations;
(c)subject to the consent of the Simple Majority Lenders, comprising the provision by the Parent of any guarantee, indemnity or similar arrangement for the benefit of a Non-Recourse Subsidiary which guarantees or is an indemnity or other similar arrangement in respect of any Financial Indebtedness of that Non-Recourse Subsidiary; or
(d)to the extent not permitted by the preceding paragraphs, where the cumulative amount does not exceed USD 10,000,000 (or its equivalent in any other currency) in aggregate for the Group at any time and provided that no Default is continuing as at the date the transaction is committed to be made or is completed, or would result from the transaction.
“Permitted NSNCo Group Investment” means any Financial Support or Investment by the Group to or in the NSNCo Group funded by the proceeds of a SDRL Equity Issue.
“Permitted Refinancing” means a refinancing of the whole or any part of any Financial Indebtedness referred to in paragraphs (a) and (k) of the definition of “Permitted Financial Indebtedness” (including any and all subsequent refinancings of any such Financial Indebtedness) where the Financial Indebtedness incurred:
(e)is the same type of facility or financial instrument as the relevant Financial Indebtedness to be refinanced;

AMERICAS 108943557	59

(f)is in an aggregate principal amount that does not at any time exceed the aggregate principal amount of the relevant Financial Indebtedness to be refinanced (including, in each case, drawn and undrawn commitments and including the amount of any exit, prepayment, make-whole or other similar fee that is payable pursuant to the refinancing);
(g)is incurred (and immediately applied) for the sole purpose of refinancing the relevant Financial Indebtedness;
(h)has the same or lower ranking and security position as the relevant Financial Indebtedness to be refinanced;
(i)has a final maturity no earlier than the relevant Financial Indebtedness to be refinanced; and
(j)is subject to the terms of the Intercreditor Agreement, provided however that this condition shall only apply to the extent the relevant Financial Indebtedness to be refinanced is subject to the terms of the Intercreditor Agreement.
“Porting Consideration” shall have the meaning given to that term in clause 2.2 (Sale or disposal) of this Schedule.
“Public Lender Information” shall have the meaning given to that term in clause 5.14 (Public Lenders) of this Schedule.
“Qatar Joint Venture” means the joint venture with Gulf Drilling International Limited (“GDI”) which includes the bareboat charter of the Drilling Units named West Tucana, West Castor and West Telesto by their respective Drilling Unit Owners to the joint venture group.
“Quarter Date” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“Quiet Enjoyment Letter” means any letter agreement entered or to be entered into between the Common Security Agent (on behalf of the Senior Secured Finance Parties) and the relevant end-user of a Drilling Unit, if required by the relevant end-user pursuant to the relevant drilling contract, regulating the enforcement of a Mortgage on terms acceptable to the Common Security Agent (acting on the instructions of each of the Majority Senior Lenders and the Majority Lenders).
“Recycling Assets” means any shares or other ownership interest in the Recycling Unit Owners, the Recycling Units and any Insurance and Earnings related to the Recycling Units.
“Recycling Proceeds Agreement” means an agreement entered into between the Agent, the Common Security Agent and the Recycling Unit Owners on or about the Closing Date.
“Recycling Units” means each of the drilling units listed in Schedule 16 (The Recycling Units), each of which is owned by the respective Recycling Unit Owner.
“Recycling Unit Owners” means each of the owners of the respective Recycling Units as set out in Schedule 16 (The Recycling Units).
“Refinancing Facility” means any additional debt incurred by the Borrower provided that:
(a)the aggregate amount of such additional debt does not at any time exceed the amount of outstanding principal amounts and commitments under the Senior Facility at the time of the incurrence of the Refinancing Facility;
(b)it is incurred (and immediately applied) for the sole purpose of refinancing the Senior Facility in full;
(c)it shall rank pari passu with the Senior Facility;
(d)it shall not benefit from any guarantees or security other than those provided in favour of the Senior Secured Finance Parties pursuant to the Senior Secured Finance Documents;

AMERICAS 108943557	60

(e)the creditor representative thereunder (if not already party in such capacity) has acceded to the Intercreditor Agreement as a “Creditor Representative”; and
(f)the all-in-yield (taking into account interest margins, interest rate floors and upfront fees and original issue discount (assuming a three year average life to maturity), but excluding arrangement, underwriting or structuring fees that are not shared with all lenders), maturity, amortisation, prepayment rights and financial covenants of any such additional debt shall not be more favourable for the creditors of such additional debt than those which apply to the Senior Facility.
“Relevant Guarantee Portion” means, in relation to the relevant Drilling Unit(s), an amount equal to A x B/C, where:
A is the aggregate of all outstanding loans and available commitments under the Secured Bank Facilities at the relevant time;
B is the Market Value of the Drilling Unit(s) owned by the relevant Drilling Unit Owner; and
C is the aggregate Market Value of all Drilling Units.
“Relevant Jurisdiction” means, in relation to an Obligor:
(a)its jurisdiction of incorporation;
(b)any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;
(c)any jurisdiction where it conducts its business; and
(d)the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
“Relevant Period” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“Replacement Borrower” means an entity being a:
(a)wholly owned Subsidiary (directly or indirectly) of the Parent and which wholly owns (directly or indirectly) RigCo; or
(b)wholly owned Subsidiary (directly or indirectly) of RigCo, in each case which is incorporated in an Approved Borrower Jurisdiction.
“Restricted Party” means a person that (i) is listed on any Sanctions List, (ii) is domiciled, registered as located or has its main place of business in, or is incorporated under the laws of, a Sanctioned Country, (iii) is directly or indirectly owned more than 50 per cent (50%) by or controlled by a person referred to in (i) and/or (ii) above.
“RigCo Accounts” means the accounts with account numbers 8101.49.57936 (USD), 8101.49.57960 (GBP), 8101.49.57987 (NOK) and 8101.49.57928 opened in the name of RigCo with Danske Bank, Norwegian Branch and/or any other account supplementing and/or replacing such accounts.
“RigCo Account Charges” means each first priority perfected charge over the RigCo Accounts made between RigCo and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Senior Secured Finance Documents.
“RigCo Covenant Liquidity” shall have the meaning given to that term in clause 6.1 (Financial definitions) of this Schedule.
“RigCo Group” means RigCo (or any Borrower which wholly owns (directly or indirectly) RigCo) and its Subsidiaries from time to time excluding any Non-Recourse Subsidiary.
“RigCo Group Minimum Liquidity Requirement” shall have the meaning given to that term in clause 6.2 (RigCo Group Minimum Liquidity) of this Schedule.

AMERICAS 108943557	61

“RigCo Group Reconciliation Statement” means a document, in the Agreed Format, setting out a balance sheet, income statement and cash flow statement of the RigCo Group (prepared using the financial information from, and Accounting Principles, accounting practices and reference period applied in, the corresponding set of accounts delivered pursuant to clause 5.1(a)(i) or 5.1(a)(ii) of this Schedule for the purpose of showing the financial position of the RigCo Group (which for the avoidance of doubt, shall not include any Non-Recourse Subsidiary) as at the end of the Relevant Period.
“RigCo Ongoing Liquidity” means the aggregate amount of Cash and Cash Equivalents of the RigCo Group:
(a)plus undrawn and available amounts under the Revolving Facility (for the avoidance of doubt, such amount to be zero at any time the Revolving Facility is not permitted to be utilised pursuant to the terms of this Agreement as a result of default (or otherwise));
(b)less the amount of any:
(i)SPS (Special Periodic Survey) costs and/or mobilisation costs which are reasonably expected to be applied or are otherwise committed to be applied within 90 days, net of any mobilisation fees related to any Drilling Unit for which any mobilisation costs have been excluded; and
(ii)drawn Incremental Facility which has not yet been applied towards its permitted purpose.
“RigCo Share Charge” means the first priority perfected share charge, collateral to the Secured Bank Facilities Agreements, over all the shares, equity interests and/or membership interests (as applicable) of RigCo from time to time, made between IHCo and the Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Obligor’s obligations under the Senior Secured Finance Documents.
“RigCo UFCF” means the unlevered free cashflow of the RigCo Group calculated as EBITDA adjusted (without double counting so that no amount added, deducted or excluded in determining EBITDA will be added or deducted again in calculating RigCo UFCF and no amount will be added or deducted more than once in calculating RigCo UFCF):
(a)by deducting any increase in working capital or adding any decrease in working capital;
(b)by deducting the amount paid in respect of capital expenditure;
(c)by deducting the amount paid in respect of reactivation costs except to the extent funded by (i) insurance proceeds or (ii) customer reimbursement or prefunding (however structured);
(d)by deducting the amount paid or falling due for payment during the relevant period in respect of Taxes;
(e)by adding the amount of any Tax credit or rebate received in cash; and
(f)by deducting the amount paid in respect of mobilisation costs.
“RigCo Upstream Loans” means any intra-group loan granted by RigCo to any member of the Seadrill Group to fund payments permitted by the terms of this Agreement.
“Sanctioned Country” means:
(g)at the Closing Date, Crimea, Iran, Sudan, Cuba, North Korea, Syria and Burma (Myanmar); and
(h)any country or territory to the extent that it is or becomes the subject of Sanctions similar to those in force at the date hereof against any of the countries referred to in (a) above.

AMERICAS 108943557	62

“Sanctions” means the economic sanctions laws and/or regulations imposed by any Sanctions Authority with respect to any country or person.
“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the United Kingdom, the United States of America and any authority acting on behalf of any of them in connection with Sanctions.
“Sanctions List” means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority.
“SDRL Debt Issue” means any issue by the Parent after the Closing Date, with the prior written consent of the Simple Majority Lenders, of any unsecured and unguaranteed debt (other than any security or guarantees provided by any Non-Recourse Subsidiary which was acquired using the proceeds of, or paid for with, a SDRL Debt Issue and/or SDRL Equity Issue or any security over any interest in any such Non-Recourse Subsidiary) which has a final maturity date no earlier than the final maturity date of any Secured Bank Facilities Agreement.
“SDRL Equity Issue” means any issue by the Parent after the Closing Date of any share or stock (whether or not common, ordinary or preference), warrant or other equity or quasi equity instrument or equity linked instrument to any person which is not a member of the Group.
“Seadrill Global Services” means Seadrill Global Services Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda, with registration number 47413 or any other member of the RigCo Group operating any capital equipment or spare parts arrangements from time to time notified to the Agent in accordance with clause 5.11 (Drilling Units, Drilling Unit Owners, Intra-Group Charterers and Corporate Structure) of this Schedule.
“Seadrill Group” means the Group excluding the RigCo Group and any Non-Recourse Subsidiary.
“Seadrill Group Downstream Claim” means any claim above USD 1,000,000 held by a member of the Seadrill Group or any Affiliate thereof against any member of the RigCo Group in accordance with the terms of this Agreement.
“Seadrill Group Downstream Loan” means any intra-group loan granted by a member of the Seadrill Group to RigCo in accordance with the terms of this Agreement.
“Seadrill Insurance” means Seadrill Insurance Limited of Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with registration number 19993.
“Seadrill Management” means Seadrill Management Ltd of 2nd Floor Building 11, Chiswick Business Park, 566 Chiswick High Road, London W4 5YS, United Kingdom with registration number 8276358.
“Seadrill Management Share Charge” means the first priority share charge over the shares in Seadrill Management (or any other entity performing management services in respect of the Drilling Units as permitted pursuant to the terms of the Secured Bank Facilities Agreements) made between RigCo and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Obligor’s obligations under the Senior Secured Finance Documents.
“Seadrill Serviços Share Charge” means the first priority share charge over the shares in Seadrill Serviços de Petróleo Ltda. made between Eastern Drilling AS and Seadrill Offshore AS and the Common Security Agent (on behalf of the Senior Secured Finance Parties) as security for the Obligors’ obligations under the Senior Secured Finance Documents.
“Secured Bank Facilities” means the Senior Facility and the Facilities, each a “Secured Bank Facility”.
“Secured Bank Facilities Agreements” means the Senior Facility Agreement and this Agreement (each as amended or amended and restated from time to time), each a “Secured Bank Facilities Agreement”.

AMERICAS 108943557	63

“Secured Obligations” means the Obligors’ obligations and liabilities under the Senior Secured Finance Documents, including (without limitation) the Borrower’s obligation to repay the Secured Bank Facilities together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Obligors towards the Senior Secured Finance Parties in connection with the Senior Secured Finance Documents.
“Security Documents” means:
(i)the Mortgages (including any deeds of covenant), subject to contractually agreed Quiet Enjoyment Letters (where required under a drilling contract with a third party);
(j)the Assignment of Earnings;
(k)the Assignment of Insurances;
(l)the Assignments of Seadrill Group Downstream Claims;
(m)the Assignments of Seadrill Group Downstream Loans;
(n)the Earnings Account Charges;
(o)the Cash Sweep Account Charges;
(p)the RigCo Account Charges;
(q)the Share Charges;
(r)the Cash Pool Co Share Charge;
(s)the RigCo Share Charge;
(t)the Seadrill Management Share Charge;
(u)the Seadrill Serviços Share Charge;
(v)the Floating Charges;
(w)the Intercreditor Agreement; and
(x)all or any security documents as may be entered into from time to time pursuant to clause 3 (Security) of this Schedule, clause 2.2 (Sale or disposal) of this Schedule or the definition of “Permitted Investment/Acquisition” in favour of the Common Security Agent (on behalf of the Senior Secured Finance Parties).
“Security Interest” means any mortgage, charge (whether fixed or floating), pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having similar effect.
“Security Period” means the period commencing at the Closing Date and ending the date on which the Agent notifies the Borrower and the other Finance Parties that:
(y)all amounts which have become due for payment by the Borrower or any other party under the Finance Documents have been paid;
(z)no amount is owing or has accrued (without yet having become due for payment) under any of the Finance Documents;
(aa)the Borrower has no future or contingent liability under any provision of this Agreement and the other Finance Documents; and
(ab)there are no Commitments in force.
“Security Principles” shall have the meaning given to that term in clause 3 (Security) of this Schedule.
“Senior Secured Commitments” means the “Total Commitments” as defined in each Secured Bank Facilities Agreement.

AMERICAS 108943557	64

“Senior Secured Lenders” means the Senior Lenders and the Lenders.
“Share Charges” means the first priority perfected share charges over all the shares, equity interest or membership interest (as applicable) in each of the Drilling Unit Owners and the Intra-Group Charterers (provided that such Intra-Group Charterer is a single purpose company) in favour of the Common Security Agent, collateral to the Secured Bank Facilities Agreements as security for the Obligors’ obligations under the Senior Secured Finance Documents.
“Ship Finance Arrangements” means:
(ac)the head charter agreement originally dated 7 October 2008 (as amended from time to time) made between SFL Hercules Ltd. as owner and Seadrill Offshore AS as charterer relating to the lease of the West Hercules drilling unit, related security agreements and each of the guarantees provided by the Parent, RigCo and Cash Pool Co as guarantors in relation thereto; and
(ad)the head charter agreement dated on or about the Closing Date made between SFL Linus Ltd. as owner and Seadrill Offshore AS as charterer relating to the lease of the West Linus drilling unit, related security arrangements, sub-charter and each of the guarantees provided by the Parent, RigCo and Cash Pool Co in relation thereto (including the performance guarantee provided by the Parent in respect of the drilling contract for West Linus).
“Ship Registry” means the ship registry of Panama, Norway, Singapore, Bahamas, an Acceptable Ship Registry or such other ship registry as consented to by the Lenders in accordance with clause 8.14 (Ship Registry, name and flag) of this Schedule.
“Simple Majority Lenders” means the Senior Secured Lenders holding more than 50% of the total outstanding principal amounts and commitments across the Secured Bank Facilities Agreements (as determined in accordance with the terms of the relevant Secured Bank Facilities Agreement).
“Simple Majority RFA/NMFA Lenders” means each of (i) the Senior Lenders holding more than 50% of the total outstanding principal amounts and commitments under the Senior Facility, and (ii) the Lenders holding more than 50% of the total outstanding principal amounts and commitments under the Facilities (in each case as determined in accordance with the terms of the relevant Secured Bank Facilities Agreement).
“Sonadrill Joint Venture” means the joint venture with Empresa de Serviços e Sondagens de Angola Lda which, inter alia, requires the bareboat charter of two Drilling Units (intended to comprise the Drilling Unit named West Gemini and a further Drilling Unit to be identified by the Parent) to the joint venture group.
“Structural Permitted Payments” means payments from cash or cash deposits held by any member of the RigCo Group to fund:
(ae)payments made on arm’s length terms for services or goods provided;
(af)payments made to meet corporate, administration, Tax, employment, pensions, IT, listing and property costs and expenses and other payments arising in the ordinary course of business of the Seadrill Group;
(ag)payments in respect of insurance arrangements of the Group;
(ah)payments made to meet regulatory or legal obligations or requirements of the Group;
(ai)payments made by Seadrill Global Services and/or Seadrill Americas, Inc. consistent with the ordinary course of its business in operating any capital equipment and spare parts arrangements and consistent with the basis on which it was operated as at the Closing Date;
(aj)payments made by Seadrill Management consistent with the basis on which it was operated as at the Closing Date (including payments in relation to directors’ service payments, employee salaries and pensions payments);

AMERICAS 108943557	65

(ak)payments made by Seadrill Insurance consistent with the basis on which it was operated as at the Closing Date;
(al)payments made to meet payment obligations of members of the Seadrill Group either existing at the Closing Date or arising under committed arrangements existing at the Closing Date and disclosed to the Agent prior to the Closing Date (but in each case not including Junior Obligations Permitted Payments); and
(am)payments due under guarantees, indemnities or similar arrangements granted by the Parent in relation to the business or operations of the RigCo Group and constituting Permitted Financial Support, provided that the Parent shall use its reasonable endeavours to procure that the principal obligor meets the primary obligations in respect of which such guarantee has been called to the extent possible, with funds available to the principal obligor, provided that, for the avoidance of doubt, nothing in this paragraph (i) shall delay or prohibit the Parent from making any payment due under a guarantee which it is satisfied has become legally due and payable under the terms of the relevant documentation.
“Subsidiary” means an entity from time to time of which a person:
(an)has direct or indirect control; or
(ao)owns directly or indirectly more than fifty per cent (50%) (votes and/or capital).
For the purpose of paragraph (a) above, an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the majority composition of its board of directors or equivalent body.
“Supra Majority Lenders” means the Senior Secured Lenders holding more than sixty-six and two thirds per cent. (66⅔%) of the total outstanding principal amounts and commitments across the Secured Bank Facilities Agreements (as determined in accordance with the terms of the relevant Secured Bank Facilities Agreement).
“Total Loss” means, in relation to any of the Drilling Units:
(ap)the actual, constructive, compromised, agreed, arranged or other total loss of such Drilling Unit; and/or
(aq)any hijacking, piracy, theft, condemnation, capture, seizure, destruction, abandonment, arrest, expropriation or confiscation, or requisition or acquisition of such Drilling Unit, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the relevant Drilling Unit Owner or any of the Guarantors.
“Total Loss Date” means:
(a)in the case of an actual total loss of any of the Drilling Unit, the date on which it occurred or, if that is unknown, the date when such Drilling Unit was last heard of;
(b)in the case of a constructive, compromised, agreed or arranged total loss of any of the Drilling Units, the earlier of:
(i)the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of such Drilling Unit was given to the insurers; and

AMERICAS 108943557	66

(ii)the date of compromise, arrangement or agreement made by or on behalf of the relevant Drilling Unit Owners with the relevant Drilling Unit’s insurers in which the insurers agree to treat such Drilling Unit as a total loss; or
(c)in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.
“Transaction Security” means the Security Interests created or expressed to be created in favour of the Common Security Agent (on behalf of the Senior Secured Finance Parties) pursuant to the Security Documents.
“Transaction Steps Plan” means the steps plan dated 27 January 2022 and prepared by Ernst & Young LLP on behalf of the Group, setting out the various transactions and related steps required in order to prepare the Group for, or as part of, the transactions contemplated by this Agreement.
2.Mandatory Prepayment and Cancellation
1.1Total Loss
If a Drilling Unit suffers a Total Loss, the loans outstanding under the Secured Bank Facilities shall be prepaid on the Disposal Reduction Date in an amount equal to the Disposal Reduction Amount in accordance with the Asset Sale Waterfall.
1.2Sale or disposal
1.1.1Sale or disposal - conditions
(a)Subject to the terms of this clause 2.2, a Drilling Unit or Drilling Unit Owner may be sold or otherwise disposed of for at least fair market value to a person that is not a member of the RigCo Group (but excluding any sale or disposal in accordance with clause 7.21(f) (Ownership) of this Schedule which will instead be governed by that clause) (a “Disposal”) in return for consideration in the form of:
(i)cash (“Cash Consideration”);
(ii)non-cash consideration (including any seller’s credit) other than as referred to in paragraph (iii) below (“Non-Cash Consideration”); and/or
(iii)commitments under the Senior Facility Agreement in an amount not more than the Reinstated Facility Pro Rata Portion of the applicable Disposal Reduction Amount (the “Porting Amount”) being (A) transferred (on a pro rata basis for the Senior Lenders) to the buyer of the relevant Drilling Unit or Drilling Unit Owner, or (B) cancelled in return for the Senior Lenders receiving (on a pro rata basis) debt in the buyer of the relevant Drilling Unit or Drilling Unit Owner (each of (A) and (B), “Porting Consideration”),
(together “Consideration”).
(b)A Disposal may only be effectuated if:
(i)the aggregate Consideration received is equal to or greater than the applicable Disposal Reduction Amount;
(ii)in case of a Disposal for Cash Consideration in whole or in part, Cash Consideration in an amount equal to the applicable Disposal Reduction Amount (less the value of any permitted Non-Cash Consideration and/or any permitted Porting Amount) is applied in accordance with the Asset Sale Waterfall on the Disposal Reduction Date;
(iii)in case of a Disposal for Non-Cash Consideration in whole or in part, any such Non-Cash Consideration is:
(A)approved by the Supra Majority Lenders;

AMERICAS 108943557	67

(B)not subject to any disposal restrictions (other than pursuant to the Secured Bank Facilities Agreements); and
(C)pledged as security in favour of the Senior Secured Finance Parties under Security Documents in form and substance satisfactory to the Common Security Agent, provided, however, that to the extent any Non-Cash Consideration is a drilling unit, rig or vessel, such drilling unit, rig or vessel shall be deemed a “Drilling Unit” and the owner thereof a “Drilling Unit Owner” and such Drilling Unit and Drilling Unit Owner shall be subject to the guarantee and security arrangements contemplated in respect of other Drilling Units and Drilling Unit Owners under the Secured Bank Facilities Agreements; and
(iv)in case of a Disposal for partial Porting Consideration:
(A)the relevant Disposal (including the terms of the Porting Consideration) is approved by all of the Senior Lenders; and
(B)the Obligors’ Agent has provided evidence to the Agent that the Asset Coverage Threshold (calculated pro forma for the relevant Disposal and any related prepayment and Porting Consideration) will be met immediately following completion of the relevant Disposal.
(c)Any Disposal that does not comply with the terms in paragraph (a) and (b) above, requires the consent of the Supra Majority Lenders, provided that any waiver or deviation from the requirements relating to a Disposal for Porting Consideration requires the consent of the Senior Lenders.
(d)Each Finance Party irrevocably authorises, empowers and instructs the Common Security Agent to execute any documentation (in form and substance reasonably satisfactory to the Common Security Agent) required to create and perfect the security necessary to comply with the conditions set out in paragraph (b)(iii)(C) above.
(e)Any Intra-Group Charterer, Charter Contract and/or other agreement or arrangement relating to the employment, use, possession, management, maintenance, improvement or other alteration, storage and/or operation of any Drilling Unit which is the subject of a disposal pursuant to this clause 2.2 or is owned by a Drilling Unit Owner which is the subject of a disposal pursuant to this clause 2.2 (a “Relevant Drilling Unit”) may be sold or otherwise disposed of in conjunction with that Relevant Drilling Unit (or those Relevant Drilling Units if there is more than one) and any sale proceeds therefrom shall, for the purposes of this clause 2.2, be treated as the sale proceeds of the relevant Drilling Unit(s) or Drilling Unit Owner (as applicable), provided that:
(i)in the case of an Intra-Group Charterer, its operations and assets relate solely to a Relevant Drilling Unit;
(ii)in the case of any Charter Contract and any other agreement or arrangement referred to in this paragraph (e), such Charter Contract or other agreement or arrangement does not relate to the charter, employment, use, possession, management, maintenance, improvement or other alteration, storage and/or operation of any Drilling Unit other than a Relevant Drilling Unit; and
(iii)the fair market value to be obtained for the disposal of the Relevant Drilling Unit(s) reflects the value (if any) attributed by the disposing entity to the relevant Intra-Group Charterer, Charter Contract and/or other agreement or arrangement referred to in this paragraph (e) (as applicable).
1.1.2Sale or disposal - administrative provisions
(a)For the avoidance of doubt, and without limiting clause 2.2.1 of this Schedule, to the extent any Disposal results in the full prepayment in cash and cancellation of a Secured Bank Facility, no consent will be required from the Senior Secured Lenders under that Secured Bank Facility.

AMERICAS 108943557	68

(b)Notwithstanding anything to the contrary in this clause 2.2, to the extent any Senior Lender would be prohibited from extending any credit to the buyer of any Drilling Unit or Drilling Unit Owner by reason of any law or regulation applicable to it (including but not limited to Sanctions), such Senior Lender shall have the right to demand repayment in cash of its commitment under the Senior Facility Agreement that would otherwise have been Porting Consideration.
(c)In case of a Disposal in accordance with this clause 2.2, the Common Security Agent shall release (i) any Security Documents relating to the relevant Drilling Unit and/or Drilling Unit Owner and/or Intra-Group Charterer of such Drilling Unit and (ii) the relevant Drilling Unit Owner and/or Intra-Group Charterer (as applicable) from its obligations as Guarantor under the Secured Bank Facilities Agreements, in each case in accordance with clause 10.4 (Release of Guarantors and Security Documents) of this Schedule.
1.1.3Future consideration or proceeds from Non-Cash Consideration
(a)Any future cash consideration from a disposal or realisation of any Non-Cash Consideration shall be applied in accordance with the Asset Sale Waterfall:
(i)in respect of Non-Cash Consideration in form of a Drilling Unit (a “Replacement Drilling Unit”), in an amount up to the higher of (A) the Disposal Reduction Amount applicable for the Drilling Unit for which such Replacement Drilling Unit was received (taking into account any amount already applied in prepayment towards the Disposal Reduction Amount), and (B) the Disposal Reduction Amount for the Replacement Drilling Unit; and
(ii)in respect of any other form of Non-Cash Consideration, in an amount up the Disposal Reduction Amount applicable for the Drilling Unit for which such Non-Cash Consideration was received (taking into account any amount already applied in prepayment towards the Disposal Reduction Amount).
1.1.4Sale or disposal - definitions
For the purpose of this clause 2 (Mandatory Prepayment and Cancellation) the following definitions shall apply:
“Asset Sale Waterfall” means:
(i)first, and only to the extent the Asset Coverage Threshold (calculated on a pro forma basis for the relevant Disposal or Total Loss and, in case of a Disposal, taking into account any Cash Consideration in excess of the applicable Disposal Reduction Amount which constitutes Cash and Cash Equivalents of the RigCo Group) (the “Pro Forma Asset Coverage Threshold”) is not met, towards prepayment (and cancellation of an equivalent amount of Commitments) of any drawn amounts under the Facilities (pro rata between drawn amounts under the Term Loan Facility and the Revolving Facility) until the Pro Forma Asset Coverage Threshold is met;
(ii)second, and only to the extent the Pro Forma Asset Coverage Threshold is not met following the prepayments pursuant to paragraph (i) above, towards prepayment (and cancellation of an equivalent amount of Commitments) and/or cancellation of any remaining amounts under the Facilities (pro-rata between the Term Loan Facility and the Revolving Facility) until the Pro Forma Asset Coverage Threshold is met; and
(iii)third, towards prepayment of the Senior Facility.
“Disposal Reduction Amount” means, with respect to a Drilling Unit or Drilling Unit Owner, the amount equal to the Relevant Guarantee Portion in respect of such Drilling Unit or the Drilling Unit(s) owned by such Drilling Unit Owner.

AMERICAS 108943557	69

“Disposal Reduction Date” means, in relation to a Drilling Unit or Drilling Unit Owner:
(iv)where such Drilling Unit has become a Total Loss, the date which is the earlier of the date the Disposal Reduction Amount is available and one hundred and twenty (120) days after such Drilling Unit became a Total Loss; or
(v)where such Drilling Unit or Drilling Unit Owner is sold or otherwise disposed of (directly or indirectly through a sale of the Drilling Unit Owner), the date upon which the sale or disposal of such Drilling Unit or Drilling Unit Owner is completed.
“Reinstated Facility Pro Rata Portion” means a percentage equal to the proportion that the aggregate of all outstanding loans and available commitments under the Senior Facility bear to the aggregate of all outstanding loans and available commitments under the Secured Bank Facilities (A / B x 100, and where A is the aggregate of all outstanding loans and available commitments under the Senior Facility at the time and B is the aggregate of all outstanding loans and available commitments under the Secured Bank Facilities at the time).
1.3Illegality
If it becomes unlawful under any law, regulation, treaty or of any directive of any monetary authority (whether or not having the force of law) in any applicable jurisdiction, for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in a Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)the Agent shall promptly notify the Borrower (specifying the obligations the performance of which is thereby rendered unlawful and the law giving rise to the same) upon receipt of notification in accordance with paragraph (a) above;
(c)upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately reduced to zero and cancelled; and
(d)the Borrower shall repay that Lender’s participation in the relevant loans on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).
1.4Sanctions
(a)Subject to paragraph (b) below, upon the occurrence of any Obligor or any Subsidiary of any Obligor being in breach of Sanctions (including non-compliance with clause 7.2(b) and clause 7.24 (Sanctions) of this Schedule) or becoming a Restricted Party, and such event remains unremedied (if capable of being remedied);
(i)each Lender shall have the right to demand by written notice to the Agent that its Commitment is cancelled and that its participation in the Loans and all other amounts outstanding and owed to it under the Finance Documents are repaid;
(ii)the Agent shall promptly notify the Borrower upon receipt of a notification in accordance with paragraph (i) above; and
(iii)on the date that is ten (10) Business Days after prior written notice by the Agent to the Borrower, the relevant Lenders’ Commitment shall be reduced to zero and cancelled and the Borrower shall repay that Lenders’ participation the Loans and all other amounts outstanding and owed to such Lender under the Finance Documents.
(b)Where a breach of Sanctions occurs in relation to one Drilling Unit only, without Sanctions being imposed on the remaining Obligors, each Lender will only have the right to demand payment in accordance with paragraph (a) above of its pro rata portion of the Relevant Guarantee Portion.

AMERICAS 108943557	70

1.5Change of control
(a)For the purpose of this clause 2.5, a “Change of Control” occurs if:
(i)any person or group of persons acting in concert, obtains (A) more than fifty per cent (50%) of the voting rights or share capital of the Parent or (B) the ability to otherwise control the appointment of a majority of the members of the board of directors of the Parent; or
(ii)all or substantially all of the Group’s assets (as measured by asset valuations or other fair market value determinations) are sold or otherwise disposed of (whether voluntary or involuntary) in a single transaction or a series of transactions (whether related or not).
(b)Subject to paragraph (c) below, upon the occurrence of a Change of Control, the Total Commitments shall be cancelled and all Loans and other amounts outstanding under the Finance Documents shall be prepaid within sixty (60) days after the occurrence of the relevant Change of Control, unless the Majority Lenders consent to such Change of Control not later than thirty (30) days after the occurrence of the relevant Change of Control.
(c)Notwithstanding the consent of the Majority Lenders to any Change of Control as contemplated in paragraph (b) above, to the extent any Lender would be prohibited from extending credit to any person acquiring (or being part of a group acquiring) more than fifty per cent. (50%) of the voting rights or share capital of the Parent or the ability to otherwise control the appointment of a majority of the members of the board of directors of the Parent by reason of any law or regulation applicable to it (including but not limited to Sanctions), such Lender shall have the right to demand prepayment of its participation in all Loans and other amounts outstanding and owed to it under the Finance Documents within sixty (60) days after the occurrence of such Change of Control.
1.6Insurance proceeds
(a)Any Net Insurance Proceeds received by the Group shall promptly following receipt be applied towards prepayment of the Facilities in accordance with the Asset Sale Waterfall.
(b)For the purpose of this clause 2.6, “Net Insurance Proceeds” means net proceeds of claims under insurance contracts of the Group in excess of USD 1,000,000 (or its equivalent in other currencies) after costs and expenses and Taxes and excluding:
(i)proceeds of business interruption insurance and other insurance in relation to revenues; and
(ii)any amount to be applied (and which is applied) towards:
(A)repayment in respect of a Total Loss as set out in clause 2.1 (Total Loss) of this Schedule;
(B)replacement or repair of the relevant asset to which the insurance relates (including reimbursement of amounts that have been spent on the same); and
(C)meeting (or reimbursing amounts which have been incurred in meeting) third party claims and liabilities incurred.
3.Security
(a)The Secured Obligations shall throughout the Security Period be secured by the guarantees and indemnities granted by the Guarantors and the Borrower pursuant to Clause 21 (Guarantee and Indemnity) and secured by the Security Interests granted pursuant to the Security Documents.

AMERICAS 108943557	71

(b)Subject to paragraph (c) and (d) below, each of the Obligors undertakes to ensure that the Security Documents are duly executed by the parties thereto in favour of the Common Security Agent (on behalf of the Senior Secured Finance Parties) in accordance with Clause 4 (Conditions of Utilisation) or at such other times pursuant to and as set out in the Senior Secured Finance Documents (including under clauses 2.2 (Sale or disposal) and 10.3 (Changes to the Guarantors) of this Schedule), in form and substance satisfactory to the Common Security Agent (acting on the instructions of all the Senior Secured Lenders) and are legally valid and in full force and effect with first priority, and to execute or procure the execution of such further documentation as the Common Security Agent may reasonably require in order for the relevant Senior Secured Finance Parties to maintain the security position envisaged hereunder.
(c)In relation to the obligation to provide the Assignment of Earnings it is understood that the Senior Secured Lenders agree only to require that “best efforts” are applied by the relevant Obligors in obtaining (a) consent to a first priority security interest over all earnings in respect of charter parties with independent third parties (if required under the relevant charterparty) and (b) any acknowledgement from any independent third parties.
(d)The obligation of the relevant member of the Group to provide the Floating Charges or any security or guarantee in respect of any investment or acquisition under paragraphs (m) and (n) of the definition of “Permitted Investment/Acquisition” shall be subject to the following principles (the “Security Principles”):
(i)Floating Charges (or equivalent security) shall only be granted by members of the Group that are incorporated in a jurisdiction where such security is customarily granted (including, without limitation, England and Wales, Bermuda, Norway and United States of America);
(ii)no security or guarantee will be required in respect of Non-Recourse Subsidiaries or their assets;
(iii)laws may limit the ability of any member of the Group to provide security or a guarantee or may require that any such security or guarantee is limited in amount or otherwise provided that the relevant member of the Group shall use reasonable endeavours to overcome such obstacle;
(iv)a key factor in determining whether or not any security or guarantee (or any perfection action) should be taken is the cost involved (including, without limitation, legal fees, registration fees and Taxes) which shall not be disproportionate to the benefit obtained by the Senior Secured Lenders of obtaining such guarantee or security;
(v)in certain jurisdictions it may be impossible or impractical to create security over certain categories of assets, in which event security will not be taken over the relevant assets;
(vi)any assets subject to third party arrangements which may prevent those assets being charged will be excluded from any relevant security provided that reasonable endeavours to obtain consent to charging any such assets shall be used by the relevant member of the Group if the relevant asset is material;
(vii)the granting of any security or the perfection of any security will not be required if it would have a significant adverse effect on the ability of the relevant member of the Group to conduct its operations and/or business in the ordinary course as otherwise permitted by the Finance Documents (and, in particular, in relation to the capital equipment and spare parts pool, the granting or perfection of any such security will not be required if it would interfere with or prejudice the normal operation of the capital equipment and spare parts pool as it operates in the ordinary course);
(viii)the relevant member of the Group will be free to deal with the secured assets in the course of its business as otherwise permitted by the Finance Documents until the occurrence of an Event of Default; and

AMERICAS 108943557	72

(ix)if required by law to perfect the security, any notice of the security will be served on the counter-party and the relevant member of the Group will use reasonable endeavours for a period to be agreed to obtain an acknowledgement of the notice.
4.Representations and Warranties
Each of the Obligors represents and warrants to each Finance Party as set out below.
1.1Status
Each Obligor and Security Provider is a limited liability company or corporation, as applicable, duly incorporated, organised and validly existing under the laws of their jurisdiction of incorporation (for the Obligors as set out in Schedule 18 (Corporate Structure)) (as updated in accordance with clause 5.11(c) of this Schedule) and registration and have the power to own their assets and carry on their business as they are currently being conducted.
1.2Binding obligations
Subject to the Legal Reservations and Perfection Requirements, the Finance Documents to which any Obligors or Security Providers are a party constitute legal, valid, binding and enforceable obligations, and each Security Document creates the Security Interests which that Security Document purports to create and those Security Interests are legal, valid, binding and enforceable first priority securities and no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable in accordance with their terms against the Obligors or Security Providers.
1.3No conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it or a Security Provider is a party do not and will not conflict with:
(a)any law or regulation or any order or decree of any judicial or official agency or court;
(b)any constitutional documents of such Obligor or Security Provider; or
(c)the Charter Contracts or any agreement or document to which it or any Security Provider is a party or by which it is bound.
1.4Power and authority
It and each Security Provider has the power to enter into, perform and deliver, and has taken all necessary corporate actions to authorise its entry into and delivery of, performance, validity and enforceability of the Finance Documents to which it is party and the transactions contemplated by those Finance Documents.
1.5Authorisations and consents
All authorisations, approvals, consents and other matters, official or otherwise, required (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby and (ii) for it or each Security Provider to carry on its business as currently being conducted have been obtained or effected and are in full force and effect.
1.6No filing or stamp taxes
Other than the Perfection Requirements or in relation to any assignment or transfer of rights and/or obligations under the Finance Documents, under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority or that any stamp, registration, notarial or similar Tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by them.

AMERICAS 108943557	73

1.7Taxes
(a)It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all material Taxes and other material amounts due to governments and other public bodies, except as otherwise permitted or required by the US Bankruptcy Code. No claims are being asserted against it with respect to any material Taxes or other material payments due to public or governmental bodies save as disclosed to the Agent pursuant to clause 7.4 (Taxation) of this Schedule, except any claims in connection with proceedings pursuant to the US Bankruptcy Code.
(b)It is not required to make any withholdings or deductions for or on account of any Tax from any payment it may make under any of the Finance Documents.
(c)It is resident for Tax purposes only in its jurisdiction of incorporation unless (i) specified otherwise in the Transaction Steps Plan, or (ii) such residency has changed as part of or pursuant to a Permitted Group Restructuring.
1.8No Default
(a)No Event of Default is continuing.
(b)No Event of Default is existing or might reasonably be expected to result from the making of the Utilisation or the entry into and performance of or any transaction contemplated by any of the Finance Documents.
(c)No other event or circumstance is outstanding which constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) might reasonably be expected to constitute a default under any Charter Contract, Intra-Group Charterparty or other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject and which has or is reasonably likely to have a Material Adverse Effect.
1.9No misleading information
(a)Save as disclosed in writing to the Agent not less than five (5) Business Days prior to a representation being made or being deemed to be made, any material factual information contained in documents, exhibits or reports (excluding forecasts, projections and forward-looking statements) relating to the Obligors and their respective Subsidiaries and which has been furnished to the Finance Parties in writing by or on behalf of the Obligors:
(i)is true and correct in all material respects as at the date of the relevant documents, exhibits or reports or (as the case may be) the date at which such information was expressed to be given; and
(ii)does not contain any misstatement of fact or omit to state a fact making such information misleading in any material respect as at the date of the relevant documents, exhibits or reports or (as the case may be) the date at which such information was expressed to be given or omit to disclose any off-balance sheet liabilities or other information, documents or agreements which if disclosed could reasonably be expected to affect the decision of a Finance Party to enter into a Finance Document (in respect of any omission, limited to any Finance Document entered into at or around the Closing Date).
(b)Any financial projection or forecast contained in the most recently delivered Cash Flow Projection has been prepared on the basis of recent historical information and on the basis of assumptions which the board of directors of the relevant member of the Group (acting reasonably) considered reasonable as at the date they were prepared and supplied.
1.10Financial Statements
(a)Fairly present. The most recently delivered of (i) the Original Financial Statements or (if different) (ii) the financial statements most recently delivered to the Agent and the Lenders pursuant to clause 5 (Information Undertakings) of this Schedule, save as

AMERICAS 108943557	74

disclosed to an Exchange where the Parent is listed, fairly present the assets, liabilities and the financial condition of the Obligors and their respective Subsidiaries at the day that they were drawn up and have been prepared in accordance with the Accounting Principles consistently applied.
(b)No undisclosed liabilities. As of the later of the date of (i) the Original Financial Statements and (if different) (ii) the financial statements most recently delivered to the Agent or the Lenders pursuant to clause 5 (Information Undertakings) of this Schedule, none of the Obligors or any of their Subsidiaries had any material liabilities, direct or indirect, actual or contingent, and there is no material, unrealised or anticipated losses from any unfavourable commitments, not disclosed by or reserved against in the latest of the Original Financial Statements and the most recently delivered financial information or in the notes thereto (as applicable) (in each case only to the extent that such disclosure or reservation would be required under the Accounting Principles at that time) save as disclosed to an Exchange.
(c)No material change. Since the date to which the 2020 Seadrill Financial Statements were drawn up, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of any Obligor or its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.
(d)Cash Flow Projections. The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which the board of directors of the relevant member of the Group (acting reasonably) considered reasonable as at the date they were prepared and supplied.
1.11Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally.
1.12No proceedings pending or threatened
No litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings (private or public) of or before any court, arbitral body or agency, which has or would reasonably be expected to have a Material Adverse Effect, have been started or are pending or (to the best of its knowledge and belief) have been threatened against it.
1.13No existing Security Interest
Save as described in clause 3 (Security) of this Schedule or permitted pursuant to clause 7.7 (Negative pledge) of this Schedule, no Security Interest exists over all or any of the present or future revenues or assets of such Obligor or Security Provider being the subject of any Security Interest under the Security Documents.
1.14No immunity
The execution and delivery by it and each Security Provider of each Finance Document to which it is a party constitute, and its and each Security Provider’s exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it and each Security Provider will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any proceedings taken in relation to any Finance Document.
1.15No winding-up
No Obligor or Security Provider has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation (other than a solvent reorganisation), winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

AMERICAS 108943557	75

1.16No breach of laws
(a)It has not (and none of its Subsidiaries have) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.
(b)No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.
1.17Environmental Laws
(a)Each Obligor is in compliance with clause 7.3 (Environmental Compliance) of this Schedule and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.
(b)No Environmental Claim and no other event or circumstances is outstanding which (with the expiry of a grace period, giving of notice or the making of any determination or the fulfilment of any other applicable conditions or any combination of the foregoing) would or would be reasonably likely to result in an Environmental Claim has been commenced or is pending or threatened (in each case, to the best of its knowledge and belief (having made due and careful enquiry)) against any member of the Group where that claim has or is reasonably likely to have a Material Adverse Effect.
1.18Ownership
The Parent is the direct or indirect owner of all the shares in RigCo and RigCo is (i) the direct owner of all the shares in Cash Pool Co and the Original Borrower, and (ii) except as otherwise permitted under the Finance Documents, the direct or indirect owner of all the shares in each Drilling Unit Owner and each Intra-Group Charterer as described in Schedule 18 (Corporate Structure) hereto (as updated in accordance with clause 5.11(c) of this Schedule).
1.19The Drilling Units
(a)Each Drilling Unit:
(i)is in the absolute ownership of the relevant Drilling Unit Owner described in Schedule 15 (The Drilling Units) (as updated in accordance with clause 5.11(a) of this Schedule), free and clear of all encumbrances (other than current crew wages, the relevant Mortgage, any Drilling Unit Permitted Encumbrance, any rights or interests listed in clause 7.6 (Title) of this Schedule and, if applicable, any Security Interest granted in favour of the lenders under a Refinancing Facility in accordance with the terms of the Secured Bank Facilities Agreements) and the respective Drilling Unit Owner will be the sole, legal and beneficial owner of such Drilling Unit except as permitted by clause 7.21(f) of this Schedule; and
(ii)is registered in the name of the relevant Drilling Unit Owner as described in Schedule 15 (The Drilling Units) (as updated in accordance with clause 5.11(a) of this Schedule) with a Ship Registry.
(b)Each Drilling Unit:
(i)not laid-up or stacked is:
(A)operationally seaworthy in every way and fit for service, including, but not limited to, service under the Charter Contracts; and
(B)classed with DNV GL, Lloyds Register, American Bureau of Shipping or another classification society acceptable to the Majority Lenders, free of all overdue conditions or impairments; and

AMERICAS 108943557	76

(ii)laid-up or stacked is:
(A)laid-up or stacked in a way that makes it capable of maintaining its operational capabilities and being re-entered in a classification society upon removal from such lay-up or stacking; and
(B)otherwise laid-up or stacked in accordance with prudent industry standards.
1.20No money laundering
It is acting for its own account in relation to the Facilities and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which an Obligor is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of money laundering and terrorist financing (amending Regulation (EU) No 648/2012 of the European Parliament and the Council and Commission Directive 2006/70/EC), as amended from time to time).
1.21Corrupt practices
It has observed, and to the best of its knowledge and belief its shareholders and parties acting on its behalf have observed in the course of acting for it, all applicable laws and regulations relating to bribery or corrupt practices.
1.22Sanctions
No Obligor, nor any Subsidiary of any Obligor, nor any of their joint ventures, nor any of their respective directors, officers, employees, agents or representatives:
(a)is in breach of any Sanctions;
(b)is a Restricted Party;
(c)is engaged in any trade, business or other activities with or for the benefit of any Restricted Party; or
(d)has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions.
1.23FATCA
The Borrower is not resident for tax purposes in the United States of America.
1.24Non-Conflict
The Borrower agrees and acknowledges that any claim or defence that it may have or hold in respect of any Charter Contract or Intra-Group Charterparty or any dispute arising in connection with that Charter Contract or Intra-Group Charterparty between the parties thereto, shall not affect its payment obligations under the Finance Documents.
1.25Repetition
The representations and warranties set out in this clause 4 are deemed to be made by each of the Obligors (on behalf of itself and any Security Provider) at the Closing Date and (except for the representations and warranties in clause 4.7(b), clause 4.8(b), clause 4.8(c), clause 4.9(a)(ii) (only insofar as they relate to any omission), clause 4.10(c), clause 4.15 (No winding-up) and clause 4.22 (Sanctions) of this Schedule) shall be deemed to be repeated (by reference to the facts and circumstances then existing):
(a)on the first day of each Interest Period; and
(b)in each Compliance Certificate delivered to the Agent pursuant to clause 5.2 (Compliance Certificate) of this Schedule (or, if no such Compliance Certificate is

AMERICAS 108943557	77

forwarded, on each day such certificate should have been forwarded to the Agent at the latest).
5.Information Undertakings
The Parent and the other Obligors (where relevant) give the undertakings set out in this clause 5 to each Finance Party and such undertakings shall remain in force throughout the Security Period.
1.1Financial statements
(a)The Parent shall:
(i)supply to the Agent in sufficient copies for all of the Lenders as soon as reasonably practicable, but in any event within one hundred and eighty (180) days after the end of each financial year, the audited annual consolidated accounts of the Parent, signed by an authorised officer of the Parent, together with a RigCo Group Reconciliation Statement;
(ii)provide to the Agent as soon as reasonably practicable, but in any event within seventy (70) days after each relevant Quarter Date, the unaudited consolidated accounts of the Parent for that Financial Quarter together with a RigCo Group Reconciliation Statement; and
(iii)provide to the Agent as soon as reasonably practicable and in any event within seventy (70) days after each Quarter Date, a copy of the consolidated Cash Flow Projections for the Parent and a reconciliation in respect of RigCo for the following five (5) calendar years after such dates.
(b)Each of the Parent and RigCo shall supply to the Agent as soon as reasonably practicable any other information in respect of the business, properties or condition, financial or otherwise, of the Obligors or any of their Subsidiaries as the Agent or any of the Lenders may from time to time reasonably request.
(c)For the avoidance of doubt, the first financial statements to be delivered under this clause will be the Original Financial Statements, and the first consolidated Cash Flow Projections will be delivered in respect of the Quarter Date which is 31 March 2022.
1.2Compliance Certificate
RigCo shall supply to the Agent, with each set of financial statements delivered pursuant to clause 5.1 (Financial statements) of this Schedule, a Compliance Certificate signed by an authorised officer of RigCo setting out (in reasonable detail) inter alia computations as to compliance with clause 6 (Financial Covenants) of this Schedule as at the date at which those financial statements were drawn up together with any relevant supporting documentation enabling the Lenders to determine and monitor compliance with clause 6 (Financial Covenants) of this Schedule and containing (i) confirmation of compliance with clause 8.8 (Cash sweep prepayment) of the Senior Facility Agreement, clause 10.2 (Payment of interest) of the Senior Facility Agreement, and clauses 8.3 (Insurance), 7.25 (RigCo Group cash sweep) and 7.26 (Payments out of the RigCo Group) of this Schedule and (ii) a statement (for information purposes only) of the Market Value of each Drilling Unit.
1.3Requirements as to financial statements
(a)The Parent shall procure that each set of financial statements delivered pursuant to clause 5.1 (Financial statements) of this Schedule and RigCo shall ensure that each RigCo Group Reconciliation Statement consists of balance sheets, income statements and cash flow statements and is prepared using Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the 2020 Seadrill Financial Statements, unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Accounting

AMERICAS 108943557	78

Principles, the accounting practices and/or reference periods and its Auditors deliver to the Agent:
(i)a description of any change necessary for those financial statements to reflect Accounting Principles, accounting practices and reference periods upon which the 2020 Seadrill Financial Statements were prepared; and
(ii)sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 6 (Financial Covenants) of this Schedule has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the 2020 Seadrill Financial Statements.
(b)Upon delivery of the Original Financial Statements, the Parent shall, in writing, deliver to the Agent a description of any change in the Accounting Principles, accounting practices and/or reference periods upon which the 2020 Seadrill Financial Statements were prepared (in sufficient detail for the Finance Parties to evaluate the effect of such changes) and if (i) such changes have no effect on any calculation to be made under this Agreement (including any financial covenant and whether or not such financial covenant is actually tested at that time) and this is supported by the description of the changes delivered by the Parent or (ii) the Supra Majority Lenders otherwise agree (acting reasonably), then all references to “2020 Seadrill Financial Statements” in paragraph (a) above, paragraph (c) below, clause 6.5 (Financial Testing) of this Schedule and paragraph (b)(ii) of the definition of “Investment and Acquisition Basket” shall be replaced with “Original Financial Statements”.
(c)Any reference in this Agreement to each set of financial statements delivered pursuant to clause 5.1 (Financial statements) of this Schedule shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the 2020 Seadrill Financial Statements were prepared.
(d)If a change to the Accounting Principles, accounting practices and/or reference periods has occurred, and provided that the Parent and/or RigCo (as applicable) provide to the Agent (for distribution to all Finance Parties):
(i)a copy of the proposed amendments to the relevant provisions of this Agreement (other than clause 6 (Financial Covenants) of this Schedule) as a result of such change(s);
(ii)a report describing such change(s) and explaining the impact that such change(s) could have if no such amendments are made; and
(iii)sufficient information for the Finance Parties to make an accurate comparison between the situation where the proposed amendments are made versus the situation where the amendments are not made, in each case based on the Group’s actual and projected financial position at the relevant time, the Finance Parties agree to discuss such proposed amendments with RigCo and/or the Parent (as applicable) in good faith for a period of fifteen (15) Business Days. For the avoidance of doubt, the Finance Parties are under no obligation to agree to such proposed amendments.
1.4Quarterly reporting pack
The Parent shall provide to the Agent as soon as reasonably practicable and in any event within seventy (70) days after each relevant Quarter Date:
(a)to the extent not provided pursuant to clause 5.1(a)(ii) of this Schedule in relation to the same reporting period, unaudited consolidated management accounts, including income statements, balance sheets and cash flow statements in substantially the form they are produced as at the Closing Date for management reporting purposes;
(b)fleet status reports; and
(c)to the extent not already provided in paragraph (a) or (b) above, information on key performance indicators and the status of the Drilling Units, including information on utilisation, backlog, average day-rates, average Drilling Units on contract, any health

AMERICAS 108943557	79

and safety incidents, any material disposals or acquisitions, any stacking plans and environmental condition.
1.5Quarterly management update call
Once in every Financial Quarter (commencing with the Financial Quarter ending 31 March 2022) at least two (2) executive directors of the Group (one of whom shall be the Group’s Chief Financial Officer) shall host a conference call with the Finance Parties, at a time and date agreed with the Agent (acting reasonably) about the ongoing business and financial performance of the Group.
1.6Budget
(a)The Parent shall provide to the Agent, as soon as the same becomes available, but in any event within thirty (30) days of the start of each of its financial years, an annual budget for that financial year, provided that the annual budget for the financial year starting on 1 January 2022 shall be provided by no later than the date falling thirty (30) days after the Closing Date.
(b)The Parent shall ensure that each budget:
(i)includes a projected consolidated income statement, balance sheet and cashflow statement of the Parent and projected financial covenant calculations in respect of the RigCo Group;
(ii)is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 5.1 (Financial statements) of this Schedule; and
(iii)has been approved by the board of directors of the Parent.
(c)If the Parent updates or changes the budget in any way which materially changes the projections in a budget previously provided, they shall within not more than five (5) Business Days of the update or change being made deliver to the Agent, in sufficient copies for each Lender, such updated or changed budget, and such updated budget shall constitute the budget for the purposes of this Agreement.
1.7Information - miscellaneous
The Obligors shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(a)to the extent they are able to do so without breaching any law or regulation applicable to them, promptly upon becoming aware of them, the details of any claim, action, suit, proceeding or investigation with respect to Sanctions against it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives;
(b)all documents dispatched by the Parent to its shareholders generally, or by the Parent or any Obligor to or from its creditors generally at the same time as they are dispatched;
(c)to the extent they are able to do so without breaching any law or regulation applicable to them, promptly upon determining that a liability is probable, the details of any breaches of contracts, litigation, judgment, order, injunction, restraint, arbitration or administrative proceedings which are current or pending against any of the Obligors and which would, if adversely determined, be reasonably expected to have a Material Adverse Effect;
(d)immediately such further information regarding the business, properties, conditions, assets and operations (financial or otherwise) of the Obligors and their Subsidiaries as any Finance Party (through the Agent) may reasonably request;
(e)all filings with or reports forwarded to any Exchange;
(f)such updates of forecasts as the Agent may reasonably request;

AMERICAS 108943557	80

(g)details of any Non-Recourse Subsidiary; and
(h)such information as required by clause 8.8(b) of the Senior Facility Agreement.
1.8Notification of Default
The Obligors shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
1.9Notification of Environmental Claims
The Obligors shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same, to the extent they are able to do so without breaching any law or regulation applicable to them:
(a)if any material Environmental Claim has been commenced or (to the best of the Obligors’ knowledge and belief) is threatened against any of the Obligors or any of the Drilling Units; and
(b)of any incident, event, fact or circumstances which will or are reasonably likely to result in any material Environmental Claim being commenced or threatened against any of the Obligors, or any of the Drilling Units.
1.10Information related to drilling contracts
(a)The Obligors’ Agent shall provide the Agent with information on:
(i)any new drilling contract in respect of a Drilling Unit within five (5) Business Days after any such contract is entered into; and
(ii)any claim for termination of a drilling contract in respect of a Drilling Unit made by a charterer promptly after such claim has been made.
(b)The Obligors’ Agent shall procure that a Contract Memo for any new drilling contract in respect of a Drilling Unit with a firm duration of more than ninety (90) days is sent to the Agent within thirty (30) Business Days of the entering into of such contract. Each Contract Memo shall be treated by the Agent as having Private Lender Information unless the Obligors’ Agent notifies the Agent in writing that it should be treated as containing only Public Lender Information.
1.11Drilling Units, Drilling Unit Owners, Intra-Group Charterers and Corporate Structure
(a)The Obligors’ Agent shall provide the Agent with an updated Schedule 15 (The Drilling Units) of this Agreement within five (5) Business Days after any relevant change to a Drilling Unit Owner, Intra-Group Charterer, Charter Contract, Intra-Group Charterparty or ownership of a Drilling Unit, in each case made in accordance with the terms of this Agreement.
(b)If the updated Schedule 15 (The Drilling Units) referred to in paragraph (a) above comprises any information which is Private Lender Information, the Obligors’ Agent shall provide to the Agent (i) one version of that updated Schedule which contains only Public Lender Information, and (ii) one version of that updated Schedule which contains Public Lender Information and Private Lender Information, and each version of that updated Schedule shall be made available to the Lenders in accordance with clause 5.14 (Public Lenders) of this Schedule.
(c)The Parent shall provide the Agent with information on and an updated Schedule 18 (Corporate Structure) within five (5) Business Days after any relevant change to the corporate structure of the Obligors, Security Providers, Seadrill Management or Seadrill Global Services or any relevant change to which entity who operates (or the operation of) the capital equipment or spare parts arrangements of the Group made in accordance with the terms of this Agreement.

AMERICAS 108943557	81

1.12Use of websites
(a)The Obligors’ Agent and the Parent may satisfy their respective obligations under this Agreement to deliver any information to the Lenders by posting this information onto an electronic website designated by the Obligors’ Agent and the Agent (for the purposes of this clause 5.12, the “Designated Website”).
(b)The Obligors’ Agent or the Parent shall promptly upon becoming aware of its occurrence notify the Agent if:
(i)the Designated Website cannot be accessed due to technical failure;
(ii)any password specifications for the Designated Website change;
(iii)any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)RigCo or the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
(c)If the Obligors’ Agent or the Parent notifies the Agent under paragraph (b)(i) or paragraph (b)(v) above, all information to be provided by RigCo or the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.
1.13“Know your customer” checks
(a)If:
(i)the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Closing Date;
(ii)any change in the status of an Obligor after the date of the Closing Date; or
(iii)a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of any prospective new Lender, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of any prospective new Lender, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent and the Lenders to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

AMERICAS 108943557	82

1.14Public Lenders
(a)In this Agreement:
“Information Nominee” has the meaning given to it in paragraph (e)(ii) below.
“Private Lender” means any Lender which is not a Public Lender.
“Private Lender Information” means any information and/or documentation that is not Public Lender Information.
“Public Lender” means a Lender who has elected to have access to the section of the website referred to in paragraph (b)(ii) below whether or not it has an Information Nominee who has elected to have access to the section of the website referred to in paragraph (b)(i) below.
“Public Lender Information” means all information and documentation with respect to the Group that is either:
(i)publicly available; or
(ii)not inside information or material non-public information for the purposes of the Market Abuse Regulation (Regulation 596/2014) or US federal and state securities laws.
(b)The Parent shall procure that the Agent maintains an electronic website for distribution of information to Lenders which includes separate sections, accessible at the option and election of each Lender (and, in the case of Public Lenders, at the option and election of any Information Nominee), for:
(i)information containing Private Lender Information and Public Lender Information; and
(ii)solely Public Lender Information.
(c)The Parent shall procure that all information and/or documentation to be distributed to the Agent or the Lenders will be identified in writing as either containing:
(i)Private Lender Information and Public Lender Information; or
(ii)solely Public Lender Information.
(d)The Parent shall procure that all information required to be provided under this Agreement to the Lenders (other than information provided at a meeting or call with the Finance Parties) is provided to the Lenders via the Agent and the website referred to in paragraph (b) above.
(e)Any Public Lender may:
(i)request in writing that the Parent does not distribute any Private Lender Information to it until such time as that Lender notifies the Parent in writing that it wishes to receive Private Lender Information; and
(ii)nominate one or more persons employed or engaged by it as a contact (an “Information Nominee”) to receive information (including Private Lender Information) under this Agreement in place of that Lender’s usual contacts by giving a notice in writing to the Parent and the Agent. For the avoidance of doubt, a Public Lender which nominates an Information Nominee shall, notwithstanding such nomination and the receipt by that Information Nominee of Private Lender Information, continue to be a Public Lender for the purposes of this Agreement.
(f)The Parent shall use reasonable endeavours to ensure that Private Lender Information is not distributed to any Lender which has requested not to receive Private Lender Information in accordance with paragraph (e) above (provided that Private Lender

AMERICAS 108943557	83

Information may be distributed to a Public Lender’s Information Nominee, if any, including via the section of the website referred to in paragraph (b)(i) above).
(g)If any member of the Group discloses information to a Public Lender (excluding, for the avoidance of doubt, its Information Nominee) which, in accordance with the provisions of this clause 5.14, was to be made available to Private Lenders only, and unless the Public Lender(s) to whom such information was disclosed agree(s) otherwise, the Parent shall ensure that such information (or the relevant parts of such information comprising Private Lender Information) is as soon as reasonably practicable (and in any event no later than three (3) Business Days following notification from a Public Lender of such disclosure) made publicly available in a manner in which such information (or the relevant part of such information) becomes Public Lender Information.
(h)For the avoidance of doubt, the election by any Lender pursuant to paragraph (b) above and the appointment of any person as an Information Nominee, and the receipt of any Confidential Information by any such Lender or Information Nominee, shall, in each case, be subject to compliance with clause 28 (Disclosure of Information) of the Senior Facility Agreement.
6.Financial Covenants
The financial covenants in this clause 6 are granted in favour of each Finance Party by RigCo and such financial covenants shall remain in force throughout the Security Period and are to be measured on a quarterly basis.
1.1Financial definitions
When used in this clause 6 (Financial Covenants) the below terms shall have the meanings set out below:
“Additional Indebtedness” means any interest-bearing Financial Indebtedness incurred by members of the RigCo Group pursuant to:
(a)any Incremental Facility;
(b)any Refinancing Facility; and
(c)any Guarantee Facility (but only to the extent the principal amount of Financial Indebtedness thereunder has not been cash collateralised).
“Adjusted EBITDA” means, in relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:
(d)including the operating profit (calculated on the same basis as EBITDA) of a member of the RigCo Group (or attributable to a business or assets) acquired during the Relevant Period, for that Relevant Period prior to it becoming a member of the RigCo Group or (as the case may be) prior to the acquisition of the business or assets, provided that:
(i)in the event that a member of the RigCo Group acquires rigs or rig owning entities with a firm charter contract in place and historical operating profit information (calculated on the same basis as EBITDA) is available for the rigs’ or relevant entities’ previous ownership but not in respect of the whole of the Relevant Period, such operating profit shall be annualised to represent operating profit (calculated on the same basis as EBITDA) for the Relevant Period and included within EBITDA, provided that such firm charter contract remained in place for the remainder of the Relevant Period; and
(ii)in the event that a member of the RigCo Group acquires rigs or rig owning companies without historical operating profit information (calculated on the same basis as EBITDA) available, RigCo may calculate the future projected operating profit (calculated on the same basis as EBITDA) for the next twelve (12) months subject to any such new rig having (i) a firm charter contract in place at the time of delivery of the rig with a duration of minimum

AMERICAS 108943557	84

twelve (12) months and (ii) a firm charter contract in place at the time of such operating profit calculation, and such future projected operating profit (calculated on the same basis as EBITDA) shall be included within EBITDA for the Relevant Period, provided RigCo provides the Agent with a detailed calculation of the future projected operating profit; and
(b)excluding the operating profit (calculated on the same basis as EBITDA) of a member of the RigCo Group (or attributable to a business or assets) disposed of during the Relevant Period, for that part of the Relevant Period prior to such disposal.
“Cash” means:
(c)cash in hand legally and beneficially owned by a member of the RigCo Group;
(d)cash deposits legally and beneficially owned by a member of the RigCo Group and which are held in any account being the subject of any RigCo Account Charge or the Cash Sweep Accounts; and
(e)all other cash deposits legally and beneficially owned by a member of the RigCo Group and which are held in any other bank accounts (whether held in a bank account of a member of the RigCo Group or in the account of the relevant bank or other financial institution in favour of which such cash collateral was posted) which in each case are:
(i)free from any Security Interest (for the avoidance of doubt, for this purpose rights of set-off and similar rights in favour of any account bank on such account bank’s usual terms of business shall not constitute a Security Interest), other than pursuant to the Security Documents;
(ii)otherwise (and excluding from the requirement in this paragraph (ii) any arrangements relating to (A) Security Interests pursuant to the Security Documents and/or (B) cash deposits subject to exchange or capital controls or similar legal requirements to which the relevant member of the RigCo Group or its directors is subject) at the free and unrestricted disposal of the relevant member of the RigCo Group by which it is owned; and
(iii)otherwise, in the case of cash deposits legally and beneficially owned by a member of the RigCo Group other than RigCo or Cash Pool Co (and excluding from the requirement in this paragraph (iii) any arrangements relating to (A) Security Interests pursuant to the Security Documents and/or (B) cash deposits subject to exchange or capital controls or similar legal requirements to which the relevant member of the RigCo Group or its directors is subject), capable or would, upon the occurrence of an Event of Default, become capable of being paid without restriction to RigCo or Cash Pool Co within five (5) Business Days of request or demand therefor by way of dividend or equity injection or by way of loan or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from RigCo or Cash Pool Co to that member of the RigCo Group.
“Cash and Cash Equivalents Collateral” means cash collateral and collateral over Cash Equivalents posted by a member of the RigCo Group which is secured in favour of persons other than the Common Security Agent (on behalf of the Senior Secured Finance Parties).
“Cash Equivalents” means at any time:
(a)any investment in marketable debt obligations issued or guaranteed by (i) a government of the United States of America, United Kingdom, Norway, or an EEA Member Country or (ii) an instrumentality or agency of such governments and in respect of (i) and (ii) having a credit rating of either A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or an EEA Member Country, maturing within one (1) year after the relevant date of calculation and not convertible or exchangeable to any other security;

AMERICAS 108943557	85

(b)commercial paper (debt obligations) not convertible or exchangeable to any other security;
(i)for which a recognised trading market exists;
(ii)issued by an issuer incorporated in the United States of America, the United Kingdom or Norway;
(iii)which matures within one (1) year after the relevant date of calculation; and
(iv)which has a credit rating of at least A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or an EEA Member Country;
(c)any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or an EEA Member Country, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (b) above and (iii) can be turned into cash on not more than five (5) days’ notice; or
(d)any other debt security approved by the Majority Lenders, in each case, to which any member of the RigCo Group is alone (or together with other members of the RigCo Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the RigCo Group or subject to any Security Interest other than any security permitted pursuant to the Finance Documents.
“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the RigCo Group before taxation (including the results from discontinued operations):
(e)before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the RigCo Group (calculated on a consolidated basis) in respect of that Relevant Period;
(f)not including any accrued interest owing to any member of the RigCo Group;
(g)after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the RigCo Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);
(h)before taking into account any Exceptional Items;
(i)before any adjustment for non-cash charges or gains related to defined benefit schemes;
(j)before taking into account any gains and/or losses arising from a disposal of any asset to any person that is not a member of the RigCo Group or an upward or downward revaluation of any other asset;
(k)before deducting any fees, costs and expenses, stamp, registration and other Taxes incurred by or any member of the RigCo Group in connection with any Permitted Investment/Acquisition;
(l)before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);
(m)adding back any costs or losses recovered through a claim under any insurance, warranty or indemnity;
(n)adding back any business interruption or loss recovered through insurance proceeds;
(o)adding back any non-cash charges relating to any employee equity plan or management incentive plan;

AMERICAS 108943557	86

(p)excluding any costs or provisions relating to any share option or similar scheme; and
(q)before any allowance for excepted credit loss expense relating to operational items, in each case to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the RigCo Group before taxation.
“Exceptional Items” means any material items of an unusual or non-recurring nature which represent a gain or loss or cost arising on or in relation to:
(r)the restructuring of any member of the Group (including the restructuring of the Group occurring at the Closing Date or as a result of a Permitted Group Restructuring) or other restructuring charge;
(s)disposals, revaluations, write downs or impairment of non-current assets;
(t)disposals of assets associated with discontinued operations; or
(u)any fees, cash, stamp duty, registration fees or Taxes related to any equity offering, investments, disposals, acquisitions, incurrence of Financial Indebtedness or other activities permitted under the terms of the Finance Documents.
“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.
“Net Funded Debt” means, at any time, the aggregate of all outstanding principal amounts under the Secured Bank Facilities Agreements and any Additional Indebtedness less the aggregate amount of (i) Cash and Cash Equivalents and (ii) Cash and Cash Equivalents Collateral (excluding, for this purpose, any cash collateral provided in respect of any Guarantee Facility) which does not exceed the Permitted Cash and Cash Equivalents Collateral Threshold at that time.
“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.
“Relevant Period” means each period of twelve (12) months ending on or about the last day of each Financial Quarter.
“RigCo Covenant Liquidity” means, as at any date, the aggregate amount of Cash and Cash Equivalents of the RigCo Group plus the aggregate amount of any Cash and Cash Equivalents Collateral which does not exceed the Permitted Cash and Cash Equivalents Collateral Threshold.
“Super Senior Debt” means, at any time, the aggregate of all outstanding principal amounts under this Agreement (including in respect of any Incremental Facility).
“Super Senior Gross Leverage Ratio” means, in respect of any Relevant Period, the ratio of Super Senior Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period of the RigCo Group.
“Total Net Leverage Ratio” means, in respect of any Relevant Period, the ratio of Net Funded Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period of the RigCo Group.
1.2RigCo Group minimum liquidity
(a)The RigCo Group Minimum Liquidity Requirement shall apply at all times but shall only be tested on each Quarter Date.
(b)RigCo shall procure that RigCo Covenant Liquidity will not be less than USD 175,000,000 at any time (the “RigCo Group Minimum Liquidity Requirement”).
1.3Super Senior Gross Leverage Ratio
(a)The Super Senior Gross Leverage Ratio will first be tested in respect of the Relevant Period ending on 30 September 2023 and thereafter in respect of each Relevant Period ending on each Quarter Date.

AMERICAS 108943557	87

(b)RigCo shall procure that the Super Senior Gross Leverage Ratio shall:
(i)in respect of the Relevant Periods ending on 30 September 2023, 31 December 2023, 31 March 2024 and 30 June 2024, be equal to or less than 1.6x;
(ii)in respect of the Relevant Periods ending on 30 September 2024, 31 December 2024, 31 March 2025 and 30 June 2025, be equal to or less than 1.5x;
(iii)in respect of the Relevant Periods ending on 30 September 2025, 31 December 2025, 31 March 2026 and 30 June 2026, be equal to or less than 1.4x; and
(iv)in respect of any Relevant Period ending on or after 30 September 2026, be equal to or less than 1.3x.
1.4Total Net Leverage Ratio
(a)The Total Net Leverage Ratio will first be tested in respect of the Relevant Period ending on 30 September 2023 and thereafter in respect of each Relevant Period ending on each Quarter Date.
(b)RigCo shall procure that the Total Net Leverage Ratio shall:
(i)in respect of the Relevant Periods ending on 30 September 2023, 31 December 2023, 31 March 2024 and 30 June 2024, be equal to or less than 5.0x;
(ii)in respect of the Relevant Periods ending on 30 September 2024, 31 December 2024, 31 March 2025 and 30 June 2025, be equal to or less than 4.5x;
(iii)in respect of the Relevant Periods ending on 30 September 2025, 31 December 2025, 31 March 2026 and 30 June 2026, be equal to or less than 4.0x; and
(iv)in respect of any Relevant Period ending on or after 30 September 2026, be equal to or less than 3.5x.
1.5Financial testing
(a)The financial covenants set out in clauses 6.3 (Super Senior Gross Leverage Ratio) and 6.4 (Total Net Leverage Ratio) of this Schedule shall be calculated in accordance with the Accounting Principles applicable to the 2020 Seadrill Financial Statements and such financial covenants shall be tested by reference to the latest financial statements of the Parent delivered under this Agreement (whether audited or unaudited) (as adjusted to reflect the Accounting Principles applicable to the 2020 Seadrill Financial Statements and as adjusted to determine the applicable RigCo Group financial position in accordance with the latest RigCo Group Reconciliation Statement delivered under this Agreement) and each Compliance Certificate.
(b)The RigCo Covenant Liquidity shall be tested in accordance with clause 6.2 (RigCo Group minimum liquidity) of this Schedule and reported in each Compliance Certificate.
7.Undertakings
Each Obligor and, where specifically stated, the Parent gives the undertakings set out in this clause 7 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

AMERICAS 108943557	88

1.1Authorisations etc.
Each of the Obligors shall (and the Obligors shall procure that each Security Provider will) promptly:
(a)obtain, comply and do all that is necessary to maintain in full force and effect; and
(b)supply certified copies to the Agent (if so requested) of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.
1.2Compliance with laws and sanctions
(a)Each of the Obligors shall, and shall procure that each member of the Group and any Non-Recourse Subsidiary will, comply in all respects with all laws and regulations and constitutional documents to which it and the relevant Drilling Unit may be subject, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
(b)Each of the Obligors shall, and shall procure that each member of the Group and any Non-Recourse Subsidiary will, comply in all respects with Sanctions, including, but not limited to, laws, regulations and executive orders relating to the U.S. economic embargoes of countries, entities or individuals as administered by the Treasury Department, Office of Foreign Assets Control.
1.3Environmental compliance
Each Obligor shall (and RigCo shall procure that each member of the RigCo Group will):
(a)comply with all Environmental Laws;
(b)obtain, maintain and ensure compliance with all requisite Environmental Approvals; and
(c)implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.
1.4Taxation
(a)Each Obligor shall (and the Parent shall procure that each member of the Group and any Non-Recourse Subsidiary will) pay and discharge all material Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)such payment is being contested in good faith;
(ii)adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 5.1 (Financial statements) of this Schedule; and
(iii)such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)None of the Obligors may change its residence for Tax purposes, other than as part of or pursuant to a Permitted Group Restructuring. The Finance Parties agree to discuss with the Obligors’ Agent and the Parent in good faith any amendments to the provisions of this Agreement relating to Tax due to a proposed change to any Obligor’s residence for Tax purposes as part of or pursuant to a Permitted Group Restructuring (including the incorporation of provisions on market standard terms for

AMERICAS 108943557	89

the relevant jurisdiction relating to the allocation of Tax deduction and withholding Tax risk, such as “Qualifying Lender” and related provisions on market standard terms) following a request in writing from the Obligors’ Agent or the Parent which includes an explanation of the reason(s) for the change(s), and each of the Finance Parties, the Obligors’ Agent and the Parent agrees to act reasonably in relation to any such request and change(s). For the avoidance of doubt, the Finance Parties are under no obligation to agree to such proposed amendments, but in the event that an Obligor changes or intends to change its tax residence as part of or pursuant to a Permitted Group Restructuring:
(i)the Obligor shall promptly notify the Agent (and the Agent, upon receipt of such notification, shall inform the Lenders); and
(ii)each Lender and such Obligor shall co-operate in completing any procedural formalities required to be completed to enable the Obligor to make any payment to the Lenders without any Tax Deduction under the laws of the jurisdiction in which the Obligor is or will be resident for tax purposes following such change (including by way of a Lender notifying its status and details under the HMRC DT Treaty Passport Scheme, where applicable), provided however that to the extent any Lender fails to complete any such procedural formalities and as a result the Obligor is not able to make payment to such Lender without any Tax Deduction, the rights of such Lender under Clause 16.2 (Tax gross-up) shall not be affected.
(c)A Finance Party is not obliged to take any steps under paragraph (b) above if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
1.5Pari passu ranking
Each of the Obligors shall ensure that its and each Security Provider’s obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.
1.6Title
Subject to any disposal or other transaction in accordance with the terms of this Agreement, each Drilling Unit Owner shall, and RigCo shall procure that all Intra-Group Charterers shall (to the extent applicable), hold full legal title to and own the entire beneficial interest in the Drilling Units and its rights under or to (i) any Charter Contract, (ii) the Intra-Group Charterparties, (iii) the Insurances and (iv) any Earnings, free of any Security Interest and other interests and rights of every kind, except for:
(a)any Security Interest or such other interests or rights:
(i)created by the Security Documents or, if applicable, any Security Interest granted in favour of the lenders under a Refinancing Facility in accordance with the terms of the Secured Bank Facilities Agreements; or
(ii)which constitute a Drilling Unit Permitted Encumbrance;
(b)subject to clause 8.4 (Alteration to the Drilling Units) of this Schedule, any rights or interests arising pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc.; and
(c)any rights of set-off arising under any Charter Contract, any Intra-Group Charterparty or in respect of any Earnings.
1.7Negative pledge
(a)Subject to paragraphs (b), (c) and (d) below, the Parent shall not, and shall procure that no member of the Group shall, create or permit to exist any Security Interest over any of its present or future undertakings, property, assets, rights or revenues (whether secured by the Security Documents or not), save for any Permitted Encumbrances.

AMERICAS 108943557	1

(b)No Obligor shall, and the Obligors shall procure that no Security Provider (other than any Additional Security Provider) shall, permit any further Security Interest on any asset subject to any Security Interest under any of the Security Documents, save for:
(i)any Drilling Unit Permitted Encumbrance;
(ii)any other Security Interest listed in paragraphs (b) or (c) of clause 7.6 (Title) of this Schedule;
(iii)any Security Interest granted in favour of the lenders under a Refinancing Facility in accordance with the terms of the Secured Bank Facilities Agreements;
(iv)any Security Interest permitted by paragraph (a) above in respect of assets which are subject to a Security Interest expressed to comprise a Floating Charge and not any other Security Interest under any of the Security Documents; and
(v)subject to the restrictions in clause 7.6 (Title) of this Schedule in the case of each Drilling Unit Owner and Intra-Group Charterer and provided that none of the following Security Interests shall be permitted by virtue of this paragraph (b)(v) in respect of any shares or other ownership interest in RigCo and any Drilling Unit Owner or Intra-Group Charterer:
(A)any netting or set-off arrangement entered into by any such Obligor or Security Provider in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the RigCo Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements);
(B)any lien arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any such Obligor or Security Provider;
(C)any Security Interest arising in connection with any unpaid Tax where the Tax is not yet due and payable or where the liability to pay such Tax is being contested in good faith by appropriate proceedings;
(D)any Security Interest arising under any court order or injunction or for costs arising in connection with any litigation or court proceedings being contested by such Obligor or Security Provider in good faith; and
(E)any attachment or judgment Security Interest or Security Interest otherwise arising as a result of legal proceedings and assessments by authorities not constituting an Event of Default.
(c)No Drilling Unit Owner or Intra-Group Charterer shall create or permit to subsist any Security Interest over any of its present or future undertakings, property, assets, rights or revenues (whether secured by the Security Documents or not), save for:
(i)any Drilling Unit Permitted Encumbrances;
(ii)any other Security Interest listed in paragraph (b) or (c) of clause 7.6 (Title) of this Schedule;
(iii)any Security Interest created pursuant to the Security Documents;
(iv)any Security Interest granted in favour of the lenders under a Refinancing Facility in accordance with the terms of the Secured Bank Facilities Agreements; and
(v)subject to the restrictions in clause 7.6 (Title) of this Schedule, any Security Interest listed under paragraphs (b)(v)(A) to (E) above.

AMERICAS 108943557	2

(d)No Drilling Unit Owner or Intra-Group Charterer shall encumber any employment contract in respect of any of the Drilling Units, save for:
(i)any Security Interests created pursuant to the Security Documents;
(ii)any Drilling Unit Permitted Encumbrances;
(iii)any other Security Interest listed in paragraph (b) or (c) of clause 7.6 (Title) of this Schedule; and
(iv)any Security Interest granted in favour of the lenders under a Refinancing Facility in accordance with the terms of the Secured Bank Facilities Agreements.
1.8Change of business
(a)The Parent shall ensure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on as of the Closing Date.
(b)Except with (i) the prior written consent of the Agent (acting on the instructions of the Majority Lenders), (ii) pursuant to a Permitted Group Restructuring, or (iii) otherwise pursuant to any disposal, termination or other transaction permitted by this Agreement, no Obligor will:
(i)cease to carry on, or make any change to the general nature of, its business and activities as conducted as of the date hereof, or carry on any other business, except for any similar related business as presently conducted; or
(ii)change the place of its jurisdiction of incorporation or its organisation.
1.9Stock Exchange Listing
(a)The Parent shall procure that its shares are listed on the Euronext Expand (and thereafter shall maintain such listing until the Parent is listed on the Oslo Stock Exchange) and subsequently on the Oslo Stock Exchange (and thereafter shall maintain such listing):
(i)in respect of the Euronext Expand, by the later of (i) the date falling nine (9) weeks after the Closing Date and (ii) as soon as reasonably practicable after, and in any event not later than six (6) weeks after, the Euronext Expand Listing Conditions are satisfied; and
(ii)in respect of the Oslo Stock Exchange, as soon as reasonably practicable after, and in any event not later than nine (9) weeks after, listing on the Euronext Expand and meeting the applicable requirements for listing on the Oslo Stock Exchange.
(b)If the Parent is not listed on the Euronext Expand by the date falling nine (9) weeks after the Closing Date then it will enter into good faith discussions with the Agent on behalf of the Lenders regarding the current status of listing and any steps available to the Parent and the Lenders to secure a listing on the Euronext Expand as soon as reasonably practicable.
(c)The Parent shall procure, subject to meeting the applicable requirements for such listing, that its shares are listed on either the New York Stock Exchange or the OTCQX as soon as reasonably practicable on or after listing on the Oslo Stock Exchange (and thereafter shall maintain such listing until, in the case of the OTCQX, its shares are listed on the New York Stock Exchange).
(d)If pursuant to the requirements of paragraph (c) above the Parent lists its shares on the OTCQX then the Parent shall, following the listing of its shares on the OTCQX and subject to and as soon as reasonably practicable after meeting the applicable requirements for listing on the New York Stock Exchange, and in any event not later than six (6) weeks after meeting the applicable requirements for such listing, procure that its shares are listed (and thereafter shall maintain such listing) on the New York Stock Exchange, unless the Majority Lenders have agreed that the Parent may list its

AMERICAS 108943557	3

shares on the OTCQX without the need to procure a listing on the New York Stock Exchange.
(e)If the Parent is not listed on the Oslo Stock Exchange by the date falling eighteen (18) weeks after the Effective Time then it will enter into good faith discussions with the Agent on behalf of the Lenders regarding the current status of its listing and any steps available to the Parent and the Lenders to secure a listing on the Oslo Stock Exchange and/or the New York Stock Exchange as soon as reasonably practicable.
(f)The Parent shall take all reasonable steps available to it for the purposes of securing the listings referred to in paragraphs (a), (c) and (d) above as soon as reasonably practicable.
1.10Finance Documents
The Obligors shall, and the Obligors shall procure that the Security Providers shall, perform all of their obligations under the Finance Documents at all times in the manner and upon the terms set out therein.
1.11Mergers and demergers
Except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders) or pursuant to a Permitted Group Restructuring, and other than any merger in respect of the Parent to which clause 2.5 (Change of control) of this Schedule applies, no Obligor shall:
(a)enter into any merger or consolidation with any other company other than:
(i)if the relevant Obligor is a member of the RigCo Group, with another member of the RigCo Group;
(ii)where the Obligor will survive as a separate legal entity, or in case of a merger or consolidation between two Obligors at least one Obligor will survive as a separate legal entity, in both cases the surviving Obligor remaining bound in all respects by its obligations and liabilities under the Finance Documents; and
(iii)where the Drilling Unit Owners will continue to be special purpose companies, owning only their relevant Drilling Units and any rights or other assets ancillary or incidental thereto;
(b)demerge itself into any two or more companies other than:
(i)in connection with a Disposal permitted pursuant to the terms of clause 2.2 (Sale or disposal) of this Schedule, provided that any company resulting from the demerger which is not the subject of a Disposal pursuant to clause 2.2 (Sale or disposal) of this Schedule will after the demerger continue to be a member of the RigCo Group and remain or become (as the case may be) an Obligor hereunder in accordance with the terms of this Agreement; and
(ii)in all other cases:
(A)if the relevant Obligor is a member of the RigCo Group, where such companies will after the demerger continue to be members of the RigCo Group; and
(B)such companies remain or become (as the case may be) Obligors hereunder in accordance with the terms of this Agreement; or
(c)undertake any corporate reconstruction other than as permitted by paragraphs (a) and/or (b) above.
1.12Financial year
Except with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), neither the Parent nor RigCo shall alter its financial year end.

AMERICAS 108943557	4

1.13Earnings Accounts
(a)RigCo shall, and/or shall procure that the relevant Drilling Unit Owner and/or Intra-Group Charterer shall, open and maintain for the duration of the Facilities one or more Earnings Accounts in its name or, as applicable, the name of the relevant Drilling Unit Owner and/or Intra-Group Charterer, and shall procure that all Earnings (excluding service income for manning, services and procurement etc. held with separate third party contractors for the purpose of optimizing the fiscal structure of the drilling operations) in respect of the Drilling Units are (i) credited to an Earnings Account and (ii) subject to the security arrangements contemplated by this Agreement.
(b)Amounts in any and all Earnings Accounts shall be freely available to RigCo, the Drilling Unit Owners and/or the Intra-Group Charterers (as applicable) provided that no notice has been given to any Obligor by the Common Security Agent that such amounts shall not be freely available.
(c)RigCo (and, if applicable, each relevant Drilling Unit Owner and/or Intra-Group Charterer) shall provide available statements regarding any Earnings Account opened in its name upon reasonable request from the Common Security Agent.
1.14Restrictions on Financial Indebtedness
(a)Subject to paragraphs (b), (c) and (d) below, the Parent shall not, and shall procure that no member of the Group shall, incur or permit to subsist any Financial Indebtedness owed or to be owed by it, other than any Permitted Financial Indebtedness.
(b)No Obligor (other than the Parent and RigCo) shall incur, create or permit to subsist any Financial Indebtedness owed or to be owed by it other than:
(i)Financial Indebtedness incurred under the Senior Secured Finance Documents as at the Closing Date or under any Incremental Facility;
(ii)Financial Indebtedness incurred under a Refinancing Facility;
(iii)any loans, advances or other credit made or extended to any Drilling Unit Owner, Intra-Group Charterer or any other Obligor (other than the Parent) where such loan, advance or credit is made or extended by RigCo or another member of the RigCo Group, provided that the liabilities of the relevant Drilling Unit Owner, Intra-Group Charterer or other Obligor (other than the Parent) to repay such loan, advance or credit are subordinated to the Secured Obligations pursuant to the Intercreditor Agreement;
(iv)Financial Indebtedness existing at the Closing Date (but only to the extent the relevant Financial Indebtedness and the Obligors for which such Financial Indebtedness is applicable are disclosed in writing to the Agent prior to the Closing Date);
(v)Financial Indebtedness which arises from any netting or set-off arrangement entered into by any such Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the RigCo Group (including as part of any multi-account overdraft, group cash pool or group cash management arrangements);
(vi)Financial Indebtedness which is a liability (i) under any advance or deferred purchase agreement if the agreement is in respect of the supply of assets or services, or (ii) arising under any commercial agreement or arrangement by virtue of the extension, deferral, reduction or other variation of payment terms, in each case in the ordinary course of business; or
(vii)Financial Indebtedness consented to by the Agent (acting on the instructions of the Majority Lenders).

AMERICAS 108943557	5

(c)RigCo shall procure that no member of the RigCo Group (other than RigCo) shall incur, create or permit to subsist any intra-group loan liability other than to RigCo or another member of the RigCo Group.
(d)Any intra-group liability owed by any Obligor to another member of the RigCo Group shall be subordinated to the Secured Obligations pursuant to the Intercreditor Agreement.
1.15Transactions with Affiliates
The Parent shall procure that all transactions entered into by any member of the Group with an Affiliate are made on arm’s length terms (as determined by the board of directors of the relevant entity or a member of senior management of the Parent or RigCo, in each case acting reasonably), other than:
(a)transactions and payments expressly permitted under this Agreement or entered into in the ordinary course of that member of the Group’s business with another member of the Group;
(b)transactions arising pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc. (other than between a Non-Recourse Subsidiary and any other member of the Group); and
(c)intra-group loans owed by or to a member of the RigCo Group where granted or owed by another member of the RigCo Group or owed by or to a member of the Seadrill Group where granted or owed by another member of the Seadrill Group and, in each case, not otherwise prohibited by the terms of this Agreement.
1.16Disposals
(a)Subject to paragraph (b) below, the Parent shall not, and shall procure that no member of the Group shall, enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset or its economic interest, other than any Permitted Disposal.
(b)No Obligor shall, and the Obligors shall procure that no Security Provider (other than any Additional Security Provider) shall, enter into a single transaction or series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, or otherwise dispose of its economic interest in any asset being the subject of a Security Interest pursuant to the Security Documents other than any sale or disposal:
(i)in accordance with clause 2.2 (Sale or disposal) of this Schedule;
(ii)pursuant to a Permitted Group Restructuring;
(iii)of a Material IP Right, provided that the disposal of such Material IP Right is to a member of the Group and the Finance Parties will continue to have the same or substantially equivalent security over any such Material IP Right;
(iv)which is the granting of any licence of Intellectual Property in the ordinary course of business;
(v)contractually committed to or agreed to by an Obligor and/or Security Provider as at the Closing Date (but only to the extent the relevant disposal and the Obligors and/or Security Providers for which such disposal is applicable are disclosed in writing to the Agent prior to the Closing Date);
(vi)which is the granting of any lease, drilling contract, charter, bareboat charter or operating lease, in each case entered into in the ordinary course of business and including any lease or charter (including bareboat charter) entered into with any joint venture or similar arrangement contemplated by and in accordance with clause 7.21(f) (Ownership) of this Schedule;

AMERICAS 108943557	6

(vii)to give effect to any ownership structure or joint venture or similar arrangement contemplated by and in accordance with clause 7.21(f) (Ownership) of this Schedule;
(viii)permitted pursuant to clause 7.11 (Mergers and demergers) of this Schedule;
(ix)which is the application of cash not otherwise prohibited by the terms of this Agreement;
(x)pursuant to any Security Interest permitted by clause 7.7 (Negative pledge) of this Schedule in respect of Obligors and Security Providers;
(xi)to a member of the RigCo Group subject to complying with clause 10.3 (Changes to the Guarantors) of this Schedule and the terms of this Agreement;
(xii)pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group in accordance with the terms of this Agreement (including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc.);
(xiii)of any Earnings, transfer of funds from the Earnings Accounts or in respect of any Insurance in each case in compliance with any applicable terms of Finance Documents;
(xiv)of any asset subject to a Security Interest expressed to comprise a Floating Charge and not any other Security Interest under any of the Security Documents where the disposal of such asset is permitted by paragraph (a) above; or
(xv)consented to by the Agent (acting on the instructions of the Majority Lenders).
1.17Financial Support
(a)Subject to paragraphs (b), (c) and (d) below, the Parent shall not, and shall procure that no member of the Group shall, provide, issue, create or permit to subsist (where provided by it) any Financial Support (including contingent Financial Support), other than any Permitted Financial Support.
(b)No Obligor (other than the Parent, RigCo and any Intra-Group Charterer not being an intra-group charterer only in respect of the Drilling Units) shall, and the Obligors shall procure that no Security Provider (other than any Additional Security Provider) shall provide, issue, create or permit to subsist (where provided by it) any Financial Support (including contingent Financial Support) other than:
(i)Financial Support existing at the Closing Date (but only to the extent the relevant Financial Support and the Obligors and/or Security Providers for which such Financial Support is applicable are disclosed in writing to the Agent prior to the Closing Date);
(ii)Financial Support to the extent that it comprises Financial Indebtedness permitted in respect of Obligors and Security Providers pursuant to clause 7.14 (Restrictions on Financial Indebtedness) of this Schedule;
(iii)where provided for the benefit of any Drilling Unit Owner or Intra-Group Charterer, or otherwise to facilitate or secure the employment of any Drilling Unit, any guarantee, indemnity or similar arrangement under or pursuant to any Intra-Group Charterparty or Charter Contract for or in respect of any Drilling Unit or otherwise customarily provided under the terms of any charter or other agreement or other arrangement relating to the employment, use, possession, management, maintenance, improvement or other alteration, storage and/or operation of any Drilling Unit;
(iv)Financial Support comprising any equity injections or equity contributions to its Subsidiaries which are members of the RigCo Group;

AMERICAS 108943557	7

(v)Financial Support which is provided, procured, created or permitted to subsist in the ordinary course of trading;
(vi)Financial Support arising pursuant to the provision of any administrative, accounting, management or operational services in the ordinary course of business;
(vii)Financial Support arising pursuant to the ongoing capital equipment and spare parts arrangements operated by any member of the RigCo Group including, but not limited to, those operated by Seadrill Global Services and/or Seadrill Americas, Inc.;
(viii)which constitutes an Investment or Acquisition permitted to be made by such Obligor or Security Provider pursuant to clause 7.20 (Investments and Acquisitions) of this Schedule; or
(ix)Financial Support consented to by the Agent (acting on the instructions of the Majority Lenders), provided in each case that the permissions set out in paragraphs (i) – (viii) above shall not permit the Obligors or Security Providers to provide Financial Support (directly or indirectly) to any Non-Recourse Subsidiary or the NSNCo Group.
(c)RigCo shall not provide, procure, create or permit to subsist any intra-group loans from it to any member of the Group other than:
(i)RigCo Upstream Loans; or
(ii)loans to any member of the RigCo Group.
(d)Any Obligor (other than the Parent and RigCo) shall not provide, procure, create or permit to subsist any intra-group loans from it to any member of the Group other than members of the RigCo Group.
1.18Centre of Main Interest
Other than pursuant to a Permitted Group Restructuring, none of the Obligors shall change its centre of main interest or establishment to another jurisdiction without obtaining the prior written consent from the Agent (acting on the instructions of the Majority Lenders). If requested by the Parent, the Finance Parties agree to discuss with the Obligors’ Agent and the Parent in good faith any amendments to the provisions of this Agreement relating to Tax (including the incorporation of provisions on market standard terms for the relevant jurisdiction relating to the allocation of Tax deduction and withholding Tax risk) following a request in writing from the Obligors’ Agent and the Parent which includes an explanation of the reason(s) for the change(s), and each of the Finance Parties, the Obligors’ Agent or the Parent agrees to act reasonably in relation to any such request and change(s). For the avoidance of doubt, the Finance Parties are under no obligation to agree to such proposed amendments.
1.19Assignment of contracts
If an Event of Default has occurred and is continuing the Obligors will, upon the Common Security Agent’s request, use best endeavours to assign the rights and obligations under contracts pertaining to the Drilling Units (with members of the RigCo Group as well as ultimate charterers) or any of them to one or several parties nominated by the Common Security Agent.
1.20Investments and Acquisitions
(a)Subject to paragraph (b) below, the Parent shall not, and shall procure that no member of the Group shall, make any Investments or Acquisitions other than any Permitted Investment/Acquisition.
(b)The Drilling Unit Owners shall not make any Investments or Acquisitions, except:
(i)pursuant to a Permitted Group Restructuring;

AMERICAS 108943557	8

(ii)any Investment or Acquisition which arises pursuant to any legally binding obligation, commitment or arrangement of a Drilling Unit Owner existing at the Closing Date (but only to the extent the relevant Investment or Acquisition and the Drilling Unit Owners for which such Investment or Acquisition is applicable are disclosed in writing to the Agent prior to the Closing Date); and
(iii)any Investment or Acquisition described under paragraph (l) of the definition of “Permitted Investment/Acquisition” (but only in circumstances where the relevant Drilling Unit Owner leases or charters one or more of its Drilling Units to the relevant joint venture entity or Subsidiary of that joint venture entity and subject always to compliance with the requirements of clause 7.21(f) (Ownership) of this Schedule).
(c)For the avoidance of doubt, this clause 7.20 will not restrict any capital expenditure or investment related to upgrade or maintenance work in respect of any Drilling Unit or otherwise in the ordinary course of business or in accordance with clause 8.4 (Alteration to the Drilling Units) of this Schedule.
1.21Ownership
(a)The Parent shall keep one hundred per cent (100%) ownership (capital and voting rights) in each of IHCo and RigCo, either directly or indirectly.
(b)IHCo shall keep one hundred per cent (100%) direct ownership (capital and voting rights) in RigCo.
(c)RigCo shall keep one hundred per cent (100%) direct ownership (capital and voting rights) in Cash Pool Co and the Borrower.
(d)RigCo shall, subject to paragraph (f) below and any transaction or disposal in accordance with the terms of this Agreement, keep one hundred per cent (100%) ownership (capital and voting rights) in each of the Guarantors (other than the Parent and Cash Pool Co), Seadrill Management, Seadrill Global Services and Seadrill Americas, Inc., either directly or indirectly.
(e)The Drilling Units shall be owned by the respective Drilling Unit Owner as set out in Schedule 15 (The Drilling Units), subject to paragraph (f) below and any transaction or disposal in accordance with the terms of this Agreement. For the avoidance of doubt, a Drilling Unit Owner may own more than one Drilling Unit at any time (where the acquisition of the relevant Drilling Unit is made pursuant to a Permitted Group Restructuring).
(f)Drilling Unit Owners and Intra-Group Charterers may be less than one hundred per cent (100%) owned (directly or indirectly) by RigCo (and shares or other ownership interests in Drilling Unit Owners or Intra-Group Charterers may be disposed of or issued or joint venture arrangements entered into, excluding to or with any Non-Recourse Subsidiary, or any member of the NSNCo Group) to the extent necessary to (i) meet local content requirements or applicable regulations for the operation of a Drilling Unit or performance of a drilling contract or the deployment of a Drilling Unit in a particular jurisdiction or (ii) secure a drilling contract or an extension of a drilling contract where the board of directors of the Parent (acting reasonably) considers the contractual arrangements with respect to such arrangements to be in the best interest of the Group and where the Parent provides details to the Agent explaining the business rationale for the same, in each case provided that:
(i)RigCo gives prior notice to the Agent and the Common Security Agent of any change of ownership of the relevant Drilling Unit Owner and/or Intra-Group Charterer;
(ii)the relevant Drilling Unit Owner and/or Intra-Group Charterers remains a Subsidiary of RigCo and the shares or other ownership interest in the relevant Drilling Unit and/or Intra-Group Charterer that remains owned by RigCo or another member of the RigCo Group shall continue to be subject to the applicable Security Interests pursuant to the Security Documents;

AMERICAS 108943557	9

(iii)subject to clause 7.6 (Title) of this Schedule the relevant Drilling Unit Owner shall continue to hold full legal title to and own the entire beneficial interest in the relevant Drilling Unit and the Insurances and the relevant Drilling Unit and Insurances shall continue to be subject to the applicable Security Interests pursuant to the Security Documents;
(iv)any lease or charter (including bareboat charter) of the relevant Drilling Unit shall be on arm’s length terms for consideration which (taking into account the value attributed to the economic interest acquired or retained by the RigCo Group in the relevant joint venture or similar arrangement) the board of directors of the Parent (acting reasonably) considers to be fair value;
(v)any Earnings arising from any lease or charter (including bareboat charter) referred to in paragraph (iv) shall continue to be subject to the applicable Security Interest pursuant to the Security Documents;
(vi)there is no Default continuing at the time the arrangement is entered into;
(vii)each Finance Party has been provided with all “know your customer” documents reasonably requested by the Agent (for itself or on behalf of any Finance Party) or any Finance Party necessary in order to comply with all “know your customer” checks under applicable laws, regulations and internal policy requirements in relation to that co-investor, such documents to be in a form and substance satisfactory to such Finance Party (acting reasonably); and
(viii)the co-investor in such Drilling Unit Owner or Intra-Group Charterer is not an entity in respect of which it is contrary to applicable law, regulation or internal policy requirements (including, but not limited to, in relation to sanctions) of any Finance Party to engage in business with.
1.22Corrupt Practices
Each Obligor shall act in compliance with all applicable laws and regulations relating to bribery and corrupt practices and shall use all reasonable endeavours to procure that any person acting on its behalf acts in such manner in the course of acting for it.
1.23Use of proceeds
No proceeds of a Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.
1.24Sanctions
(a)Each Obligor shall ensure that none of their, nor any of their Subsidiaries’, respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is a person listed on any Sanctions List.
(b)The Parent shall maintain policies and procedures designed to promote and achieve compliance by each member of the Group with applicable Sanctions.
1.25RigCo Group cash sweep
(a)RigCo shall procure that each member of the RigCo Group (other than RigCo and Cash Pool Co) shall, on or as soon as reasonably practicable after each Interest Payment Date, transfer any cash and cash deposits legally and beneficially held by that member of the RigCo Group into the Cash Sweep Accounts, excluding:
(i)cash and cash deposits subject to exchange or capital controls or similar legal requirements to which the relevant member of the RigCo Group or its directors are subject;
(ii)cash and cash deposits where Tax and/or other fees or costs on the payment or transfer of such funds to Cash Pool Co would (A) exceed 5% of the total amount of the relevant payment or transfer for that member of the RigCo

AMERICAS 108943557	10

Group and/or Cash Pool Co or (B) otherwise be an amount materially prejudicial to the relevant member of the RigCo Group and/or Cash Pool Co;
(iii)cash and cash deposits which are required by that member of the RigCo Group to meet debt service obligations from and including such Interest Payment Date until the next Interest Payment Date and ongoing financial and operating costs;
(iv)cash collateral posted by a member of the RigCo Group (whether held in a bank account of a member of the RigCo Group or in the account of the relevant bank or other financial institution in favour of which such cash collateral was posted) to the extent permitted by the terms of this Agreement; and
(v)cash and cash deposits not at the free and unrestricted disposal of the relevant member of the RigCo Group by which it is owned as a result of any Security Interest permitted by the terms of this Agreement or any joint venture or similar arrangement contemplated by, and which is in compliance with, clause 7.21(f) (Ownership) of this Schedule.
(b)RigCo shall provide evidence of the amount standing to the Cash Sweep Accounts in each Compliance Certificate and shall provide such further information evidencing compliance with this clause 7.25 as may be reasonably requested by the Agent.
1.26Payments out of the RigCo Group
RigCo shall procure that no member of the RigCo Group shall make any payments to any other member of the Group (other than a member of the RigCo Group) except:
(a)any Junior Obligations Permitted Payment, provided that:
(i)no Event of Default is continuing under this Agreement or, in any such case, would result therefrom; and
(ii)such payments are to be promptly applied to meet the purpose for which they are being made; or
(b)any Structural Permitted Payment, provided that such payments are to be promptly applied to meet the purpose for which they are being made, and, in each case, any such payments from RigCo to a member of the Group (other than a member of the RigCo Group) shall be made by way of repayment of Seadrill Group Downstream Loans or by way of RigCo Upstream Loans.
1.27Parent Dividends
The Parent shall not:
(a)make any dividend payments or other distributions in respect of its share capital to its shareholders;
(b)enter into any total return swaps or enter into similar transactions with similar effect; or
(c)buy back or redeem any shares in its capital.
1.28RigCo Dividends
RigCo shall not:
(a)make any dividend payments or other distributions in respect of its share capital to its direct or indirect shareholders;
(b)enter into any total return swaps or enter into similar transactions with similar effect; or
(c)buy back or redeem any shares in its capital.

AMERICAS 108943557	11

1.29Parent undertaking
(a)Subject to paragraph (b) below, the Parent shall not, and shall ensure that no member of the Seadrill Group shall, trade, carry on any business, own any assets, make any investment or acquisition or incur any liabilities, other than:
(i)the business or trade of a holding company and all activities incidental thereto;
(ii)the acquisition and ownership of shares in RigCo and any other Subsidiary;
(iii)the acquisition and ownership of shares in Seadrill New Finance Ltd.;
(iv)any acquisition of or investment in, and the ownership of:
(A)any minority interest in any entity not comprising a member of the Group or a member of the NSNCo Group; and
(B)any Non-Recourse Subsidiary (including, for the avoidance of doubt, the making of any Permitted Non-Recourse Subsidiary Investment);
(v)the disposal of any minority interest referred to in paragraph (iv)(A) above or any interest in any Non-Recourse Subsidiary;
(vi)the entering into, the exercise of rights and the performance of obligations under, loans and other intercompany obligations owed to, or by, (A) RigCo, (B) any Non-Recourse Subsidiary, or (C) any other Subsidiary outside the RigCo Group, each case in accordance with the terms of the Finance Documents, and any liabilities arising under such loans and intercompany obligations;
(vii)the provision of administrative services (excluding treasury services) to (A) any member of the RigCo Group, (B) any Non-Recourse Subsidiary, or (C) any other Subsidiary outside the RigCo Group, of a type customarily provided by a holding company to its Subsidiaries;
(viii)operating, exercising its rights and performing its obligations under Senior Secured Finance Documents and any liabilities under the Senior Secured Finance Documents or any documentation in respect of any other Permitted Financial Indebtedness, including but not limited to any SDRL Debt Issue and the application of cash, the transfer of funds and the granting of loans to (A) RigCo, (B) any Non-Recourse Subsidiary or (C) any other Subsidiary outside the RigCo Group, in each case in accordance with the terms of the Finance Documents;
(ix)any Permitted Financial Support or, to the extent permitted to be incurred by the Parent, Permitted Financial Indebtedness;
(x)those activities necessary or desirable for the preservation of its corporate existence and maintenance of its tax status;
(xi)participating in group tax and accounting activities (including but not limited to tax planning);
(xii)professional fees and administration costs in the ordinary course of business as a holding company;
(xiii)the acquisition and surrender of tax losses;
(xiv)arrangements relating to the remuneration (including pension and other benefits) and incentivisation of, and the indemnification of, directors, officers and employees;
(xv)exercising its rights and performing its obligations under ring-fenced legacy ship yard contracts in existence at the Closing Date to which certain members of the Seadrill Group (other than the Parent) are party; and

AMERICAS 108943557	1

(xvi)as consented to in writing by the Agent (acting on the instructions of the Majority Lenders).
(b)Nothing in this Agreement will restrict or limit any SDRL Equity Issue.
1.30Cash Pool Co undertaking
Cash Pool Co shall not trade, carry on any business, own any assets, make any investment or incur any liabilities except:
(a)the business or trade of holding the header accounts for the RigCo Group’s cash pool, being the head company in the RigCo Group’s cash pool arrangements, operating such cash pool arrangements, the incurring, creating or servicing of any Financial Indebtedness permitted pursuant to clause 7.14 (Restrictions on Financial Indebtedness) of this Schedule and, in each case, all activities incidental thereto;
(b)the entering into, the exercise of rights and the performance of obligations under RigCo Group’s cash pool arrangements, loans and other intercompany obligations owed to, or by, any member of the RigCo Group in accordance with the terms of the Finance Documents, and any liabilities arising under such loans and intercompany obligations and the opening and maintaining of the Cash Sweep Accounts (and all activities incidental thereto);
(c)operating, exercising its rights and performing its obligations under the Senior Secured Finance Documents;
(d)those activities necessary or desirable for the preservation of its corporate existence and maintenance of its tax status;
(e)participating in group tax and accounting activities (including but not limited to tax planning);
(f)professional fees and administration costs in the ordinary course of business as a cash pool header company;
(g)the acquisition and surrender of tax losses; and
(h)as consented to in writing by the Agent (acting on the instructions of the Majority Lenders).
8.Drilling Unit Covenants
The Obligors give the undertakings set out in this clause 8 to each Finance Party and such undertakings shall remain in force throughout the Security Period.
1.1Minimum Market Value
(a)The Obligors will procure that the Market Value of all the Drilling Units is at least one hundred and thirty five per cent (135%) of the sum of the Senior Secured Commitments.
(b)The covenant in paragraph (a) above has been waived by the Finance Parties up until the Termination Date and the provisions of paragraph (a) above are therefore suspended until the Termination Date.
1.2Market Valuation of the Drilling Units
The Borrower shall (at its own expense):
(a)arrange for the Market Value of each of the Drilling Units to be determined and valued as at 30 June and 31 December each year and deliver each such valuation to the Agent (but not for the purpose of determining any compliance with clause 8.1 (Minimum Market Value) of this Schedule) at the same time as delivery of each Compliance Certificate to be delivered to the Agent pursuant to clause 5.2

AMERICAS 108943557	2

(Compliance Certificate) of this Schedule for the Financial Quarters ending 30 June and 31 December each year; and
(b)if an Event of Default has occurred and is continuing, upon the request of the Agent, arrange for the Market Value of each of the Drilling Units to be determined.
1.3Insurance
(a)Each Obligor shall maintain or ensure that each of the Drilling Units is insured against such risks, including the following risks: hull and machinery, protection & indemnity (including an adequate club cover for pollution liability as normally adopted by the industry for similar Drilling Units), hull interest and/or freight interest and war risk (including piracy, terrorism and confiscation) insurances, in such amounts and currencies, on such terms (always applying Norwegian law and including the terms of the Nordic Marine Insurance Plan of 2013 (as amended from time to time)) and with such insurers (and re-insurers, if relevant) and placed through insurance brokers as the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) shall approve as appropriate for an internationally reputable major drilling contractor.
(b)If any insurances are placed through captive vehicles, the Borrower shall ensure (i) that proper cut-through clauses are provided in favour of the Agent (on behalf of the Finance Parties) in the re-insurance policy/-ies and evidence of the same is provided to the Agent and (ii) that the Common Security Agent (on behalf of the Senior Secured Finance Parties) is granted an assignment over the re-insurances by way of an Assignment of Insurances. No more than ten per cent (10%) of the insurances can be placed through captive vehicles, without the prior written consent of the Agent (acting on the instructions of all the Lenders). The Borrower shall provide the Agent with details of terms and conditions of the insurances and break down of insurers. The captive vehicle is not allowed to assume a claims leadership position without the prior written consent of the Agent (acting on the instructions of all the Lenders).
(c)The insured value of each of the Drilling Units shall at all times be at least equal to or higher than the Market Value of that Drilling Unit. The aggregate insured value of the Drilling Units shall at all times be at least equal to one hundred and twenty per cent (120%) of the outstanding Senior Secured Commitments, provided that, for so long as the amount representing one hundred and twenty per cent (120%) of the outstanding Senior Secured Commitments is higher than the Market Value of the relevant Drilling Unit and (i) the relevant Drilling Unit Owner (or RigCo on behalf of any of them) has used all reasonable efforts to secure insurance for the Drilling Units for an aggregate insured value greater than or equal to one hundred and twenty per cent (120%) of the outstanding Senior Secured Commitments and (ii) the Group’s insurance broker or advisor has confirmed that such insurance at such level is not available in the market and RigCo provides evidence of such confirmation to the Agent, the relevant Drilling Unit Owner (or RigCo on behalf of any of them) shall only be required to seek as high an aggregate insured value as the Group’s insurance broker or advisor confirms is available in the market, subject to a minimum of the higher of (x) the aggregate Market Value of the Drilling Units and (y) the amount representing one hundred per cent (100%) of the outstanding Senior Secured Commitments.
(d)The aggregate insurance value of the Drilling Units pursuant to paragraph (c) above shall be updated on a semi-annual basis by reference to the regular rig valuations provided pursuant to clause 8.2 (Market Valuation of the Drilling Units) of this Schedule.
(e)The value of the hull and machinery insurance for each Drilling Unit shall cover at least eighty per cent (80%) of the Market Value of that Drilling Unit, and the aggregate insured values in the hull and machinery insurances of the Drilling Units shall at all times be at least equal to the outstanding Senior Secured Commitments.
(f)The Borrower shall procure that the Common Security Agent (on behalf of the Senior Secured Finance Parties) is noted as first priority mortgagee and sole loss payee in the insurance contracts, together with the confirmation from the underwriters to the Common Security Agent that the notice of assignment with regards to the Insurances

AMERICAS 108943557	3

and the loss payable clauses (with a monetary threshold of USD 25,000,000) are noted in the insurance contracts and that standard letters of undertaking confirming this are executed by the insurers, always provided that the evidence thereof is in form and substance satisfactory to the Common Security Agent (acting on the instructions of all the Senior Secured Lenders). RigCo shall provide the Agent and the Common Security Agent with details of terms and conditions of the insurances and break down of insurers.
(g)Not later than seven (7) days prior to the expiry date of the relevant Insurances, RigCo shall procure the delivery to the Agent of a certificate from the insurance broker(s) or the insurers confirming that the Insurances referred to in paragraph (a) above have been renewed and taken out in respect of the Drilling Units with insured values as required by this clause 8.3, that such Insurances are in full force and effect and that the Common Security Agent (on behalf of the Senior Secured Finance Parties) have been noted as first priority mortgagee by the relevant insurers.
(h)Subject to paragraph (m) below, the Agent may effect upon the request of the Lenders:
(i)at the Lenders’ expense (which shall include, for the avoidance of doubt, any fees and expenses of the Agent’s insurance advisor) and for the exclusive benefit of the Lenders, mortgagees’ interest insurance on such terms as the Agent may approve (acting on the instructions of the Majority Lenders) (“Mortgagees’ Interest Insurance”); and
(ii)at the Borrower's expense and for the exclusive benefit of the Lenders and, if applicable, the Senior Lenders, when any Drilling Unit is or may be located in an Area (as defined herein), insurance policies such as mortgagees’ additional perils and pollution insurance on such terms as the Agent may approve (acting on the instructions of the Majority Lenders) (“Mortgagees’ Perils and Pollution Insurance”). The Drilling Unit Owners (or the Obligors’ Agent on their behalf) shall notify the Agent in writing prior to a Drilling Unit entering an Area (as defined herein). For the purposes of this clause 8.3, the term “Area” means the territorial waters of the United States of America or the Exclusive Economic Zone (as defined in the US Oil Pollution Act, 1990) or the territorial waters of any other jurisdiction having (in the Lenders’ reasonable opinion) similar or comparable pollution or environmental protection legislation specified from time to time by the Agent (acting on the instructions of the Majority Lenders) to the Borrower.
(i)If any of the Insurances referred to in paragraph (a) above form part of a fleet cover, the Drilling Unit Owners (or RigCo on their behalf) shall procure that the insurers shall undertake to the Common Security Agent that they shall neither set-off against any claims in respect of any of the Drilling Units any premiums due in respect of other drilling units under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other drilling units or vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of each of the Drilling Units if and when so requested by the Common Security Agent.
(j)The Drilling Unit Owner shall procure that the Drilling Units always are employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.
(k)The Drilling Unit Owners (or RigCo on their behalf) will procure that no material changes are made to the Insurances described under paragraph (a), (c) and (e) above without the prior written consent of the Agent (acting on the instructions of all the Lenders), except, in the case of paragraph (c) above, a change that relates to the level of insurance that is in compliance with paragraph (c) above.
(l)Each of the Insurances (including any structure relating to any captive vehicle, if relevant) shall be reviewed (an “Insurance Review”), at the cost of the Obligors’ Agent or the relevant Drilling Unit Owner (which shall include, for the avoidance of

AMERICAS 108943557	4

doubt, any duly incurred fees and expenses of the Agent’s insurance advisor), such review to be effected by the Agent’s insurance advisor on an annual basis and on each date on which the Insurances are due for renewal, in each case if so requested by the Majority Lenders and subject to paragraph (m) below.
(m)For the purposes of paragraphs (h) and (l) above, the Agent:
(i)may appoint any reputable insurance advisors approved by the Majority Lenders and the Obligors’ Agent (such approval not to be unreasonably withheld or delayed);
(ii)shall, in coordination with the insurance advisor, present an estimate of the scope of terms, upfront cost and ongoing payment terms (as applicable) of any Mortgagees’ Interest Insurance, Mortgagees’ Perils and Pollution Insurance or Insurance Review to be effected for review and acceptance by all requesting Lenders; and
(iii)shall have no obligation to effect any Mortgagees’ Interest Insurance, Mortgagees’ Perils and Pollution Insurance or Insurance Review for any Lender in the absence of such Lender’s acceptance in accordance with paragraph (ii) above.
1.4Alteration to the Drilling Units
Each Obligor shall ensure that no Drilling Unit is materially altered, except as necessary in the ordinary course of business or as otherwise reasonably necessary to secure a drilling contract or for the purposes of facilitating a disposal pursuant to clause 2.2 (Sale or disposal) of this Schedule provided that:
(a)the material alterations are made to enable the Drilling Unit to be employed on a specific contract or in order to improve the marketability of such Drilling Unit;
(b)the material alterations cannot reasonably be expected to adversely affect the Market Value of the Drilling Unit;
(c)the Drilling Unit will remain a drilling rig; and
(d)the Agent is given prior written notice of such material alterations involving expenditure by any member of the Group in excess of 25,000,000.
1.5Conditions of the Drilling Units
Each Obligor shall ensure that the Drilling Units (other than any laid-up or stacked Drilling Unit) are maintained and preserved in good working order and repair and operated in accordance with good internationally recognized standards, and that the Drilling Units comply with the ISM Code and the ISPS Code (to the extent applicable, and if not applicable, to conduct its affairs in accordance with prudent industry practices) and all other marine safety and other regulations and requirements from time to time applicable to rigs registered in the relevant Ship Registry under the relevant flag and applicable to rigs trading in jurisdictions in which the Drilling Units are operating or laid-up or stacked from time to time, as the case may be.
1.6Trading, Classification and repairs
(a)The Obligors shall keep or shall procure that:
(i)the Drilling Units are kept in a good, safe and efficient condition and state of repair consistent with prudent ownership and management practice;
(ii)that the Drilling Units, other than any laid-up or stacked Drilling Unit, maintain their class with DNV GL, Lloyd’s Register, American Bureau of Shipping or another classification society approved by the Majority Lenders, free of any overdue recommendations and qualifications;

AMERICAS 108943557	5

(iii)any laid-up or stacked Drilling Unit is:
(A)capable of maintaining its operational capabilities and being re-entered in a classification society upon removal from such lay-up or stacking; and
(B)otherwise laid-up or stacked in accordance with prudent industry standards;
(iv)they comply with:
(A)the laws, regulations (statutory or otherwise), constitutional documents and international conventions applicable to the classification society, the Ship Registry, the Obligors (ownership, operation, management and business) and to the Drilling Units in jurisdictions in which any of the Drilling Units or the Obligors are operating from time to time, to the extent that failure to do so has or is reasonably likely to have a Material Adverse Effect; and
(B)the sanctions regimes applicable to the classification society, the Ship Registry, the Obligors (ownership, operation, management and business) and to the Drilling Units in jurisdictions in which any of the Drilling Units or the Obligors are operating from time to time;
(v)with the exception of the Drilling Units named West Neptune, Sevan Louisiana and any ultra deepwater Drilling Unit, the Drilling Units do not enter the territorial waters (twelve (12) mile limit) of the United States of America unless (i) it is an emergency situation, (ii) if no Event of Default has occurred and is continuing, upon obtaining the prior written consent from the Agent, or (iii) if an Event of Default has occurred and is continuing, upon obtaining the prior written consent of the Lenders, in each case subject to clause 8.3(h) of this Schedule; and
(vi)they provide the Agent of evidence of such compliance upon request from the Agent.
(b)Notwithstanding anything to the contrary in this clause 8.6, no requirements as to classing, classification or maintenance of operational capabilities shall apply to the Recycling Units (other than to the extent necessary for the purposes of any sale of the relevant Recycling Unit).
1.7Notification of certain events relating to a Drilling Unit
The Obligors shall immediately notify the Agent of:
(a)any accident to any of the Drilling Units involving repairs where the costs will or are likely to exceed USD 25,000,000 (or the equivalent amount in any other currency);
(b)any requirement or recommendation in relation to the Drilling Units made by any insurer or classification society or by any competent authority which would have an impact on the continued operations of the Drilling Units and is not, or cannot be, complied with within the time allotted for rectification by the insurer or classification society or competent authority;
(c)any exercise or purported exercise of any capture, seizure, arrest or lien on any of the assets secured by the Security Documents; and
(d)any occurrence as a result of which any of the Drilling Units has become or is, by the passing of time or otherwise, likely to become a Total Loss.
1.8Operation of the Drilling Units
Each Obligor shall comply, and procure that any charter and manager complies, in all respects with all Environmental Laws and all other laws or regulations applicable to the Drilling Units, their ownership, operation and management or to the business of the Obligors in each case to

AMERICAS 108943557	6

the extent that any failure to do so has or would reasonably be expected to have a Material Adverse Effect and shall not employ any of the Drilling Units nor allow their employment:
(a)in any manner contrary to law or regulation in any relevant jurisdiction, including but not limited to laws, regulations and executive orders relation to the U.S. economic embargoes of countries, entities or individuals as administrated by the Treasury Department, Office of Foreign Assets Control; and
(b)in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of any of the Drilling Units unless the relevant Drilling Unit Owner has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for good ship owners trading Drilling Units within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.
1.9ISM Code, ISPS Code etc.
The Borrower shall procure that the Drilling Unit Owners and any charter and/or manager complies with the ISM Code, ISPS Code, Marpol and any other international maritime safety regulation relevant to the operation and maintenance of the Drilling Units to the extent that failure to do so has or is reasonably likely to have a Material Adverse Effect and provides copies of certificates evidencing such compliance to the Agent upon written request thereof.
1.10Inspections and class records
(a)The Obligors shall permit, and shall procure that any charterers and/or managers permit, one person appointed by the Agent to inspect, upon the Agent giving prior written notice, each of the Drilling Units once a year, as long as such inspection does not interfere with the operation of the Drilling Units. The costs of such inspection shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case it shall be for the account of the Borrower.
(b)The Drilling Unit Owners shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Drilling Units.
1.11Surveys
The Borrower shall submit to or cause the Drilling Units to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Ship Registry of the Drilling Units and if consented to by the Agent pursuant to clause 8.14 (Ship Registry, name and flag) of this Schedule such parallel Ship Registry of the Drilling Unit.
1.12Arrest
The Obligors shall promptly pay and discharge:
(a)all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Security Interests each Security Document creates or purports to create;
(b)all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Security Interests each Security Document creates or purports to create; and
(c)all other outgoings whatsoever in respect of any of the Security Interests each Security Document creates or purports to create, and forthwith upon receiving a notice of arrest of any of the Drilling Units, or their detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or providing the provision of security or otherwise as the circumstances may require.

AMERICAS 108943557	7

1.13Total Loss
In the event that any of the Drilling Units shall suffer a Total Loss, the Obligors shall as soon as possible and in any event within ninety (90) days after the Total Loss Date, obtain and present to the Agent a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be paid to the Agent for application in accordance with clause 2.1 (Total Loss) of this Schedule.
1.14Ship Registry, name and flag
The Borrower shall:
(a)subject to any disposal made in accordance with the terms of the Finance Documents, procure that each of the Drilling Units is registered in the name of the respective Drilling Unit Owner as described in Schedule 15 (The Drilling Units) (as updated in accordance with clause 5.11(a) of this Schedule) in the relevant Ship Registry; and
(b)not change Ship Registry, name or flag of any of the Drilling Units or parallel register a Drilling Unit in any Ship Registry without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed). If such change would be to a Ship Registry, flag, or parallel register other than any Acceptable Ship Registry, then such change is subject to the prior written consent of the Agent (acting on the instructions of the Majority Lenders).
1.15Management
Seadrill Management or a company being a wholly-owned (directly or indirectly) Subsidiary of RigCo (excluding, for the avoidance of doubt, any Non-Recourse Subsidiary) shall continue to perform management services in respect of the Drilling Units and neither a material change nor any other adverse change (having an adverse effect on the Finance Parties’ rights and/or obligations under the Finance Documents) to such existing management shall be made without the prior written consent of the Agent (not to be unreasonably withheld or delayed) (provided that, notwithstanding this clause 8.15, the Drilling Units named West Tucana, West Castor and West Telesto may, for such time as they are chartered by their respective Drilling Unit Owners to the Qatar Joint Venture, be managed by GDI or a Subsidiary of GDI).
1.16Capital equipment and spare parts arrangements
No other member of the Group nor any of their Affiliates, other than Seadrill Global Services, Seadrill Americas, Inc. or a company being a wholly-owned (directly or indirectly) Subsidiary of RigCo (excluding, for the avoidance of doubt, any Non-Recourse Subsidiary), shall operate any capital equipment and/or spare parts arrangements in which any of the Drilling Units participate.
1.17Responsible Ship Recycling
(a)The Obligors shall ensure that each Drilling Unit which is to be recycled, or which is sold to an intermediary with the intention of being recycled, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with:
(i)the Hong Kong Convention; and/or
(ii)the Regulation (EU) No. 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No. 1013/2006 and Directive 2009/16/EC.
(b)If a Drilling Unit is to be recycled in accordance with the Hong Kong Convention, the Obligors shall ensure that the Lenders receive a copy of a statement of compliance with the Hong Kong Convention addressed to the relevant Drilling Unit Owner from Grieg Green or Sea2Cradle (or their successors) or another independent third party acceptable to the Majority Lenders (acting reasonably), prior to the completion of such recycling.

AMERICAS 108943557	8

(c)Each Drilling Unit Owner shall ensure that an Inventory of Hazardous Materials is available in respect of each Drilling Unit it owns which is being recycled.
9.Events of Default
Each of the events or circumstances set out in this clause 9 is an Event of Default.
1.1Non-payment
Any of the Obligors does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:
(a)its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and
(b)payment is made within three (3) Business Days of its due date.
1.2Financial Covenants and Insurance
Any requirement in clause 6 (Financial Covenants) of this Schedule and/or clause 8.3 (Insurance) of this Schedule is not satisfied.
1.3Other obligations
(a)Any of the Obligors or any Security Provider does not comply with any provision of the Finance Documents (other than those referred to in clause 9.1 (Non-payment) and clause 9.2 (Financial Covenants and Insurance) of this Schedule).
(b)No Event of Default under (a) above will occur if the failure to comply is capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Obligors’ Agent or the relevant Obligor or Security Provider becoming aware of the failure to comply.
1.4Misrepresentations
Any representation, warranty or statement made or deemed to be made by any of the Obligors in the Finance Documents or any other document delivered by or on behalf of the Obligors under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that no Event of Default will occur under this clause 9.4 if the event or circumstance giving rise to the representation, warranty or statement being incorrect or misleading is capable of remedy and is remedied within thirty (30) calendar days of the earlier of the Agent giving notice to the Obligors’ Agent or any Obligor becoming aware of the failure to comply.
1.5Cross default
(a)Any Financial Indebtedness of any Obligor, Security Provider or any other member of the Group (including, for the avoidance of doubt, Financial Indebtedness under the Senior Facility Agreement or the Hemen Convertible Bonds) is not paid when due nor within any originally applicable grace period;
(b)any Financial Indebtedness of any Obligor, Security Provider or any other member of the Group (including, for the avoidance of doubt, Financial Indebtedness under the Senior Facility Agreement or the Hemen Convertible Bonds) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);
(c)any commitment for any Financial Indebtedness of any Obligor, Security Provider or any other member of the Group (including, for the avoidance of doubt, Financial Indebtedness under the Senior Facility Agreement or the Hemen Convertible Bonds) is cancelled or suspended by a creditor of any Obligor, Security Provider or other member of the Group as a result of an event of default (however described); or
(d)any creditor of any Obligor, Security Provider or any other member of the Group is entitled to declare any Financial Indebtedness of any Obligor, Security Provider or

AMERICAS 108943557	9

any other member of the Group (including, for the avoidance of doubt, Financial Indebtedness under the Senior Facility Agreement or the Hemen Convertible Bonds) due and payable prior to its specified maturity as a result of an event of default (however described), in circumstances where the aggregate amount of all such Financial Indebtedness referred to in all or any of paragraphs (a) to (d) above is USD 15,000,000 (or its equivalent in other currencies) or more.
1.6Insolvency
(a)Any Obligor or Security Provider is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with (i) one or more of its financial creditors, and/or (ii) creditors generally.
(b)The value of the assets of the Group (taken as a whole) are less than the liabilities of the Group (taken as a whole and taking into account contingent and prospective liabilities).
(c)A moratorium is declared in respect of any indebtedness of any Obligor or Security Provider.
1.7Insolvency proceedings
Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Security Provider;
(b)an order of a competent court or an event analogous thereto, including without limitations a court order of commencement of rehabilitation proceedings (including under the US Bankruptcy Code and similar provisions), is made or any effective resolution passed with a view to the bankruptcy, commencement of composition proceedings, debt negotiations, liquidation, winding-up, rehabilitation or similar event of any Obligor or Security Provider;
(c)a composition, compromise, assignment or arrangement with any creditor of any Obligor or Security Provider;
(d)the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of any Obligor or Security Provider; or
(e)enforcement of any Security Interest over any assets of any Obligor or Security Provider, but excluding:
(i)any Permitted Group Restructuring; and
(ii)any proceedings which are frivolous or vexatious or which are being contested in good faith by such Obligor or Security Provider by appropriate means and which are discharged, stayed or dismissed within thirty (30) days of commencement (or such other period as agreed between the Borrower and the Majority Lenders, acting reasonably).
1.8Creditor’s process
Any maritime lien or other lien (not being a Drilling Unit Permitted Encumbrance), expropriation, injunction restraint, arrest attachment, sequestration, distress or execution affects any asset secured by the Security Documents or undertakings, property, assets, rights or revenues (not secured by the Security Documents) of any Obligor or Security Provider and is not discharged within thirty (30) days after any Obligor or Security Provider (as the case may be) becoming aware of the same unless the Finance Parties have been provided with

AMERICAS 108943557	10

additional security in such form and substance and for such amounts as the Finance Parties may require.
1.9Unlawfulness and invalidity
It is or becomes unlawful or impossible for any Obligor and/or any of the other parties to any of the Security Documents to perform any of their respective obligations under the Finance Documents or for the Agent to exercise any right or power vested to it under the Finance Documents.
1.10Cessation of business
Any Obligor (whether by one or a series of transactions) suspends, changes or ceases to carry on (or threatens to suspend, change or cease to carry on) all or a material part of its business (other than as a result of a disposal or other steps permitted by this Agreement).
1.11Material adverse change
Any event or condition or circumstance or series of events or conditions or circumstances occur which has or is reasonably likely to have a Material Adverse Effect.
1.12Authorisation and consents
Any authorisation, licence, consent, permission or approval required in connection with the entering into, validity, enforcement, completion or performance of any of the Finance Documents or any transactions contemplated thereby is revoked, terminated or modified or otherwise cease to be in full force and effect.
1.13Loss of Property
Any substantial part of an Obligor’s business or assets is destroyed, abandoned, seized, appropriated or forfeited or the authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets which, in each case has, or is reasonably likely to have, a Material Adverse Effect.
1.14Litigation
There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against any Obligor which, in each case, has, or is reasonably likely to have, a Material Adverse Effect.
1.15Failure to comply with final judgment
Any of the Obligors fails within five (5) Business Days after becoming obliged to do so to comply with or pay any sum in an amount exceeding USD 15,000,000 (or the equivalent in any other currencies) due from it under any final judgement or any final order (being one against which there is no right of appeal or if a right of appeal exists the time limit for making such appeal has expired and no appeal has been dismissed) made or given by any court of competent jurisdiction, provided, however, that such event shall not be deemed to constitute an Event of Default if the Obligor is entitled to insurance cover for the whole of such sum and the relevant insurers have confirmed liability and undertaken to make payment of the whole of such sum in writing to the person(s) entitled to payment and it is likely that the insurers will be able to make such payment within sixty (60) days.
1.16Audit qualification
The Auditors of the Group qualify the audited annual consolidated financial statements of the Group and/or the RigCo Group provided that it is acknowledged for the avoidance of any doubt that a statement of material uncertainty or similar statement or opinion is not a qualification.

AMERICAS 108943557	11

10.Changes to the Obligors
1.1No assignment by the Obligors or the Security Providers
None of the Obligors or the Security Providers may assign or transfer or cause or permit to be assumed any part of, or any interest in, its rights and/or obligations under the Finance Documents.
1.2Changes to the Borrower
(a)The Obligors’ Agent may request in writing to the Agent that a Replacement Borrower replaces the Original Borrower as Borrower under this Agreement.
(b)A Replacement Borrower may only replace the Original Borrower as Borrower if:
(i)the relevant Replacement Borrower is (or becomes) a Guarantor prior to becoming a Borrower;
(ii)the Obligors’ Agent, the Original Borrower and the relevant Replacement Borrower delivers to the Agent a duly completed and executed Borrower Replacement Letter as set out in Schedule 17 (Form of Borrower Replacement Letter);
(iii)the relevant Replacement Borrower is (or will concurrently become) Borrower under and as defined in the Senior Facility Agreement;
(iv)the Obligors’ Agent confirms that no Default under this Agreement is continuing or is likely to occur as a result of the relevant Replacement Borrower replacing the Original Borrower as Borrower;
(v)the Original Borrower’s obligations in its capacity as Guarantor and any Security Interest granted by the Original Borrower pursuant to the Security Documents continue to be legal, valid, binding and enforceable and in full force and effect (and the Obligors’ Agent has confirmed this is the case);
(vi)the change of Borrower does not impair the existing Security Interests granted in favour of the Lenders or otherwise prejudice the Lenders’ potential options in respect of any enforcement sale of the Parent or any of its Subsidiaries as a going concern; and
(vii)the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent and the Common Security Agent.
(c)The Agent shall notify the Obligors’ Agent and the Lenders and countersign the Borrower Replacement Letter in each case promptly upon being satisfied that it has received (in form and substance satisfactory to it and the Common Security Agent) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent and the Common Security Agent.
(d)The Finance Parties hereby authorise (but do not require) the Agent to give such notification and countersign the Borrower Replacement Letter on their behalf pursuant to paragraph (c) above. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification or executing the Borrower Replacement Letter.
(e)Delivery of a Borrower Replacement Letter constitutes confirmation by the relevant acceding Replacement Borrower that the representations set out in clause 4 (Representations and Warranties) of this Schedule are true and correct (in relation to it only and not any other Obligor or other person) as at the date of delivery of such Borrower Replacement Letter as if made by reference to the facts and circumstances then existing.

AMERICAS 108943557	12

1.3Changes to the Guarantors
(a)The Obligors’ Agent may request in writing to the Agent that any member of the RigCo Group becomes an Additional Guarantor.
(b)The Obligors’ Agent may request that a member of the RigCo Group becomes a Drilling Unit Owner or an Intra-Group Charterer in place of the existing entity which is, or was previously, the relevant Drilling Unit Owner or Intra-Group Charterer where such transfer is necessary in order to enable a Drilling Unit to be employed or deployed under a drilling contract or in a specific jurisdiction or in connection with a Permitted Group Restructuring, provided that prior to becoming a Drilling Unit Owner or Intra-Group Charterer such RigCo Group member shall have acceded to this Agreement as an Additional Guarantor in accordance with the terms of this Agreement.
(c)A member of the RigCo Group may only become an Additional Guarantor if:
(i)the Obligors’ Agent and the relevant entity to become an Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed;
(ii)the Obligors’ Agent confirms that no Default is continuing or is likely to occur as a result of that relevant entity becoming an Additional Guarantor; and
(iii)the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the Agent and the Common Security Agent.
(d)The Agent shall notify the Obligors’ Agent and the Lenders and countersign the Accession Deed promptly upon being satisfied that it has received (in form and substance satisfactory to it and the Common Security Agent) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).
(e)The Lenders and other Finance Parties hereby authorise (but do not require) the Agent to give such notification and countersign the Accession Deed on their behalf pursuant to paragraph (d). The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification or executing the Accession Deed.
(f)Delivery of an Accession Deed constitutes confirmation by the relevant acceding Additional Guarantor that the representations set out in clause 4 (Representations and Warranties) of this Schedule are true and correct (in relation to it only and not any other Obligor or other person) as at the date of delivery as if made by reference to the facts and circumstances then existing.
(g)Any entity acting as intra-group charterer in respect of a Drilling Unit shall become an Additional Guarantor in accordance with the terms of this clause 10.3.
1.4Release of Guarantors and Security Documents
(a)Subject to paragraph (b) below, the Obligors’ Agent may request in writing that a Guarantor (other than the Parent, RigCo or Cash Pool Co) ceases to be a Guarantor by delivering to the Agent and the Common Security Agent a Resignation Letter:
(i)if a Guarantor has been or is to be disposed of in full; or
(ii)if a Guarantor previously being a Drilling Unit Owner or Intra-Group Charterer has been replaced by an Additional Guarantor being the new Drilling Unit Owner or Intra-Group Charterer (as the case may be) of the relevant Drilling Unit, or the relevant Intra-Group Charterparty under which that Guarantor was an Intra-Group Charterer has terminated and that Guarantor is not an Intra-Group Charterer under any other Intra-Group Charterparty,

AMERICAS 108943557	13

in each case in accordance with the terms of this Agreement and provided that the Obligors’ Agent has provided the Agent with details of such change to the Drilling Unit Owner or Intra-Group Charterer (as the case may be).
(b)Any Security Document and any Security Interest granted thereunder by or in respect of the relevant Guarantor who is to be released shall be released and any Guarantee provided by such Guarantor shall be released by the Common Security Agent (in the case of release of a Guarantor, by the Agent and the Common Security Agent countersigning the Resignation Letter) at the cost and request of the Obligors’ Agent, if:
(i)the Obligors’ Agent and the relevant Guarantor have delivered a Resignation Letter for the relevant Guarantor to the Agent and the Common Security Agent;
(ii)the Obligors’ Agent has confirmed that no Default is continuing or is likely to result upon resignation;
(iii)no payment is due or will, as a result of such release, become due from the Guarantor under Clause 21 (Guarantee and Indemnity);
(iv)the relevant Security Document does not create a Security Interest over an asset relating to the ownership or operation of any Drilling Unit which has not or will not be disposed of (including indirectly through the disposal of the relevant Drilling Unit Owner) in accordance with the terms of this Agreement unless a new Security Document or Security Interest is being entered into concurrently in relation to the same;
(v)in case of a disposal, that the disposal proceeds have been received by the Agent or the Common Security Agent (as applicable) for application in accordance with this Agreement;
(vi)other than in the case of a disposal in accordance with the terms of this Agreement, the Agent being satisfied (acting reasonably) that the relevant Guarantor to be released or any asset which is the subject of the relevant Security Document granted over or by such Guarantor is not of material value, and in doing so will have regard to the value and assets of any Additional Guarantor that has replaced such Guarantor as the Drilling Unit Owner or Intra-Group Charterer; and
(vii)in the case of paragraph (a)(ii) above, the new Drilling Unit Owner or new Intra-Group Charterer has acceded to this Agreement as an Additional Guarantor in accordance with the terms of clause 10.3 (Changes to the Guarantors) of this Schedule.
(c)Any Security Interest granted pursuant to the Security Documents in respect of any asset of a member of the Group which is permitted to be disposed of or transferred to a third party in accordance with the terms of this Agreement shall be released by the Common Security Agent at the cost and request of the Obligors’ Agent, provided that the disposal proceeds have been received by the Agent or the Common Security Agent (as applicable) for application in accordance with this Agreement (if applicable).
(d)Each Lender and each other Finance Party authorises the Agent and the Common Security Agent to release a Guarantor and/or any Security Interest granted pursuant to a Security Document and such Security Documents in accordance with the terms of this clause 10.4.

AMERICAS 108943557	14

11.Miscellaneous
1.1Common Terms
1.1.1General
(a)The Common Terms shall apply to the Secured Bank Facilities Agreements and be interpreted in accordance with Norwegian law.
(b)Each of the Senior Secured Finance Parties agrees that (i) no Senior Secured Finance Party shall, in respect of the Senior Secured Finance Documents, enjoy the benefit of any additional or more restrictive (A) mandatory prepayment events (other than in respect of the Senior Facility Agreement, the Cash Sweep and the mandatory prepayment event pursuant to clause 8.7 (Recycling Units) of the Senior Facility Agreement), representations and warranties, information undertakings, financial covenants, general undertakings, drilling unit undertakings or events of default other than those set out in the Common Terms or, (B) guarantees or security other than those contemplated by the guarantee and security construct set out in the Common Terms, and (ii) no Secured Bank Facilities Agreement shall otherwise contain any additional regulation of the matters covered by the Common Terms.
1.1.2Amendments, consents and waivers of Common Terms
(a)Unless otherwise stated in the Common Terms, any term of the Common Terms may only be amended, consented to or waived with the written consent of each of the Majority Senior Lenders and the Majority Lenders and any such amendment will be binding on all Senior Secured Finance Parties.
(b)If any Senior Secured Lender fails to respond to a request for a consent in relation to clause 2.2 (Sale or disposal) of this Schedule within ten (10) Business Days (unless the Borrower and the relevant agent agree to a longer time period in relation to any request) of that request being made, its Commitment (as defined in each Secured Bank Facilities Agreement) and/or participation shall not be included for the purpose of calculating the Total Commitments (as defined in each Secured Bank Facilities Agreement) or participations under the relevant Secured Bank Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments (as defined in each Secured Bank Facilities Agreement) and/or participations has been obtained to approve that request.

AMERICAS 108943557	15

Schedule 15

Drilling Units
Note: the following table includes only Public Lender Information and therefore may not contain all specified information.

Drilling Unit Name, type and IMO number	Drilling Unit Owner, Intra-Group Charterer (if applicable)	Charter Contracts (Existing and next contract) Structure, contract date, duration, day rate in USD and options	End-user	Built and Ship Registry
West Gemini, Drillship, 9459931	Seadrill Gemini Ltd.	Existing contract Commencement: 16 July 2019 Expiration: est. end of May 2022; if options are exercised, end of November 2022 Next contract N/A		Built 2010 Panama
West Telesto, Jack-up, 9648233	Seadrill Telesto Ltd. Gulfdrill LLC (Joint Venture between Seadrill and GDI)	Existing contract Bareboat charter to GulfDrill pursuant to Qatar Joint Venture Commencement: 15 March 2020 Expiration: May 2025; if options are exercised, end of September 2026 Next contract N/A	Qatar Petroleum	Built 2013 Panama

AMERICAS 108943557	16

AOD I, Jack-up, 8771253	Asia Offshore Rig 1 Limited Seadrill GCC Operations Ltd.	Existing contract Commencement: 25 October 2012 Expiration: 30 June 2022 Day rate: USD 75,000 Next contract N/A	Saudi Aramco	Built 2013 Panama
AOD II, Jack-up, 8771265	Asia Offshore Rig 2 Limited Seadrill GCC Operations Ltd.	Existing contract Commencement: 11 March 2013 Expiration: 30 May 2024 Day rate: USD 89,900 Next contract N/A	Saudi Aramco	Built 2013 Panama
AOD III, Jack-up, 9633707	Asia Offshore Rig 3 Limited Seadrill GCC Operations Ltd.	Existing contract Commencement: 11 March 2013 Expiration: 30 December 2022 Day rate: USD 92,900 Next contract N/A	Saudi Aramco	Built 2013 Panama
West Callisto, Jack-up, 9522348	Seadrill Callisto Ltd. Seadrill GCC Operations Ltd.	Existing contract Commencement: 4 March 2012 Expiration: 30 November 2022 Day rate: USD 79,500 Next contract N/A	Saudi Aramco	Built 2010 Panama

AMERICAS 108943557	17

West Leda, Jack-up, 8770637	Seadrill Indonesia Ltd.	Existing contract N/A Next contract N/A	N/A	Built 2010 Panama
West Cressida, Jack-up, 8769224	Seadrill Cressida Ltd.	Existing contract N/A Next contract N/A	N/A	Built 2008 Panama
West Eclipse, Semi-submersible, 9604213	Seadrill Eclipse Ltd.	Existing contract N/A Next contract N/A	N/A	Built 2013 Panama
West Carina, Drillship, 9674127	Seadrill Carina Ltd. Contracting Entity (Services Contract): Seadrill Serviços de Petróleo Ltda Contracting Entity (Charter Contract): Seadrill Management (S) Pte, Ltd.	Existing contract N/A Next contract Commencement: September 2022 Expiration: September 2025 Day rate: USD 245,000	Petrobras, Brazil	Built 2015 Panama
West Tucana, Jack-up, 8771370	Seadrill Tucana Ltd. Gulfdrill LLC (Joint Venture between Seadrill and GDI)	Existing contract Bareboat charter to GulfDrill pursuant to Qatar Joint Venture Commencement: November 2020 Expiration: May 2024; if options are exercised, September 2025 Next contract N/A	Qatar Petroleum	Built 2013 Panama

AMERICAS 108943557	18

West Castor, Jack-up, 8771382	Seadrill Castor Pte. Ltd. Gulfdrill LLC (Joint Venture between Seadrill and GDI)	Existing contract Bareboat charter to GulfDrill pursuant to Qatar Joint Venture Commencement: December 2019 Expiration: August 2023, with option until end of June 2025 Next contract N/A	Qatar Petroleum	Built 2013 Singapore
West Tellus, Drillship, 9623934	Seadrill Tellus Ltd. Contracting Entity (Services Contract): Seadrill Serviços de Petróleo Ltda Contracting Entity (Charter Contract): Seadrill Management (S) Pte, Ltd.	Existing contract Commencement: 5 October 2021 Expiration: July 2022 Next contract Commencement: September 2022 Expiration: September 2025 Day rate: USD 230,000	Existing contract Shell, Brazil Next contract Petrobras, Brazil	Built 2013 Panama
West Saturn, Drillship, 9657428
Seadrill Saturn Ltd.

Contracting Entity (Services Contract): Seadrill Serviços de Petróleo Ltda

Contracting Entity (Charter Contract): Seadrill Offshore AS, assigned to Seadrill Management (S) Pte, Ltd. In May 2021

Existing contract

Commencement: 19 January 2021

Expiration: March 2022

Day Rate: USD 200,000 for the first 60 days; USD 225,000 for remaining duration of well

Next contract

Commencement: July 2022

Expiration: July 2026, with four one year options until July 2030
			Existing contract Exxon, Brazil Next contract Equinor, Brazil	Built 2014 Panama

AMERICAS 108943557	19

West Jupiter, Drillship, 9655030	Seadrill Jupiter Ltd. Contracting Entity (Services Contract): Seadrill Serviços de Petróleo Ltda Contracting Entity (Charter Contract): Seadrill Management (S) Pte, Ltd.	Existing contract Commencement: December 2022 Expiration: October 2025 Next contract N/A	Existing contract Petrobras, Brazil Next contract N/A	Built 2014 Panama
West Neptune, Drillship, 9655028	Seadrill Neptune Hungary Kft. Contracting Entity: Seadrill Gulf Operations Neptune, LLC	Existing contract Commencement: 18 September 2021 Expiration: January 2023; if option 3 is exercised, March 2023 Next contract N/A	Existing contract LLOG, US Gulf of Mexico Next contract N/A	Built 2014 Panama
West Phoenix, Semi-submersible, 8768294	North Atlantic Phoenix Ltd. Seadrill Norway Operations Ltd.
Existing contract

Commencement: 25 August 2021

Expiration: end of October 2023; option to end of February 2024

Day rate: USD 359,000 during initial term; USD 359,000 following option (split rate payment in multiple currencies)

Next contract

N/A
			Var Energi, Norway	Built 2008 Panama
West Elara, Jack-up, 8769949	North Atlantic Elara Ltd. Seadrill Norway Operations Ltd.	Existing contract Commencement: 8 May 2018 Expiration: end of March 2028 Next contract N/A	ConocoPhillips, Norway	Built 2011 Norway

AMERICAS 108943557	20

Sevan Louisiana, Semi-submersible, 9679440	Sevan Louisiana Hungary Kft. Contracting Entity: Sevan Drilling North America, LLC
Existing contract

Commencement: 1 August 2021

Expiration: February 2022; if option sidetrack 2 is exercised end of March 2022

Day rate: USD 180,000 during initial term; USD 180,000 for option sidetrack 1; USD 210,000 for option sidetrack 2

Next contract

Commencement: March 2022

Expiration: July 2022
			Existing contract Walter Oil & Gas, US Gulf of Mexico Next contract Eni, US Gulf of Mexico	Built 2013 Panama
West Prospero, Jack-up, 8768268	Seadrill Prospero Ltd.	Existing contract N/A Next contract N/A	N/A	Built 2007 Panama
West Ariel, Jack-up, 8769212	Seadrill Ariel Ltd.	Existing contract N/A Next contract N/A	N/A	Built 2008 Bahamas

AMERICAS 108943557	21

Schedule 16

The Recycling Units

Drilling Unit Name, type and IMO number	Drilling Unit Owner, Intra-Group Charterer	Charterer and Charter Contract (day rate and tenor)	Ship Registry
Sevan Driller Drillship 8769846	Drilling Unit Owner: Sevan Driller Ltd. Intra-Group Charterer: N/A	Charterer: N/A	Panama
Sevan Brasil Drillship 8740125	Drilling Unit Owner: Sevan Brasil Ltd. Intra-Group Charterer: N/A	Charterer: N/A	Panama

AMERICAS 108943557	22

Schedule 17

Form of Borrower Replacement Letter
To:    [                   ] as Agent and [                  ] as Common Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below
From:    [Replacement Borrower], [Original Borrower] and [Obligors’ Agent]
Dated:
Dear Sirs
Seadrill Rig Holding Company Limited – USD 300,000,000 Super Senior Facilities Agreement
dated [ ] (the “Facilities Agreement”)
1.We refer to the Facilities Agreement and to the Intercreditor Agreement. This deed (the “Borrower Replacement Letter”) shall take effect as a Borrower Replacement Letter for the purposes of the Facilities Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facilities Agreement have the same meaning in paragraphs 1-3 of this Borrower Replacement Letter unless given a different meaning in this Borrower Replacement Letter.
2.Pursuant to Clause 31 (Changes to the Obligors) of the Facilities Agreement, we request that:
(a)[Original Borrower] be released from its obligations as Borrower under the Facilities Agreement and the Finance Documents; and
(b)[Replacement Borrower] become the Borrower under the Facilities Agreement and the Finance Documents.
3.We confirm that:
(a)[Replacement Borrower] is (or will become) a Guarantor prior to becoming the Borrower;
(b)[Replacement Borrower] is (or will concurrently become) Borrower under and as defined in Senior Facility Agreement;
(c)no Default is continuing or is likely to occur as a result of [Replacement Borrower] replacing [Original Borrower] as Borrower; and
(d)[Original Borrower]’s obligations in its capacity as Guarantor and any Security granted by [Original Borrower] to the Security Documents continue to be legal, valid, binding and enforceable and in full force and effect.
4.[Replacement Borrower] agrees to become a Replacement Borrower and Additional Guarantor and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Intercreditor Agreement) as a Replacement Borrower and Additional Guarantor pursuant to Clause 31 (Changes to the Obligors) of the Facilities Agreement. [Replacement Borrower] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [                   ]. We confirm that no Default is continuing or is likely to occur as a result of [Replacement Borrower] becoming a Replacement Borrower and Additional Guarantor.
5.[Replacement Borrower’s] administrative details for the purposes of the Facilities Agreement and the Intercreditor Agreement are as follows:
Address:
E-mail Address.:
Attention:

AMERICAS 108943557	23

6.[Replacement Borrower] (for the purposes of this paragraph 6, the “Acceding Debtor”) intends to incur Liabilities and give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents:
[Insert details (date, parties and description) of relevant documents]
the “Relevant Documents”.
It is agreed as follows:
(a)Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Borrower Replacement Letter, bear the same meaning when used in this paragraph 6.
(b)The Acceding Debtor and the Common Security Agent agree that the Common Security Agent shall hold:
(i)[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;
(ii)all proceeds of that Security; and]7
(iii)all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Common Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Common Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.
(c)The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.
(d)In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.
7.This Borrower Replacement Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Borrower Replacement Letter has been signed on behalf of the Common Security Agent (for the purposes of paragraph 6 above only), signed on behalf of the Obligors’ Agent and executed as a deed by [Replacement Borrower] and is delivered on the date stated above.
7    Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Common Security Agent as trustee for the Secured Parties.

AMERICAS 108943557	24

[Replacement Borrower]

[Executed as a Deed By: [Replacement Borrower]	Director Director/Secretary]

or

[Executed as a Deed By: [Replacement Borrower]	Signature of Director Name of Director
in the presence of Witness Name: Witness Address: Witness Occupation: ]

The Obligors’ Agent

By:
The Common Security Agent
[Full Name of Current Common Security Agent]

By:
Date:

AMERICAS 108943557	25

Schedule 18

Corporate Structure

Organization Chart – 2022 C11 Emergence

Seadrill Limited

Ownership equal to 100%, unless otherwise noted

This organisation chart is strictly confidential and proprietary to Seadrill. Distribution without the prior consent of Seadrill is strictly prohibited.

Seadrill Limited (Bermuda) LE300-53439 (TO BE LIQUIDATED)
All shareholders <25%
Seadrill Limited * (Bermuda) LE301 – 202100496
Seadrill Korea Services Ltd (Bermuda) LE108 - 55168
Seabras Holdings GmbH (Austria) LE945-FN372548
Seabras Rig Holding GmbH (Austria) LE946-FN376882
Camburi Drilling BV (Netherlands)
30%
ItaunasNetherlands Drilling BV (Netherlands)
30%
Sahy Drilling BV (Netherlands)
30%
Seadrill Offshore Singapore Pte Ltd. (Singapore) LE405-197300384M
Seadrill Investment Holding Company Limited (Bermuda) LE305-53437
Seadrill Aquila Ltd. (Bermuda) LE758-47893
Seadrill Libra Ltd. (Bermuda) LE759-47892
Seadrill Dorado Ltd. (Bermuda) LE760-47894
Seadrill Draco Ltd. (Bermuda) LE761-47895
North Atlantic Rigel Ltd. (Bermuda) LE686-45151
Seadrill Operating LP Holdco Limited (Bermuda) LE330-53450
Seadrill Capricorn Holdco Limited (Bermuda) LE335-53438
Seadrill Member Holdco Limited (Bermuda) LE320-53443
Seadrill Seabras SP HoldCo Limited (Bermuda) LE365-53440
Seadrill Archer Holdco Limited (Bermuda) LE355-53446
Seadrill Seabras SR Holdco Limited (Bermuda) LE393-53447
Seadrill Titan Ltd. (Bermuda) LE695-47367
Seadrill Proteus Ltd. (Bermuda) LE696-47368
Seadrill Tethys Ltd. (Bermuda) LE697-47468
Seadrill Rhea Ltd. (Bermuda) LE698-47467
Seadrill Hyperion Ltd. (Bermuda) LE751-47829
Seadrill Umbriel Ltd. (Bermuda) LE752-47828
Seadrill Dione Ltd. (Bermuda) LE763-48022
Seadrill Mimas Ltd. (Bermuda) LE764-48021
Sevan Drilling Rig VI AS (Norway) LE914-992297883
Sevan Drilling Rig VI Pte Ltd. (Singapore) LE915-200812328N
35%
NSN Holders
65%
Paratus Energy Services Ltd ** (Bermuda) LE315-53451
Seadrill Finance Limited (Bermuda) LE302 - 202100498
Seadrill Rig Holding Company Limited (Bermuda) LE310-53436
Page 2
Sonangol
25%
50%
Seadrill UK Ltd (UK) LE490 and subsidiaries
Page 3
Seadrill Sevan Holdings Limited (Bermuda) LE360 and subsidiaries
Page 4
Seadrill North Atlantic Holdings Limited (Bermuda) LE350 and subsidiaries
Page 4
Asia Offshore Drilling Limited (Bermuda) LE681 and subsidiaries
Page 2
Sonadrill Holding Ltd (UK) LE105 and subsidiaries
Page 2
100% / various
Other subsidiaries
Page 2
Seadrill Deepwater Holdings Ltd (Bermuda) LE950 and subsidiaries
Page 2
Seadrill Common Holdings Ltd (Bermuda) LE127 and subsidiaries
Page 2
Seadrill Jack Up Holding Limited (Bermuda) LE710 and subsidiaries
GDI
50%
Gulfdrill LLC (Qatar) 00770
Page 3
Seadrill Seabras UK Limited (UK) LE345 and subsidiaries and equity investments
Page 5
SeaMex Holdings Limited (Bermuda) LE290 and subsidiaries
Page 5
Seadrill JU Newco Bermuda Limited (Bermuda) LE340 and subsidiaries and equity investments
Page 5
Other subsidiaries
Page 5

* Formerly known as Seadrill 2021 Ltd

** Formerly known as Seadrill New Finance Ltd

- = Branch / other shareholders
- = Partnership for U.S. Tax Purposes
- = Corporation for U.S. Tax Purposes
- = Disregarded Entity for U.S. Tax Purposes
- = Participant to Seadrill Treasury Cash Pool

SDRL Non-Consolidated entity / branch

\# The Ordinary shares in **Seadrill Northern Operations Ltd** are legally owned by Seadrill Limited, but the entity is not included in the consolidated financials of **Seadrill Limited** according to US generally accepted accounting principles.

AMERICAS 108943557	26

Seadrill

Ownership equal to 100%, unless otherwise noted

Organization Chart – 2022 C11 Emergence

Seadrill Rig Holding Company Limited

This organisation chart is strictly confidential and proprietary to Seadrill. Distribution without the prior consent of Seadrill is strictly prohibited

Page 1
Seadrill Rig Holding Company Limited (Bermuda) LE 310-53436
Seadrill Ariel Ltd. (Liberia) LE634-C-108277
West Ariel
Congo Branch LE653-RCCM CG/ PNR/14B501
Seadrill Prospero Ltd. (Bermuda) LE644-36536
West Prospero
Seadrill Indonesia Ltd. (Bermuda) LE613-41956
West Leda
Indonesia Branch LE619-02.410.279.0-08100
Seadrill Eclipse Ltd. (Bermuda) LE691-47104
West Eclipse
Seadrill Carina Ltd. (Bermuda) LE690-45915
West Carina
Seadrill Cressida Ltd. (Bermuda) LE618-44171
West Cressida
Seadrill Eminence Ltd. (Bermuda) LE143-41171
Seadrill Mira Hungary Kft. (Hungary) LE227-13-09-176325
Seadrill Tucana Ltd. (Bermuda) LE660,LE635-44690
West Tucana
Seadrill Gemini Ltd. (Bermuda) LE650-43061
West Gemini
25%
25%
Seadrill Telesto Ltd. (Bermuda) LE662-44716
West Telesto
India Branch LE776
Seadrill Tellus Ltd. (Bermuda) LE673,LE767-45260
West Tellus
Seadrill Neptune Hungary Kft. (Hungary) LE226-13 09 170644
West Neptune
Swiss Branch LE509 CHE-215.301.339
Seadrill Pegasus Pte Ltd (Singapore) LE675-201104871H
Seadrill Callisto Ltd. (Bermuda) LE748-46953
West Callisto
Seadrill Deepwater Charterer Ltd. (Bermuda) LE148-42115
Seadrill Orion Ltd. (Bermuda) LE155-43988
Seadrill Jupiter Ltd. (Bermuda) LE685-46260
West Jupiter
Seadrill Saturn Ltd. (Bermuda) LE688-45307
West Saturn
Sonangol
50%
Sonadrill Holding Ltd (UK) LE105-11922814
Sonadrill DMCC (UAE) LE107 DMCC175255
Sonadrill Angola (SU) Lda (Angola) LE106 2019.144
Seadrill Triton Ltd. (Bermuda) LE616-43911
Seadrill Castor Ltd. (Bermuda) LE661-44689
Seadrill Abu Dhabi Operations Limited (Bermuda) LE603-47152
Abu Dhabi Branch LE503-CN-1979200
Seadrill International Resourcing DMCC (UAE) LE611-DMCC3743
Seadrill Equatorial Guinea Ltd. (Bermuda) LE753-47412
Equatorial Guinea branch LE754-1739
Seadrill Australia Pte Ltd. (Singapore) LE602-200514645M
Seadrill Global Services Ltd. (Bermuda) LE628 -47413
DMCC Branch LE627, LE770 -DMCC-33069
70%
Rosban
30%
Seadrill JV Ghana Ltd. (Ghana) LE636-C000845745X
Seadrill Management Ltd. (UK) LE130-8276358
Seadrill Treasury UK Limited (UK) LE390-11267283
Seadrill Insurance Ltd. (Bermuda) LE153-19993
Seadrill AMA Operations Ltd. (Bermuda) LE436,LE437-45321
Seadrill Management (S) Pte Ltd. (Singapore) LE630-200509311K
Seadrill Management AME Ltd. (Bermuda) LE614-41964
DMCC Branch LE626 -134359
Dubai Branch LE615-3571
Seadrill Deepwater Crewing Ltd. (Bermuda) LE657-38976
Seadrill Deepwater Units Pte Ltd. (Singapore) LE651-200606425R
Seadrill Finance Limited (Bermuda) LE 302 - 202100498
Asia Offshore Drilling Limited (Bermuda) LE681-44712
Asia Offshore Rig 1 Limited (Bermuda) LE677-44713
AOD I
Asia Offshore Rig 2 Limited (Bermuda) LE678-44714
AOD II
Asia Offshore Rig 3 Limited (Bermuda) LE679-45551
AOD III
Seadrill Common Holdings Ltd. (Bermuda) LE127-45057
1%
Seadrill Operations de Mexico S de RL de CV (Mexico) LE707-57316
99%
1%
Sea Dragon de Mexico S de RL de CV (Mexico) LE706-2516
99%
Seadrill Holdings Singapore Pte Ltd (Singapore) LE416-200803624M
99%
Seadrill Angola Ltda. (Angola) LE156-5417065340
NOTE: 1% held by itself
Seadrill Deepwater Holdings Ltd. (Bermuda) LE950-45307
Seadrill Deepwater Contracting Ltd. (Bermuda) LE951-45308
Seadrill Mira Ltd. (Bermuda) LE689-46511

= Branch / other shareholders
= Partnership for U.S. Tax Purposes
= Corporation for U.S. Tax Purposes
= Disregarded Entity for U.S. Tax Purposes
= Participant to Seadrill Treasury Cash Pool

SDRL Non-Consolidated entity / branch

2

AMERICAS 108943557	27

Organization Chart– 2022 C11 Emergence

Seadrill Jack Up Holding Ltd and Seadrill UK Ltd

Ownership equal to 100%, unless otherwise noted

This organisation chart is strictly confidential and proprietary to Seadrill. Distribution without the prior consent of Seadrill is strictly prohibited

All shareholders <25%
Seadrill Limited * (Bermuda) LE301 – 202100496
Seadrill Investment Holding Company Limited (Bermuda) LE305-53437
Seadrill Rig Holding Company Limited (Bermuda) LE 310-53436
GDI
50%
50%
Gulfdrill LLC (Qatar) 00770
Seadrill Jack Up Holding Ltd. (Bermuda) LE710-37220
99%
1%
Scorpion Freedom Ltd. (Bermuda) LE717-42733
Qatar Branch LE744-58224
Scorpion Rigs Ltd. (Bermuda) LE716-40743
Congo Branch LE743-RCCM CG/ PNR/12-B-572
Columbia Branch LE708
Seadrill Freedom Ltd. (Bermuda) LE765-48038
Sucursal Colombia LE266-2819129
Trinidad Branch LE633-E2013091700501
Seadrill Brunei Ltd. (Bermuda) LE746-47126
Brunei Branch LE411-RFC/0000864
Scorpion USA Expats Inc. (USA) LE734-4473876
Scorpion Offshore Inc. (USA) LE732-4017266
Seadrill Jack-Ups Contracting Ltd. (Bermuda) LE959-45322
Suriname Branch LE958
Seadrill Far East Ltd. (Hong Kong) LE745-1833862
Thailand Branch LE404
Seadrill Titania Sarl (Luxembourg) LE766-B165730
Seadrill Castor Pte Ltd. (Singapore) LE276-201625048C
Scorpion Deepwater Ltd. (Bermuda) LE719-41967
Scorpion Deepwater BV (Netherlands) LE725-34304718
Scorpion Drilling Ltd. (Bermuda) LE736-37240
Scorpion Courageous Ltd. (Bermuda) LE711-39439
Scorpion Resolute Ltd. (Bermuda) LE713-41667
Bangladesh Branch LE739-698 200 0583
Scorpion Vigilant Ltd. (Bermuda) LE741-41836
Trinidad Branch LE730-BK 160 FOL 408 (95E) S
SDS Drilling Ltd. (Bermuda) LE718-44307
Brunei Branch LE731-RFC/0000813
Scorpion International Ltd. (Bermuda) LE720-38665
Oman Branch LE724
Seadrill Labuan Ltd. (Labuan) LE728-LL06817
Seadrill Offshore Malaysia Sdn. Bhd. (Malaysia) LE727-818663D
Scorpion Nederlandse BV (Netherlands) LE723-34283857
Scorpion Servicos Offshore Ltda. 2 (Brazil) LE722-33.2.0794608-3
99.99999%
Seadrill GCC Operations Ltd.(Bermuda) LE721-38735
Saudi Arabia Branch LE683,740,747-2057004530
Odfjell Drilling Services LLC (Saudi Arabia) LE735-2051037406
Seadrill Jack-ups Nigeria Limited (Nigeria) LE516-1265602
Heirs Holding
51%
49%
Seadrill Nigeria Deepwater Contracting Limited (Nigeria) LE517-1285635
Seadrill UK Ltd. (UK) LE490-06537528
Seadrill Offshore AS (Norway) LE101,E791, LE792, LE104 929 350 685
Seadrill Newfoundland Operations Ltd. (Canada) LE749,LE750,LE768-70321
Heirs Holding
51%
48%
1%
Seadrill Nigeria Operations Ltd. (Nigeria) LE632 1101601
99%
1%
Seadrill Offshore Nigeria Ltd. (Nigeria) LE645-1181989
Seadrill Americas Inc. (USA) LE701,LE700-800774800
Seadrill Gulf Operations Neptune LLC (USA) LE217-5338018
49.83%
Seadrill Servicos de Petroleo Ltda. (Brazil) LE702-09.521.059/0001-08
50.17%
Eastern Drilling AS (Norway) LE116-978620876
99.99995%
SOAS Servicos de Petroleo Ltda. (Brazil) LE703-11.108695/0001.46
.00005%
Seadrill Jack Up I BV (Netherlands) LE221-59099623
Seadrill Jack Up II BV (Netherlands) LE219-59100044
Venezuela Branch LE220-220-30501
Seadrill Saudi I BV (Netherlands) LE280-34201825
Seadrill Saudi II BV (Netherlands) LE281-27290838
10%
90%
Seadrill Saudi Limited Company (Saudi Arabia) LE285-2051063408

○ = Branch / other shareholders
⊠ = Partnership for U.S. Tax Purposes
□ = Corporation for U.S. Tax Purposes
▢ = Disregarded Entity for U.S. Tax Purposes
□○ = Participant to Seadrill Treasury Cash Pool

* Formerly known as Seadrill 2021 Ltd

SDRL Non-Consolidated entity / branch

[2] The remaining 0.00001% is owned by SOAS Servicos de Petroleo Ltda

3

AMERICAS 108943557	28

Ownership equal to 100%, unless otherwise noted

This organisation chart is strictly confidential and proprietary to Seadrill. Distribution without the prior consent of Seadrill is strictly prohibited

Organization Chart – 2022 C11 Emergence

Seadrill North Atlantic Holdings Limited and Seadrill Sevan Holdings Limited

All shareholders <25%
Seadrill Limited * (Bermuda) LE301 – 202100496
Seadrill Investment Holding Company Limited (Bermuda) LE305-53437
Seadrill Rig Holding Company Limited (Bermuda) LE 310-53436
Seadrill North Atlantic Holdings Limited (Bermuda) LE350-53444
North Atlantic Elara Ltd. (Bermuda) LE154-43930
West Elara
North Atlantic Phoenix Ltd. (Bermuda) LE858-45189
West Phoenix
North Atlantic Alpha Ltd. (Bermuda) LE157-44379
North Atlantic Epsilon Ltd. (Bermuda) LE856-45149
North Atlantic Navigator Ltd. (Bermuda) LE144-41590
North Atlantic Venture Ltd. (Bermuda) LE857-45150
North Atlantic Linus Charterer Ltd. (Bermuda) LE804-47858
Seadrill Norway Crew AS (Norway) LE816-996540812
Seadrill North Sea Crewing Ltd. (Bermuda) LE817-44861
Seadrill Norway Operations Ltd. (Bermuda/Norway) LE801-45148 LE802-996732851
Seadrill Europe Management AS (Norway) LE841-996411370
Seadrill UK Operations Ltd. (UK) LE126, LE125 - SC144236
Seadrill UK Support Services Ltd. (UK) LE803-SC417864
99.9%
0.1%
North Atlantic Management LLC (Russia) LE843-5137746227592
Seadrill Sevan Holdings Limited (Bermuda) LE360-53441
Sevan Brasil Ltd. (Bermuda) LE927-48544
Sevan Brasil**
Sevan Driller Ltd. (Bermuda) LE926-48545
Sevan Driller**
Sevan Developer Ltd. (Bermuda) LE928-48543
Sevan Drilling Pte Ltd. (Singapore) LE910-200602642M
Sevan Drilling Limited LE911, LE930 - SC350264 (UK) 993 472 980 (Norway)
Sevan Louisiana Hungary Kft. (Hungary) LE929-13-09-170267
Swiss Branch LE515 CHE-443.980.491
Sevan Louisiana
Sevan Drilling Rig II AS (Norway) LE912, LE931 992 643 382
Sevan Drilling Rig V Pte Ltd. (Singapore) LE906-200812324K
Sevan Drilling North America LLC (USA) LE905-32050291346
Sevan Drilling Rig II Pte Ltd. (Singapore) LE913-200811526E
0.01%
Sevan Investimentos do Brasil Ltda (Brazil) LE903-332 0929512-8
99.99%
0.01%
Sevan Marine Servicos de Perfuracao Ltda (Brazil) LE904-332 0813558-5
99.99%
Sevan Drilling Rig IX Pte Ltd. (Singapore) LE907-200812339W

* Formerly known as Seadrill 2021 Ltd

** In process of being sold

- = Branch / other shareholders
- = Partnership for U.S. Tax Purposes
- = Corporation for U.S. Tax Purposes
- = Disregarded Entity for U.S. Tax Purposes
- = Participant to Seadrill Treasury Cash Pool

SDRL Non-Consolidated entity / branch

4

AMERICAS 108943557	29

Seadrill

Ownership equal to 100%, unless otherwise noted

Organization Chart – 2022 C11 Emergence

Seabras Joint Venture and SeaMex Joint Venture

This organisation chart is strictly confidential and proprietary to Seadrill. Distribution without the prior consent of Seadrill is strictly prohibited

All shareholders <10%
Seadrill Limited * (Bermuda) LE301
Seadrill Investment Holding Company Limited (Bermuda) LE305-53437
NSN Holders
35%
65%
Paratus Energy Services Ltd ** (Bermuda) LE315-53451
SeaMex Newco Limited (Bermuda) LE
Seadrill Seabras UK Limited (UK) LE345-11267797
Seadrill Seadragon UK Limited (UK) LE392-11267263
99.99%
Seadrill SeaMex 2 de Mexico S de RL de CV (Mexico) LE391 1
SeaMex Holdings Limited (Bermuda) LE290
Seadrill JU Newco Bermuda Limited (Bermuda) LE340-53445
Seadrill SKR Holdco Limited (Bermuda) LE380-53448
Seadrill Mobile Units UK Limited (UK) LE375
Fintech
50%
50%
SeaMex Finance Ltd. (Bermuda) LE291
SeaMex Ltd. (Bermuda) LE250-48115
Seadrill Seamex SC Holdco Limited (Bermuda) LE385-53442
15.5%
Archer Limited
Seadrill Partners LLC Holdco Limited (Bermuda) LE325-53449
Seadrill Member LLC (Marshall Islands) LE 200
Sapura Energy
50%
50%
Seadrill Seabras SP UK Limited (UK) LE370-11267323
Seabras Sapura Holding GmbH (Austria)
Seabras Sapura PLSV Holding GmbH (Austria)
Seadrill Mexico UK Ltd. (UK) LE252-8749430
Seadrill Mexico Holding Ltd. (Bermuda) LE251-48116
Seadrill Oberon (S) Pte. Ltd. (Singapore) LE271-201329918H
West Oberon
SeaMex Holding BV (Netherlands) LE253-59218274
Seadrill Leasing BV (Netherlands) LE255-59423692
Seadrill Intrepid (S) Pte. Ltd. (Singapore) LE272-201329923G
West Intrepid
99.9%
.1%
Seadrill Holdings Mexico SA de CV (Mexico) LE257-61565
Seadrill Defender (S) Pte. Ltd. (Singapore) LE273-201329916G
West Defender
99.999999%
Seabras Servicos de Petroleo SA (Brazil) LE940-333 0029876-2 2
Sapura Diamante GmbH (Austria)
Diamante
Seabras Sapura Holdco Ltd. (Bermuda)
Sapura Energy
50%
50%
Seabras Sapura Participacoes SA (Brazil)
Sapura Topazio GmbH (Austria)
Topazio
Seabras Sapura Talent Ltd. (Bermuda)
99.99%
Seadrill Jack Up Operations de Mexico S de RL de CV (Mexico) LE260-61910
.01%
Seadrill Courageous (S) Pte. Ltd. (Singapore) LE274-201329926Z
West Courageous
Sapura Onix GmbH (Austria) FN408209h
Onix
TL Offshore PLSV 1 Ltd. (Bermuda)
99.99%
Seadrill Oberon de Mexico S de RL de CV (Mexico) LE261-61569
.01%
Seadrill Titania (S) Pte. Ltd. (Singapore) LE275-201331766H
West Titania
Sapura Navegacao Maritima SA (Brazil)
Esmeralda
99.99%
Lets Log Servicos Integrados de Logistica Ltda. (Brazil)
TL Offshore PLSV 2 Ltd. (Bermuda)
99.99%
Seadrill Intrepid de Mexico S de RL de CV (Mexico) LE262-61566
.01%
Sapura Jade GmbH (Austria)
Jade
TL Offshore PLSV 3 Ltd. (Bermuda) 47905
99.99%
Seadrill Defender de Mexico S de RL de CV (Mexico) LE263-61568
.01%
Sapura Rubi GmbH (Austria)
Rubi
TL Offshore PLSV 4 Ltd. (Bermuda)
99.99%
Seadrill Courageous de Mexico S de RL de CV (Mexico) LE264-61567
.01%
TL Offshore PLSV 5 Ltd. (Bermuda)
99.99%
Seadrill Titania de Mexico S de RL de CV (Mexico) LE265-61797
.01%
99.99%
Seadrill Logistics de Mexico S de RL de CV (Mexico) LE258-64622
.01%

* Formerly known as Seadrill 2021 Ltd

** Formerly known as Seadrill New Finance Ltd

[1] The remaining 0.01% is owned by Seadrill JU Newco Bermuda Limited

[2] The remaining 0.000001% Is owned by Seadrill JU Newco Bermuda Limited

- ○ = Branch / other shareholders
- ⊠ = Partnership for U.S. Tax Purposes
- □ = Corporation for U.S. Tax Purposes
- ▢ = Disregarded Entity for U.S. Tax Purposes
- □ ○ = Participant to Seadrill Treasury Cash Pool

SDRL Non-Consolidated entity / branch

5

AMERICAS 108943557	30

Schedule 19
Reference Rate Terms

CURRENCY:	USD.
Cost of funds as a fallback
Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Baseline CAS:	Length of Interest Period
Credit Adjustment Spread for USD

Does not exceed 1 month
0.11448%

Between 1 and 2 months
0.18456%

Between 2 months plus 1 day and 3 months
0.26161%

Between 3 months plus 1 day and 6 months
0.42826%
Break Costs:	None specified.
Business Day Conventions (definition of “Month” and Clause 13.3 (Non Business Days)):	(a)If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

AMERICAS 108943557	31

(b)If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:
(a)The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b)if that target is not a single figure, the arithmetic mean of:

(i)the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and
(ii)the lower bound of that target range.

Central Bank Rate Adjustment:
In relation to the applicable Central Bank Rate prevailing at the close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean of the applicable Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:
In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent of:
(a)the RFR for that RFR Banking Day; and
(b)the applicable Central Bank Rate prevailing at close of business on that RFR Banking Day

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a)the RFR for that RFR Banking Day; or

AMERICAS 108943557	32

(b)if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i)the Central Bank Rate for that RFR Banking Day; and
(ii)the applicable Central Bank Rate Adjustment; or
(c)if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i)the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and
(ii)the applicable Central Bank Rate Adjustment,
rounded, in each case, to five decimal places and if, in either case, if the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the Credit Adjustment Spread is zero.

Lookback Period:	Five (5) RFR Banking Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a)the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b)the applicable Credit Adjustment Spread.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

AMERICAS 108943557	33

RFR Banking Day:
Any day other than:
(a)a Saturday or Sunday; and
(b)a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Reporting Times:
Deadline for Lenders to report market disruption in accordance with Clause 14.2 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 14.3 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

AMERICAS 108943557	34

Schedule 20
Daily Non-Cumulative Compounded RFR Rate
The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:
where:
“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;
“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;
“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;
“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and
the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):
where:
“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;
“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;
“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;
“dcc” has the meaning given to that term above; and
the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four (4) decimal places until such time as the Agent can facilitate five decimal places for USD) calculated as set out below:
where:
“d0” means the number of RFR Banking Days in the Cumulation Period;
“Cumulation Period” has the meaning given to that term above;

AMERICAS 108943557	35

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;
“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;
“dcc” has the meaning given to that term above; and
“tni” has the meaning given to that term above.

AMERICAS 108943557	36

Schedule 21
Cumulative Compounded RFR Rate
The “Cumulative Compounded RFR Rate” for any Interest Period for a Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 20 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:
where:
“d0” means the number of RFR Banking Days during the Interest Period;
“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;
“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;
“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;
“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and
“d” means the number of calendar days during that Interest Period.

AMERICAS 108943557	37

Signatures
The Parent
Seadrill 2021 Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdah
Title: Authorised Signatory
Address:         Par-la-Ville Place
                14 Par-la-Ville Road
                Hamilton, HM08
                Bermuda
E-mail Address:     banknotice@seadrill.com
Tel:                +1 441 295 69 35
Attention:        Corporate Secretary

Copy to for information purposes only:

Seadrill Management Ltd.
2nd Floor Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom

Att: Group Treasury

Tel: +44 (0)20 8811 4700
Email: grouptreasury@seadrill.com

AMERICAS 108943557	38

The Obligors’ Agent
Seadrill Rig Holding Company Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory
Address:         Par-la-Ville Place
                14 Par-la-Ville Road
                Hamilton, HM08
                Bermuda
E-mail Address:     banknotice@seadrill.com
Tel:                +1 441 295 69 35
Attention:        Corporate Secretary

Copy to for information purposes only:

Seadrill Management Ltd.
2nd Floor Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom

Att: Group Treasury

Tel: +44 (0)20 8811 4700
Email: grouptreasury@seadrill.com

AMERICAS 108943557	39

The Original Borrower
Seadrill Finance Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory
The Original Guarantors
Seadrill 2021 Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory
Seadrill Rig Holding Company Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Finance Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Treasury UK Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Attorney-in-fact

Seadrill Gemini Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Asia Offshore Drilling Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Asia Offshore Rig 1 Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Asia Offshore Rig 2 Limited

AMERICAS 108943557	40

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Asia Offshore Rig 3 Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill GCC Operations Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

AMERICAS 108943557	41

Seadrill Indonesia Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Cressida Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Callisto Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Eclipse Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Carina Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Tucana Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Tellus Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Saturn Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Jupiter Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

AMERICAS 108943557	42

North Atlantic Phoenix Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill North Atlantic Holdings Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

AMERICAS 108943557	43

North Atlantic Elara Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Norway Operations Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Prospero Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Telesto Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Serviços de Petróleo Ltda.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Attorney-in-fact

AMERICAS 108943557	44

Seadrill Castor Pte. Ltd.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Management (S) Pte. Ltd.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Neptune Hungary Kft.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Sevan Louisiana Hungary Kft.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Gulf Operations Neptune LLC

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

AMERICAS 108943557	45

Sevan Drilling North America LLC

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Ariel Ltd.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

AMERICAS 108943557	46

The Original Security Providers

Seadrill Investment Holding Company Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Jack Up Holding Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Sevan Holdings Limited

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Scorpion International Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

Seadrill Global Services Ltd.

By: /s/ Ellen T. Heyerdahl
Name: Ellen T. Heyerdahl
Title: Authorised Signatory

AMERICAS 108943557	47

Seadrill Americas, Inc.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Sevan Drilling Rig II AS

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Europe Management AS

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Eastern Drilling AS

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Offshore AS

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

Seadrill Management Ltd.

By: /s/ Ellen Teresa Heyerdahl
Name: Ellen Teresa Heyerdahl
Title: Attorney-in-fact

AMERICAS 108943557	48

The Agent
Global Loan Agency Services Limited
By: /s/ Stine Parten
Name: Stine Parten
Title: Attorney-in-fact
Address:         55 Ludgate Hill, Level 1, West, London EC4M 7JW, United Kingdom
E-mail Address:     tmg@glas.agency
Attention:         Transaction Management Group (Seadrill Finance Limited TRN00002419)

The Common Security Agent
GLAS Trust Corporation Limited

By: /s/ Stine Parten
Name: Stine Parten
Title: Attorney-in-fact
Address:         55 Ludgate Hill, Level 1, West, London EC4M 7JW, United Kingdom
E-mail Address:     tmg@glas.agency
Attention:         Transaction Management Group (Seadrill Finance Limited TRN00002419)

AMERICAS 108943557	49

The Original Lenders

AMERICAS 108943557	50

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Ironshield Special Situations L1 Master Fund LP
By: /s/ David Nazar
    Name: David Nazar
    Title: Managing Partner

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	51

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
J.P. Morgan Securities plc
By: /s/ Philippe Chmelar
    Name: Philippe Chmelar
    Title: Executive Director

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	52

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Kington Sarl
By: /s/ Melanie Davison
    Name: Melanie Davison
    Title: Authorised Signatory of Cairn Capital Limited
(acting in its capacity of investment manager or adviser of Kington Sarl)

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	53

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Nordea Bank Abp London Branch
By: /s/ Dietmar Schubert
    Name: Dr. Dietmar Schubert
    Title: Senior Legal Counsel

If a second signature is necessary:

By: /s/ Anna Kverneland Simensen
    Name: Anna Kverneland Simensen
    Title: Associate Director

AMERICAS 108943557	54

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Sherston Sarl
By: /s/ Melanie Davison
    Name: Melanie Davison
    Title: Authorised Signatory of Cairn Capital Limited
(acting in its capacity of investment manager or adviser of Sherston Sarl)

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	55

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Skandinaviska Enskilda Banken AB (publ)
By: /s/ Erling Amundsen
    Name: Erling Amundsen
    Title:

If a second signature is necessary:

By: /s/ Glenn Nergaard
    Name: Glenn Nergaard
    Title: Country CFO, SEB, Norway

AMERICAS 108943557	56

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Danish Ship Finance (Danmarks Skibskredit A/S)
By: /s/ Michael Frisch
    Name: Michael Frisch
    Title: CCO

If a second signature is necessary:

By: /s/ Erik I. Lassen
    Name: Erik I. Lassen
    Title: CEO

AMERICAS 108943557	57

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Deutsche Bank AG, London Branch
By: /s/ Chris Ballantyne
    Name: Chris Ballantyne

If a second signature is necessary:

By: /s/ Simon Glennie
    Name: Simon Glennie

AMERICAS 108943557	58

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Didmarton 405 Sarl
By: /s/ Adam Dowell
    Name: Adam Dowell
    Title: Authorised Signatory of Cairn Capital Limited
(acting in its capacity of investment manager or adviser of Didmarton 405 Sarl)

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	59

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Didmarton Sarl
By: /s/ Melanie Davison
    Name: Melanie Davison
    Title: Authorised Signatory of Cairn Capital Limited
(acting in its capacity of investment manager or adviser of Didmarton Sarl)

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	60

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
DNB Bank ASA
By: /s/ Andreas Jøtne
    Name: Andreas Jøtne
    Title: VP

If a second signature is necessary:

By: /s/ Einar Aaser
    Name: Einar Aaser
    Title: Senior Vice President

AMERICAS 108943557	61

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Export Finance Norway
By: /s/ Hans Melandsø
    Name: Hans Melandsø
    Title: Senior Vice President

If a second signature is necessary:

By: /s/ Justine Cordier Svendsen
    Name: Justine Cordier Svendsen
    Title: Lawyer

AMERICAS 108943557	62

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Elliott Associates L.P.
By: Elliott Investment Management L.P., as attorney-in-fact
By: /s/ Elliot Greenberg
    Name: Elliot Greenberg
    Title: Vice President

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	63

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Elliott International L.P.
By: Hambledon, Inc., its General Partner
By: Elliott Investment Management L.P., as attorney-in-fact
By: /s/ Elliot Greenberg
    Name: Elliot Greenberg
    Title: Vice President

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	64

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Manningtree Investments Limited
By: /s/ Elliot Greenberg
    Name: Elliot Greenberg
    Title: Vice President

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	65

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
HSBC Bank Plc
By: /s/ Timothy J. Brown
    Name: Timothy J. Brown
    Title: Head of Financial Exposure

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	66

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
TCA Event Investments Sarl
By: /s/ Joao Martins
    Name: Joao Martins
    Title: Manager

If a second signature is necessary:

By: /s/ John Sutherland
    Name: John Sutherland
    Title: Manager

AMERICAS 108943557	67

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
TCA Opportunity Investments Sarl
By: /s/ Joao Martins
    Name: Joao Martins
    Title: Manager

If a second signature is necessary:

By: /s/ John Sutherland
    Name: John Sutherland
    Title: Manager

AMERICAS 108943557	68

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Westal Holdings Ltd
By: /s/ Andreas Frangos
    Name: Andreas Frangos
    Title: Director

If a second signature is necessary:

By:
    Name:
    Title:

AMERICAS 108943557	69

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Cetus Capital VI, L.P.
By: /s/ Richard Maybaum
    Name: Richard Maybaum

By: /s/ Robert E. Davis
    Name: Robert E. Davis

AMERICAS 108943557	70

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
OFM II, L.P.
By: /s/ Richard Maybaum
    Name: Richard Maybaum

If a second signature is necessary:

By: /s/ Robert E. Davis
    Name: Robert E. Davis

AMERICAS 108943557	71

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
San Bernardino County Employees’ Retirement Association
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber

By:
    Name:
    Title:

AMERICAS 108943557	72

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Ginkgo Tree LLC
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	73

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
GoldenTree Partners, LP
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	74

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
GoldenTree Select Partners, LP
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	75

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	76

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
Louisiana State Employees’ Retirement System
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	77

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
MA Multi-Sector Opportunistic Fund, LP
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	78

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
GT NM, LP
By: GoldenTree Asset Management, LP
By: /s/ Karen Weber
    Name: Karen Weber
    Title: Director - Bank Debt

AMERICAS 108943557	79